                                                                     EXHIBIT 4.4


================================================================================


                           UNITS PURCHASE AGREEMENT

                                     among

                NASSAU BROADCASTING PARTNERS, L.P., as Issuer,

                                      and

                      MERRILL LYNCH CAPITAL CORPORATION,

                    CAISSE DE DEPOT ET PLACEMENT DU QUEBEC,

                           THE BANK OF NOVA SCOTIA,

                             OZ MASTER FUND, LTD.,

                                      and

                               BANK OF MONTREAL

                                 as Purchasers

                            Dated as of May 4, 2000

                                 Relating to:

                          117,359 Units consisting of
            $117,359,000 Aggregate Principal Amount at Maturity of
                    13% (resetting to 14%) Senior Discount
                  Notes due 2010 and 19,303.86 LP Units plus
                    Additional LP Units as Provided Herein


================================================================================

                               Table of Contents
                               -----------------

                                                                                                           Page
                                                                                                           ----
                                            ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS
                                            ------------------------------------------

1.01.             Definitions..............................................................................   2
1.02.             Computation of Time Periods..............................................................  35

                                     ARTICLE 2 AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES
                                     --------------------------------------------------------

2.01.             Authorization of Issue...................................................................  35
2.02.             Sale.....................................................................................  39
2.03.             Closing..................................................................................  39
2.04.             Allocation of Purchase Price.............................................................  39

                                                  ARTICLE 3 CONDITIONS TO CLOSING
                                                  -------------------------------

3.01.             Representations and Warranties...........................................................  39
3.02.             Performance; No Default Under Other Agreements...........................................  40
3.03.             Compliance Certificates..................................................................  40
         (a)      Officers' Certificate....................................................................  40
         (b)      Secretary's Certificate..................................................................  40
3.04.             Opinions of Counsel......................................................................  40
3.05.             Recapitalization.........................................................................  40
3.06.             No Adverse Events; No Operations of the Company..........................................  41
3.07.             Financial Information....................................................................  41
3.08.             Proceedings and Documents................................................................  41
3.09.             Purchase Permitted by Applicable Law, Etc................................................  41
3.10.             Transaction Documents in Force and Effect; Information...................................  42
         (a)      Transaction Documents....................................................................  42
         (b)      Accuracy of Information..................................................................  42
3.11.             No Violation; No Legal Constraints; Consents, Authorizations and Filings, Etc............  42
3.12.             Bank Credit Agreement....................................................................  43
3.13.             Acquisition Agreements...................................................................  43
3.14.             Repayment of Existing Credit Facilities..................................................  43
3.15.             Spectrum Equity Commitments..............................................................  43
3.16.             Payment of Fees and Expenses.............................................................  43

                                     ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                                     -------------------------------------------------------

4.01.             Due Incorporation; Power and Authority...................................................  43
4.02.             Capitalization...........................................................................  44
4.03.             Subsidiaries.............................................................................  45
4.04.             Due Authorization, Execution and Delivery................................................  45
         (a)      Agreement................................................................................  45
         (b)      Fourth Restated Partnership Agreement....................................................  45
         (c)      Notes and Exchange Notes.................................................................  46

         (d)      Initial LP Units..........................................................................   46
         (e)      Antidilutive Initial LP Units and Incremental LP Units; Common Stock......................   46
         (f)      Exchange and Registration Rights Agreement................................................   46
         (g)      Mezzanine Investors Common Stock Registration Rights Agreement............................   47
         (h)      Other Transaction Documents...............................................................   47
4.05.             Non-Contravention; Authorizations and Approvals...........................................   47
4.06.             Company Financial Statements..............................................................   48
4.07.             Absence of Undisclosed Liabilities or Events..............................................   48
4.08.             No Actions or Proceedings.................................................................   49
4.09.             Title to Properties.......................................................................   49
4.10.             Intellectual Property Rights..............................................................   49
4.11.             Taxes.....................................................................................   50
4.12.             ERISA and Foreign Employee Benefit Matters................................................   51
4.13.             Private Offering; No Integration or General Solicitation..................................   51
4.14.             Eligibility for Resale Under Rule 144A....................................................   52
4.15.             Status Under Certain Statutes.............................................................   52
4.16.             Insurance.................................................................................   52
4.17.             Use of Proceeds; Margin Regulations.......................................................   52
4.18.             Existing Indebtedness; Future Liens.......................................................   52
4.19A.            Compliance with Laws; Permits.............................................................   53
4.19B.            Environmental Matters; Environmental Investigations.......................................   53
4.20.             Solvency..................................................................................   54
4.21.             Affiliate Transactions....................................................................   54
4.22.             Material Contracts........................................................................   54
4.23.             No Changes to Applicable Law..............................................................   55
4.24.             Fees......................................................................................   55
4.25.             Brokerage Fees............................................................................   55
4.26.             Absence of Labor Dispute..................................................................   55
4.27.             FCC Matters...............................................................................   55

                                           ARTICLE 5 REPRESENTATIONS OF THE PURCHASERS
                                           -------------------------------------------

5.01.             Purchase for Investment...................................................................   58

                                            ARTICLE 6 COVENANTS TO PROVIDE INFORMATION
                                            ------------------------------------------

6.01.             Reports to Holders........................................................................   58
         (a)      SEC Reports...............................................................................   58
         (b)      Chief Financial Officer Certificates......................................................   59
         (c)      Other Information.........................................................................   59
         (d)      Notice of Default or Event of Default.....................................................   59
         (e)      Additional Information to Holders of Other Indebtedness...................................   59
         (f)      Original Issue Discount Information.......................................................   60

                                              ARTICLE 7 OTHER AFFIRMATIVE COVENANTS
                                              -------------------------------------

7.01.             Payment of Principal, Premium and Interest................................................   60

7.02.             Preservation of Partnership Existence and Franchises.......................................  60
7.03.             Maintenance of Properties..................................................................  60
7.04.             Taxes......................................................................................  60
         (a)      Payment of Taxes...........................................................................  60
         (b)      Tax Returns................................................................................  61
7.05.             Books, Records and Access..................................................................  61
7.06.             Compliance with Law........................................................................  61
7.07.             Insurance..................................................................................  62
7.08.             Offer to Repurchase upon Change of Control.................................................  62
7.09.             Offer to Purchase by Application of Excess Proceeds........................................  62
7.10.             Offer to Purchase In Event of Non-Consummation of Aurora Acquisition.......................  63
7.11.             Offer to Purchase In Event Banks Decline Mandatory Prepayment of Proceeds of
                   Certain Debt Issuances....................................................................  64
7.12.             Further Assurances.........................................................................  65

                                                   ARTICLE 8 NEGATIVE COVENANTS
                                                   ----------------------------

8.01.             Stay, Extension and Usury Laws.............................................................  66
8.02.             Restricted Payments........................................................................  66
8.03.             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries..................  69
8.04.             Incurrence of Indebtedness.................................................................  70
8.05.             Asset Sales................................................................................  70
8.06.             Transactions with Affiliates...............................................................  72
8.07.             Holding Company Status.....................................................................  72
8.08.             Limitation on Liens........................................................................  73
8.09.             Limitation on Issuances and Sales of Equity Interests of Restricted Subsidiaries...........  73
8.10.             Payments for Consents......................................................................  73
8.11.             Merger, Consolidation, Conversion or Sale of Assets........................................  73
8.12.             Successor Company Substituted..............................................................  74
8.13.             Public Disclosures.........................................................................  74
8.14.             [Reserved].................................................................................  75
8.15.             Conduct of Business........................................................................  75
8.16.             Limitation on Tax Consolidation............................................................  75
8.17.             Limitation on Designations of Unrestricted Subsidiaries....................................  75
8.18.             Limitation on Public Equity Offerings......................................................  76

                                      ARTICLE 9 PROVISIONS RELATING TO RESALES OF SECURITIES
                                      ------------------------------------------------------

9.01.             Private Offerings..........................................................................  76
         (a)      Offers and Sales Only to Institutional Accredited Investors or Qualified
                  Institutional Buyers.......................................................................  76
         (b)      No General Solicitation....................................................................  76
         (c)      Purchases by Non-Bank Fiduciaries..........................................................  76
         (d)      Restrictions on Transfer; Legend...........................................................  77
         (e)      No Future Liability........................................................................  77
         (f)      Securities Act Restrictions................................................................  77
9.02.             Resale Offering Assistance.................................................................  78

9.03.             Blue Sky Compliance........................................................................   80
9.04.             Ratings of the Notes.......................................................................   80
9.05.             Exchange and Registration Rights Agreement; Mezzanine Investors Stock
                   Registration Rights Agreement.............................................................   80
9.06.             No Integration.............................................................................   80
9.07.             DTC Agreement..............................................................................   80
9.08.             Form of Legend for the Securities..........................................................   81

                                                       ARTICLE 10 THE NOTES
                                                       --------------------

10.01.            Form and Execution.........................................................................   82
10.02.            Terms of the Notes.........................................................................   82
         (a)      Stated Maturity............................................................................   82
         (b)      Interest...................................................................................   82
10.03.            Denominations..............................................................................   82
10.04.            Payments and Computations..................................................................   83
10.05.            Registration; Registration of Transfer and Exchange........................................   83
         (a)      Security Register..........................................................................   83
         (b)      Registration of Transfer...................................................................   83
         (c)      Exchange...................................................................................   83
         (d)      Effect of Registration of Transfer or Exchange.............................................   83
         (e)      Requirements; Charges......................................................................   83
         (f)      Certain Limitations........................................................................   84
10.06.            Mutilated, Destroyed, Lost and Stolen Notes................................................   84
10.07.            Persons Deemed Owners......................................................................   84
10.08.            Cancellation...............................................................................   85
10.09.            Home Office Payment........................................................................   85

                                                   ARTICLE 11 EVENTS OF DEFAULT
                                                   ----------------------------

11.01.            Events of Default..........................................................................   85
11.02.            Remedies...................................................................................   87
11.03.            Waiver of Past Defaults....................................................................   88

                                                      ARTICLE 12 REDEMPTION
                                                      ---------------------

12.01.            Right of Redemption........................................................................   88
12.02.            Partial Redemptions........................................................................   88
12.03.            Mandatory Redemption.......................................................................   88
12.04.            Optional Redemption........................................................................   89
12.05.            [Reserved].................................................................................   89
12.06.            Notice of Redemption.......................................................................   89
12.07.            Deposit of Redemption Price................................................................   90
12.08.            Notes Payable on Redemption Date...........................................................   90
12.09.            Notes Redeemed in Part.....................................................................   90

                              ARTICLE 13 EXPENSES, INDEMNIFICATION AND CONTRIBUTION AND TERMINATION
                              ---------------------------------------------------------------------
13.01.            Expenses...................................................................................   91
13.02.            Indemnification............................................................................   91
         (a)      Indemnification by the Company.............................................................   91
         (b)      Indemnification by the Purchasers..........................................................   92
         (c)      Notifications and Other Indemnification Procedures.........................................   92
13.03.            Contribution...............................................................................   93
13.04.            Survival...................................................................................   94
13.05.            Termination................................................................................   94

                                                     ARTICLE 14 MISCELLANEOUS
                                                     ------------------------

14.01.            Notices....................................................................................   95
14.02.            Benefit of Agreement; Assignments and Participations.......................................   95
14.03.            No Waiver; Remedies Cumulative.............................................................   96
14.04.            Amendments, Waivers and Consents...........................................................   96
14.05.            Counterparts...............................................................................   97
14.06.            Reproduction...............................................................................   97
14.07.            Headings...................................................................................   97
14.08.            Governing Law; Submission to Jurisdiction; Venue...........................................   97
14.09.            Severability...............................................................................   98
14.10.            Entirety...................................................................................   99
14.11.            Survival of Representations and Warranties.................................................   99
14.12.            Incorporation..............................................................................   99

EXHIBITS
Exhibit A         -        Form of Note
Exhibit B         -        Form of Exchange and Registration Rights Agreement
Exhibit C         -        Form of Mezzanine Investors Stock Registration Rights Agreement
Exhibit D         -        Form of Second Amended and Restated Securityholders Agreement
Exhibit E                  Form of Fourth Restated Agreement of Limited Partnership
Exhibit F                  Form of Amendment to Restated Investment Agreement
Exhibit G         -        Form of Officers' Certificate
Exhibit H         -        Form of Secretary's Certificate
Exhibit I         -        Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit J         -        Form of Opinion of Tim Smith, Esq., General Counsel of the Company
Exhibit K         -        Form of Opinion of Counsel to Existing Investor

SCHEDULES
Schedule A        -        Information Relating to Purchasers

                           UNITS PURCHASE AGREEMENT

          UNITS PURCHASE AGREEMENT, dated as of May 4, 2000, by and among NASSAU BROADCASTING PARTNERS, L.P., a Delaware limited partnership (the "Company"),
                                                                  -------
NASSAU FINANCE CORP., a Delaware corporation ("Nassau Finance"; and, together
                                               --------------
with the Company, the "Issuers"), MERRILL LYNCH CAPITAL CORPORATION ("Merrill
                       -------                                        -------
Lynch"), CAISSE DE DEPOT ET PLACEMENT DU QUEBEC, THE BANK OF NOVA SCOTIA, OZ
-----
MASTER FUND, LTD., and BANK OF MONTREAL (each, a "Purchaser"; and, collectively,
                                                  ---------
the "Purchasers").
     ----------

                                   RECITALS
                                   --------

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Issuers have agreed to sell to the Purchasers, and each Purchaser, acting severally and not jointly, has agreed to purchase for aggregate gross proceeds of $60,000,488.85 from the Company, 117,359 units (the "Units") consisting of $117,359,000.00 aggregate principal amount at maturity of
 -----
the Issuers' 13% (resetting to 14%) Senior Discount Notes due 2010 (the "Notes")
                                                                         -----
in the form of Exhibit A hereto (as defined herein) and 19,303.86 Initial LP Units (as defined herein) representing, in the aggregate, 2.0% of the aggregate Equity Interests of the Company determined on a Fully Diluted Basis as of the Issue Date (as such terms are defined herein) (as increased by any Antidilutive Initial LP Units (as defined herein) that may be issued in the event any Incremental LP Units (as defined herein) are issued) plus such number of Incremental LP Units representing up to an additional 3.5% of the aggregate Equity Interests of the Company determined on a Fully Diluted Basis as of the Incremental LP Units Issue Date (as defined below) as may be issuable under the circumstances provided in Section 2.01(a) below;

          WHEREAS, concurrently with the execution of this Agreement, Nassau Broadcasting I, LLC ("Opco"), a newly formed wholly owned subsidiary of the
                      ----
Company to which the Company will contribute all or substantially all of its assets, has entered into a credit agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole book-running lead arranger and syndication agent, PNC Bank, National Association, as administrative agent, The Bank of Nova Scotia, as documentation agent, and the lenders named therein (as further defined herein, the "Bank Credit Agreement");
                                 ---------------------

          WHEREAS, the proceeds of the sale of the Securities together with the proceeds of borrowings under the Bank Credit Agreement, will be used to effect a recapitalization (the "Recapitalization") pursuant to which the Company will (i)
                       ----------------
repurchase 54,111.04 outstanding units of partnership interest from Nassau Holdings, Inc., one of its existing limited partners, for a purchase price of $7.5 million payable through the Initial NH Redemption Payment and the Deferred NH Redemption Payment (as defined herein), (ii) repay all outstanding indebtedness under the Company's existing senior secured credit facility, (iii) repay the Company's outstanding subordinated notes and (iv) extinguish the preferred interests of Nassau Broadcasting Company under the Partnership Agreement;

          WHEREAS, the Company has entered into (i) the Aurora Acquisition Agreement (as defined herein) to acquire all of the outstanding membership interests of Aurora Communications LLC (the "Aurora Acquisition"), and (ii) the
                                             ------------------
Allentown Acquisition Agreement
to acquire two radio stations located in Allentown, Pennsylvania from Clear Channel Broadcasting, Inc. (the "Allentown Acquisition" and, collectively with
                                 ---------------------
the Aurora Acquisition, the "Acquisitions");
                             ------------

          WHEREAS, the Company intends to close the Acquisitions concurrently with the closing of an initial public offering of the Company's Common Stock;

          WHEREAS, the holders of the Notes from time to time will be entitled to the benefits of an Exchange and Registration Rights Agreement, dated the Issue Date (the "Exchange and Registration Rights Agreement"), by and among the
                 ------------------------------------------
Issuers and the Purchasers in the form of Exhibit C hereto;

          WHEREAS, the holders of LP Units from time to time will be entitled to the benefits of the Common Stock Registration Rights Agreement, dated the Issue Date (the "Mezzanine Investors Stock Registration Rights Agreement"), by and
           -------------------------------------------------------
among the Company, the Purchasers and certain persons that are currently the holders of Partnership Interests in the Company, in the form of Exhibit D hereto;

          WHEREAS, the holders of LP Units will be entitled to the benefits of
(i) the Second Amended and Restated Securityholders Agreement, in the form of

Exhibit E hereto, (ii) the Fourth Restated Partnership Agreement (as defined
---------
below), in the form of Exhibit F hereto, and (iii) the Amendment to Restated
                       ---------
Investment Agreement (as defined below), in the form of Exhibit G hereto;
                                                        ---------

          WHEREAS, the Company and Nassau Finance, as applicable, have duly authorized the creation and issuance of the Units, the Notes and the LP Units and the execution and delivery of this Agreement, the Exchange and Registration Rights Agreement and the Mezzanine Investors Stock Registration Rights Agreement; and

          WHEREAS, all things necessary to make this Agreement, the Notes (when issued and delivered hereunder), the Exchange and Registration Rights Agreement and the Mezzanine Investors Stock Registration Rights Agreement valid and binding obligations of the Company in accordance with their respective terms have been done.

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                   ---------

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

               1.01.  Definitions.  As used herein, the following terms shall
               ------------------
have the meanings specified herein unless the context otherwise requires:

               "Accredited Investor" means any Person that is an "accredited
                -------------------
investor" within the meaning of Rule 501(a) under the Securities Act.

               "Accreted Value" means, for any specified date (the "Specified
                --------------                                      ---------
Date"), the amount calculated pursuant to clause (i), (ii), (iii) or (iv) below
----
with respect to each $1,000 principal amount at Maturity of the Notes:

               (i) if the Specified Date occurs on one or more of the following dates (each a "Semiannual Accrual Date"), the Accreted Value
                              -----------------------
     shall equal $511.26 on the Issue Date, and for any Semiannual Accrual Date thereafter, the amount set forth below:



Semiannual Accrual Date                                         Accreted Value
-----------------------                                         --------------
   November 1, 2000....................................           $  543.93
   May 1, 2001.........................................              582.01
   November 1, 2001....................................              622.75
   May 1, 2002.........................................              666.34
   November 1, 2002....................................              712.99
   May 1, 2003.........................................              762.90
   November 1, 2003....................................              816.30
   May 1, 2004.........................................              873.44
   November 1, 2004....................................              934.58
   May 1, 2005.........................................            1,000.00


               (ii) if the Specified Date occurs before the first Semiannual Accrual Date, the Accreted Value shall equal the sum of (a) the original issue price and (b) an amount equal to the product of (1) the Accreted Value for the first Semiannual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the date of this Agreement to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the date of this Agreement to the first Semiannual Accrual Date, using a 360-day year of twelve 30-day months;

               (iii) if the Specified Date occurs between two Semiannual Accrual Dates, the Accreted Value shall equal the sum of (A) the Accreted Value for the Semiannual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semiannual Accrual Date less the Accreted Value for the immediately preceding Semiannual Accrual Date, and (ii) a fraction, the numerator of which equals the number of days from the immediately preceding Semiannual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

               (iv) if the Specified Date is on or after the last Semiannual Accrual Date, the Accreted Value shall equal $1,000.

               "Acquired Indebtedness" means Indebtedness of a Person (a)
                ---------------------
existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition; provided that, for purposes of Section 8.04, such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

               "Acquisitions" is defined in the fourth recital to this
                ------------
Agreement.

               "Additional Company Information" is defined in Section 9.02(e).
                ------------------------------

               "Affiliate" means, with respect to any specified Person:  (i) any
                ---------
other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Equity Interests or any executive officer or director of any such specified Person or other Person or, with respect to any Existing Investor or Aurora Investor that is a natural Person, any person having a relationship with such Person by blood, marriage or adoption no more remote than first cousin; or (iii) any other Person 10% or more of the Voting Equity Interests of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the
             -------
power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings
                          -----------       ----------
correlative to the foregoing. With respect to each Purchaser, an Affiliate shall also include, without limitation, any Person managed or advised by, or controlling or under common with, such Purchaser or any of its Affiliates.

               "Affiliate Transaction" is defined in 8.06.
                ---------------------

               "Agreement" is defined in Section 14.04.
                ---------

               "Allentown Acquisition" shall have the meaning set forth in the
                ---------------------
fourth recital to this Agreement.

               "Allentown Acquisition Agreement" means the purchase agreement
                -------------------------------
dated as of February 29, 2000 between the Company and Clear Channel Broadcasting Inc., relating to the Allentown Acquisition as amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

               "Amendment to Restated Investment Agreement" means the Amendment
                ------------------------------------------
to Restated Investment Agreement by and among the Company and the Existing Investors to be entered into on the Issue Date, substantially in the form of Exhibit F hereto.
---------

               "Antidilutive Aurora LP Investor Units" means such additional LP
                -------------------------------------
Units as shall be issued to the Aurora Investors in respect of their Aurora Investor LP Units to avoid any dilution from the issuance of Incremental LP Units or Antidilutive Initial LP Units to the Purchasers.

               "Antidilutive Initial LP Units" shall have the meaning set forth
                -----------------------------
in Section 2.01(a)(ii) hereof.

               "Applicable Law" means all applicable laws, statutes, treaties,
                --------------
rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including any Environmental Law and any laws pertaining to health or safety) applicable to the Company, any of its Subsidiaries or any of their property or operations.

               "Asset Acquisition" means (i) an Investment by the Company or any
                -----------------
Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.

               "Asset Sale" means any sale, issuance, conveyance, transfer,
                ----------
lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"),
                                                                   --------
directly or indirectly, in one or a series of related transactions, of (i) any Equity Interests of any Subsidiary; (ii) all or substantially all of the properties and assets of the Company or its Subsidiaries; (iii) any FCC license for the ownership and operation of radio stations held by the Company or any Restricted Subsidiary (whether by sale of Equity Interests or otherwise); or
(iv) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties or assets (A) that is governed by the provisions of Section 8.11, (B) of the Company to any Restricted Subsidiary, or of any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Agreement, (C) consisting of damaged, worn-out or other obsolete property disposed of in the ordinary course of business or (D) for fair market value so long as the fair market value of the consideration received from all such transfers under this clause (D) since the Issue Date does not exceed $1.0 million.

               "Audit Date" means December 31, 1999.
                ----------

               "Aurora Acquisition" shall have the meaning set forth in the
                ------------------
fourth recital to this Agreement.

               "Aurora Acquisition Agreement" means the Purchase and Exchange
                ----------------------------
Agreement dated as of March 24, 2000 between the Company and the sellers named therein with respect to the Aurora Acquisition, as amended by Amendment No. 1 to Purchase and Exchange Agreement dated as of the date hereof, and as further amended, supplemented, or otherwise modified from time to time pursuant to the terms thereof.

               "Aurora Debt" means the $65.0 million in debt to be refinanced in
                -----------
connection with the Aurora Acquisition.

               "Aurora Debt Repayment" shall mean the repayment of the Aurora
                ---------------------
Debt.

               "Aurora Investor LP Units" means the Equity Interests in the
                ------------------------
Company issued to the Aurora Investors upon the consummation of the Aurora Acquisition.

               "Aurora Investors" means the parties, including BACI, that have
                ----------------
agreed pursuant to the Aurora Acquisition Agreement to acquire Equity Interests in the Company.

               "Aurora Offer to Purchase" has the meaning set forth in Section
                ------------------------
7.10

               "Average Life" means, as of the date of determination with
                ------------
respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(ii) the amount of each such principal payment by (b) the sum of all such principal payments.

               "BACI" means Banc America Capital Investors SBIC I, L.P., a
                ----
Delaware limited partnership, and its successors in interest.

               "Bank Credit Agreement" means the Credit Agreement dated the date
                ---------------------
hereof among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole book-running lead arranger and syndication agent, PNC Bank, National Association, as administrative agent, The Bank of Nova Scotia, as documentation agent, the lenders party thereto, Nassau Broadcasting Partners I, LLC, as borrower, and the guarantors party thereto, as in effect on the date hereof and as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, whether under one or more credit facilities (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

               "Bankruptcy Law" means Title 11 of the United States Code, as
                --------------
amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

               "Board of Directors" means, prior to the Reorganization, the
                ------------------
Board of Directors of the General Partner, and after the Reorganization, the Board of Directors (or equivalent management body) of the Company or the Board of Directors or similar governing body of a Restricted Subsidiary, as the case may be, or any authorized committee of such Board of Directors.

               "Business Day" means any day other than a Legal Holiday.
                ------------

               "Capitalized Lease Obligation" means any obligation under a lease
                ----------------------------
of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

               "Cash Equivalents" shall mean, for any Person: (i) direct
                ----------------
obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (ii) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade; (iii) paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (v) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Corporation or A by Moody's Investors Service, Inc; or (vi) money market mutual funds that invest primarily in the foregoing items.

               "CERCLA" means the Comprehensive Environmental Response,
                ------
Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C.
(S) 9601 et seq.

               "Change in Control Offer" is defined in Section 7.08(a).
                -----------------------

               "Change in Control Purchase Date" is defined in Section 7.08(a).
                -------------------------------

               "Change in Control Purchase Price" is defined in Section 7.08(a).
               --------------------------------

               "Change of Control" means the occurrence, after the date of the
                -----------------
Recapitalization, of any of the following events:  (a) any "person" or "group"
                                                            ------      -----
(as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in
                                           ----------------
Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the
                --------------------
right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Equity Interests (prior to the Reorganization) or Voting Equity Interests (after the Reorganization) of the Company, and the Permitted Holders beneficially own, directly or indirectly, a lesser percentage of the Equity Interests (prior to the Reorganization) or voting power of the Voting Equity Interests (after the Reorganization) of the Company, voting together as a single class, than such person or group; (b) the Company consolidates with, or merges with or into, or converts into another Person (other than as a result of the Reorganization) or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Equity Interests (prior to the Reorganization) or Voting Equity Interests (after the Reorganization) of the Company are converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Equity Interests (prior to the Reorganization) or Voting Equity Interests (after the Reorganization) of the Company are not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or are converted into or exchanged for (A) Voting Equity Interests (other than Redeemable Equity Interests) of the surviving or transferee Person or (B) Voting Equity Interests (other than Redeemable Equity Interests) of the surviving or transferee Person and cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment as described under Section 1009 and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Equity Interests of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of 66?% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; provided that until such time as the Reorganization has occurred, this clause (c) shall be applicable solely to the Board of Directors of the General Partner; or (d) the Company is liquidated or dissolved or a special resolution is passed by the partners or shareholders of the Company approving the plan of liquidation or dissolution other than in a transaction which complies with the provisions of Sections 8.10 and 8.11.

               "Closing Time" is defined in Section 2.03.
                ------------

               "Code" means the Internal Revenue Code of 1986, as amended from
                ----
time to time, and the rules and regulations promulgated thereunder, as amended from time to time.

               "Commission" means the Securities and Exchange Commission, as
                ----------
from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

               "Common Equity Interests" means (i) with respect to a Person
                -----------------------
which is a corporation, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock and includes, without limitation, all series and classes of such common stock and (ii) with respect to a Person which is not a corporation, Equity Interests which have characteristics similar in all material respects to those of common stock of a corporation.

               "Common Stock" means the Company's common stock authorized in
                ------------
connection with the Reorganization and any other class or series of common equity equivalent shares of the Company hereafter created.

               "Communications Act" shall mean the United States Communications
                ------------------
Act of 1934, and any similar or successor federal statue, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

               "Company" shall have the meaning assigned in the preamble to this
                -------
Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean
                                                         -------
such successor Person.

               "Company Financial Statements" is defined in Section 4.06.
                ----------------------------

               "Company Indemnified Person" is defined in Section 13.02(b).
                --------------------------

               "Company Stations" means the stations listed on Schedule 4.27(a).
                ----------------

               "Consolidated" or "consolidated" (including the correlative term
                ------------      ------------
"consolidating") or on a "consolidated basis", when used with reference to any
--------------
financial term in this Agreement (but not when used with respect to any Tax Return or tax liability), means the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with intercompany items eliminated and, with respect to net income or earnings, after eliminating the portion of net income or earnings properly attributable to minority interests, if any, in the Equity Interests of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person, in accordance with GAAP.

               "Consolidated Adjusted Net Income" means, for any period, the
                --------------------------------
consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) net income (but not loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary (other than in the case of an incurrence of the Indebtedness pursuant to Section 8.04(a) by such Restricted Subsidiary), to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders and (f) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan.

               "Consolidated EBITDA" means, for any period, (i) the sum of,
                -------------------
without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Adjusted Net Income, (b) to the extent reducing Consolidated Adjusted Net Income, Consolidated Non-Cash Charges, (c) to the extent reducing Consolidated Adjusted Net Income, Consolidated Tax Expense and
(d) to the extent reducing Consolidated Adjusted Net Income, Consolidated Interest Expense, less (ii) other non-cash items increasing Consolidated Adjusted Net Income for such period and (iii) (for purposes of Incurrences of Indebtedness by Opco or any other Restricted Subsidiary of the Company) cash dividends or other distributions paid by Opco to the Company pursuant to Section 9.10(b)(i) of the Bank Credit Agreement. For purposes of this definition, "Consolidated EBITDA" will be calculated, without duplication, after giving effect on a pro forma basis for the period of such calculation to an adjustment to eliminate or include, as applicable, the Consolidated EBITDA of the Company directly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Four Quarter Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period. In calculating Consolidated EBITDA on or prior to March 31, 2001, such calculation shall be made with adjustments for cost savings relating to the Allentown Acquisition and the Aurora Acquisition, substantially consistent with the calculation of Consolidated EBITDA made in connection with satisfying the condition set forth in Section 7.01(xii) of the Bank Credit Agreement, such adjustment not to exceed (1) $700,000 for the Four Quarter Period ended June 30, 2000, (2) $525,000 for the Four Quarter Period ended September 30, 2000, (3) $350,000 for the Four Quarter Period ended December 31, 2000, and (4) $175,000 for the Four Quarter Period ended March 31, 2001.

               "Consolidated Interest Expense" means, for any period, without
                -----------------------------
duplication, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by the Company and (vi) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period, excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Adjusted Net Income pursuant to clause (e) of the definition thereof); provided that the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and
(A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or the floating rate.

               "Consolidated Leverage Ratio" means, at any date of
                ---------------------------
determination, the ratio of (a) the sum of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding at the date of determination that would be required to be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP plus
(ii) the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis, to (b) the aggregate amount of Consolidated EBITDA for the then most recent four full fiscal quarters for which consolidated financial statements of the Company are available preceding the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (such four fiscal quarter period being referred to as the "Four Quarter Period").
                    -------------------

               "Consolidated Non-Cash Charges" means, for any period, the
                -----------------------------
aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Adjusted Net Income of the Company for such period (other than any non-cash item requiring an accrual or reserve for cash disbursements in any future period), determined on a consolidated basis in accordance with GAAP.

               "Consolidated Tax Expense" means, for any period, the provision
                ------------------------
for federal, state, provincial, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

               "Contract" is defined in Section 4.05.
                --------

               "Controlling Person" is defined in Section 13.02(a).
                ------------------

               "Currency Agreements" means any spot or forward foreign exchange
                -------------------
agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed solely to protect against or manage exposure to fluctuations in currency exchange rates.

               "Current Market Value" per share or unit of Equity Interest of
                --------------------
the Company at any date means (i) prior to the IPO, the valuation per share or unit of Equity Interest of the Company agreed upon by the Company and the Aurora Investors under the Aurora Acquisition Agreement in connection with the issuance of Equity Interests of the Company to the Aurora Investors, and (ii) from and after an IPO, the market price of the Common Stock for the trading day immediately preceding such date, as certified to the Holders by the President, any Vice President or the Chief Financial Officer of the Company (or, prior to the Reorganization, the General Partner). The market price for such trading day shall be: (A) in the case of a security listed or admitted to trading on any US national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any US national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, and (C) in the case of a security not then listed or admitted to trading on any US national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported.

               "Default" means any event, act or condition that is, or with the
                -------
giving of notice, lapse of time or both would constitute an Event of Default.

               "Default Amount" is defined in Section 11.02.
                --------------

               "Deferred NH Redemption Payment" means the payment by the Company
                ------------------------------
to Nassau Holdings, Inc., as limited partner, after the Issue Date of $5.0 million in respect of the balance payable in respect of the Total NH Redemption Payment after giving effect to payment of the Initial NH Redemption Payment, plus interest accrued at the rate earned by the Company on Permitted Investments in the form of Cash Equivalents, in respect of the redemption on the Issue Date of 54,111.04 units of Partnership Interest held by Nassau Holdings, Inc.

               "Demand Registration Statement" is defined in the Exchange and
                -----------------------------
Registration Rights Agreement.

               "Depositary" is defined in Section 9.07.
                ----------

               "Designation" is defined in Section 8.17(a).
                -----------

               "Designation Amount" is defined in Section 8.17(a).
                ------------------

               "Disclosure Schedule" means all numbered Schedules to this
                -------------------
Agreement.

               "Disinterested Director" means, with respect to any transaction
                ----------------------
or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

               "Enforceability Exceptions" means, with respect to any specified
                -------------------------
obligation, any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (other than, in any such case, any Federal or state laws relating to fraudulent transfers) and, in the case of any indemnity for securities law obligations, to the extent such indemnity may not be enforceable due to public policy considerations.

               "Environmental Claim" shall mean, with respect to any Person, any
                -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, release or threatened release into the environment, or any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term "Environmental Claim" shall include any claim by any Person seeking damages,
 -------------------
contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

               "Environmental Laws" shall mean any and all applicable laws,
                ------------------
rules or regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law in each case as now or hereafter in effect, relating to pollution or protection of human health, safety or the environment, including, without limitation, ambient air, indoor air, soil, or surface water, ground water, land or subsurface strata, and natural resources such as wetlands, flora or fauna, including, without limitation, those relating to releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, discharge, disposal, collection, transfer, transport or handling of Hazardous Materials.

               "Equity Interest" in any Person means any and all shares,
                ---------------
interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person. Without limiting the generality of the foregoing, before the Reorganization, "Equity Interests" of the Company shall include the Partnership Interests, and after the Reorganization, the Common Stock.

               "Equity Investee" is defined in Section 4.03.
                ---------------

               "ERISA" shall mean the United States Employee Retirement Income
                -----
Security Act of 1974, as amended.

               "ERISA Entity" shall mean any member of an ERISA Group.
                ------------

               "ERISA Event" shall mean (a) any "reportable event," as defined
                -----------
in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the Pension Benefit Guaranty Corporation (the "PBGC") or a plan administrator of any notice relating to an intention to
 ----
terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Company or any of its Subsidiaries.

               "ERISA Group" means the Company and all members of a controlled
                -----------
group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Event of Default" is defined in Section 11.01.
           ----------------

          "Excess Debt Issuance Proceeds" means Net Cash Proceeds of a Qualified
           -----------------------------
Debt Issuance as to which the Lenders have exercised their election under
Section 2.11 of the Bank Credit Agreement not to require the application of such proceeds to the prepayment of loans or reduction of commitments under the Bank Credit Agreement.

          "Excess Debt Issuance Proceeds Offer Price" shall have the meaning set
           -----------------------------------------
forth at Section 7.11(a) hereof.

          "Excess Debt Issuance Proceeds Offer to Purchase" shall have the
           -----------------------------------------------
meaning set forth at Section 7.11(a) hereof.

          "Excess Debt Issuance Proceeds Purchase Date" shall have the meaning
           -------------------------------------------
set forth at Section 7.11(b) hereof.

          "Excess Proceeds" is defined in Section 8.05(b).
           ---------------

          "Excess Proceeds Offer" is defined in Section 8.05(c).
           ---------------------

          "Excess Proceeds Offer Price" is defined in Section 8.05(c).
           ---------------------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated by the Commission thereunder.

          "Exchange and Registration Rights Agreement" is defined in the seventh
           ------------------------------------------
recital to this Agreement.

          "Exchange Notes" means the notes issued in the Exchange Offer.
           --------------

          "Exchange Offer" is defined in the Exchange and Registration Rights
           --------------
Agreement.

          "Exchange Offer Registration Statement" is defined in the Exchange and
           -------------------------------------
Registration Rights Agreement.

          "Exchange Shares" means the shares of Common Stock of the Company for
           ---------------
which the Initial LP Units and any Incremental LP Units shall be exchangeable upon the Reorganization.

          "Existing Credit Facilities" shall mean the Loan Agreement dated as of
           --------------------------
August 28, 1998 among the Company, Amresco Commercial Finance, Inc., as Agent, and the other financial institutions party thereto (as amended through the date hereof).

          "Existing Credit Facilities Repayment" shall mean the repayment of all
           ------------------------------------
Indebtedness and cancellation of all commitments to make extensions of credit under the Existing Credit Facilities.

          "Existing Investors" means the General Partner, the Existing Limited
           ------------------
Partners, Nassau Broadcasting Holdings, Inc., Mercatanti, Louis F. Mercatanti, Jr., as Executor of the estate of Louis F. Mercatanti, Sr., Spectrum, TD, Grotech and Rahn.

          "Existing Limited Partners" means Nassau Broadcasting Company, Inc.
           -------------------------
and Nassau Holdings, Inc.

          "Existing Notes" means the subordinated notes issued by the Company
           --------------
and the General Partner in favor of Spectrum, Grotech, Rahn and TD.

          "Existing Notes Repayment" means the repayment of all Indebtedness of
           ------------------------
the Company and the General Partner under the Existing Notes.

          "Existing Subsidiaries" means Opco, LicensCo, and Nassau Finance.
           ---------------------

          "Fair Market Value" means, with respect to any asset or property, the
           -----------------
price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer neither of which is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company or the applicable Restricted Subsidiary of the Company acting in good faith evidenced by a board resolution thereof delivered to the Noteholders.

          "FCC" shall mean the United Stated Federal Communications Commission
           ---
or any other similar or successor agency of the federal government administering the Communication Act.

          "FCC Authorizations" shall mean the licenses, construction permits, or
           ------------------
other authorizations issued by the FCC necessary for the ownership and/or operations of the Radio Stations as currently conducted.

          "Final Maturity Date" shall mean May 1, 2010.
           -------------------

          "First Contingent Payment" has the meaning set forth in the
           ------------------------
Partnership Agreement.

          "Foreign Plan" shall mean any employee benefit plan, program, policy,
           ------------
arrangement or agreement maintained or contributed to by, or entered into with, any Company with respect to employees employed outside the United States.

          "Fourth Restated Partnership Agreement" means the Fourth Restated
           -------------------------------------
Agreement of Limited Partnership to be entered into among the General Partner, the Existing Limited Partners and the Purchasers at the Issue Date, substantially in the form of Exhibit E attached hereto.
                             ---------

          "Fully Diluted Basis" means, with respect to Equity Interests of the
           -------------------
Company, as of a particular time, the total outstanding Equity Interests of the Company as of such time, determined by treating all outstanding options (including options under the Option Agreement), warrants and other rights for the purchase or other acquisition of Equity Interests (whether or not then vested or exercisable) as having been exercised and by treating all outstanding securities directly or indirectly convertible into or exchangeable for Equity Interests of the Company (whether or not then exercisable or convertible) as having been so converted or exchanged and by measuring Equity Interests consisting of partnership interests without regard to capital accounts with respect thereto.

          "GAAP" means, at any date of determination, generally accepted
           ----
accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

          "General Partner" shall mean Nassau Broadcasting Partners, Inc. or any
           ---------------
successor in interest in its capacity as general partner of the Company for so long as the Company is a Delaware limited partnership.

          "Governmental Authority" means (a) the government of the United States
           ----------------------
or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any such government.

          "Grotech" means Grotech Partners IV, L.P.
           -------

          "guarantee" means, as applied to any obligation, (i) a guarantee
           ---------
(other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

          "Hazardous Materials" shall mean any pollutant, contaminant, toxic,
           -------------------
hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and friable asbestos.

          "Holder" means any Noteholder or any Shareholder.
           ------

          "Incremental LP Units" has the meaning specified in Section 2.01
           --------------------
hereof.

          "Incremental LP Units Issue Date" means the 180/th/ day after the
           -------------------------------
Issue Date or such earlier date at which, as the context requires, either (x) the Aurora Offer to Purchase is consummated or (y) Spectrum consummates the Spectrum Equity Investment in connection with the closing of the Aurora Acquisition.

          "incur" is defined in Section 8.04.
           -----

          "Indebtedness" means, with respect to any Person, without duplication,
           ------------
(a) all liabilities, contingent or otherwise, of such Person: (i) for borrowed money (including overdrafts), (ii) in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (iii) evidenced by bonds, notes, debentures or other similar instruments, (iv) for the deferred purchase price of property or services or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, or (v) for Capitalized Lease Obligations; (b) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements; (c) all indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (d) all guarantees by such Person of Indebtedness referred to in this definition of any other Person; and (e) all Redeemable Equity Interests of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. The amount of Indebtedness of any Person at any date shall be the outstanding principal balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available for borrowing on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall equal the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount with respect to such Indebtedness at such time as determined in conformity with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Equity Interests as if such Redeemable Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Redeemable Equity Interests, such fair market value shall be determined in good faith by the board of directors of the Person that issued such Redeemable Equity Interests. Notwithstanding the foregoing, trade accounts and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person shall not be considered Indebtedness for purposes of this definition.

          "Indemnified Person" is defined in Section 13.02(c).
           ------------------

          "Indenture" is defined in the Exchange and Registration Rights
           ---------
Agreement.

          "Independent Financial Advisor" means an investment banking firm of
           -----------------------------
national standing in the United States which, in the good-faith judgment of the Board of Directors of the Company, is independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

          "Initial LP Units" has the meaning specified in Section 2.01 hereof.
           ----------------

          "Initial NH Redemption Payment" means the payment by the Company to
           -----------------------------
Nassau Holdings Inc., as limited partner of the Company, on the Issue Date of the first $2.5 million of the Total NH Redemption Payment in respect of the redemption on the Issue Date of 54,111.04 Units of Partnership Interest held by Nassau Holdings, Inc.

          "Institutional Accredited Investors" is defined in Section 9.01(a).
           ----------------------------------

          "Intellectual Property" means (a) all inventions and discoveries
           ---------------------
(whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all broadcast rights, (e) all mask works and all applications, registrations and renewals in connection therewith, (f) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (g) all computer software (including data and related documentation), (h) all other proprietary rights,
(i) all copies and tangible embodiments thereof (in whatever form or medium) and
(j) all licenses and agreements in connection therewith.

          "Interest Payment Date" is defined in Exhibit A.
           ---------------------                ---------

          "Interest Rate Agreements" means any interest rate protection
           ------------------------
agreements and other types of interest rate hedging agreements or arrangements (including, without limitation, interest rate swaps, caps, floors, collars and other similar agreements) designed solely to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary.

          "Investment" means, with respect to any Person, any direct or indirect
           ----------
advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall
                                                        -----------
exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

          "Investors" means Spectrum, TD, Grotech and Rahn and their respective
           ---------
Affiliates.

          "IPO" means an initial Public Equity Offering of the Company's Equity
           ---
Interests.

          "IPO Proceeds" means the net proceeds of any IPO.
           ------------

          "Issue Date" means the original date of issue of the Units.
           ----------

          "Issuers" is defined in the preamble.
           -------

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking
           -------------
institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lenders" means the lenders from time to time under the Bank Credit
           -------
Agreement.

          "LicensCo" means Nassau Broadcasting II, LLC, a Delaware limited
           --------
liability company.

          "Lien" means any mortgage, charge, pledge, lien (statutory or
           ----
otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "LMA Documents" shall mean the agreements listed on Schedule 1.01.
           -------------

          "LMA Licensees" shall mean (i) Manahawkin Communications Corporation-
           -------------
WCHR(FM); (ii) Port Jervis Broadcasting Company, Inc.-WDLC(AM) and WTSX(FM);
(iii) North Shore Broadcasting Corporation and Seashore Broadcasting Corporation-WOBM(AM) and WOBM-FM; (iv) Multicultural Radio Broadcasting, Inc.- WJHR(AM); and (v) Multicultural Radio Broadcasting, Inc.-WSBG(FM) and WVPO(AM).

          "LMA Option" shall mean Borrower's rights under the LMA Documents to
           ----------
acquire the assets described therein.

          "LMA Stations" shall mean (i) WCHR-FM, Trenton, NJ; (ii) WDLC(AM),
           ------------
Port Jervis, NY; (iii) WTSX(FM), Port Jervis, NY; (iv) WOBM(AM), Lakewood Township, NJ; (v) WOBM-FM, Toms River, NJ; (vi) WJHR(AM), Flemington, NJ; (vii) WSBG(FM), Stroudsburg, PA; and (viii) WVPO(AM), Stroudsburg, PA.

          "LP Units" shall mean Units as defined in the Fourth Restated
           --------
Partnership Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, management, operations, condition (financial or otherwise), assets or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary to perform any of its material obligations under any of the Transaction Documents, or (c) the validity or enforceability of any Transaction Document.

          "Material Contracts" means any agreements, contracts or arrangements
           ------------------
between the Company or its Subsidiaries, on the one hand, and any third parties, on the other, that are material to the business, management, operations, affairs, condition (financial or otherwise), properties, assets, prospects or results of operations of the Company and its Subsidiaries, taken as a whole.

          "Maturity" means, when used with respect to any Note, the date on
           --------
which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Company to make).

          "Mercatanti" means Louis F. Mercatanti, Jr., an individual.
           ----------

          "Mezzanine Investors Stock Registration Rights Agreement" has the
           -------------------------------------------------------
meaning specified in the eighth recital to this Agreement.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Multiemployer Plan" shall mean a multiemployer plan within the
           ------------------
meaning of Section 4001(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or
(iii) with respect to which the Company or any of its Subsidiaries could incur liability.

          "Nassau Finance" means Nassau Finance Corp., a Delaware corporation
           --------------
and wholly owned subsidiary of the Company.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale, the
           -----------------
proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any

Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Holders and (b) with respect to any capital contribution in respect of, or any issuance or sale of, Equity Interests, or debt securities or Redeemable Equity Interests that have been converted into or exchanged for Qualified Equity Interests, as referred to under
Section 8.02, the proceeds of such capital contribution or issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses, as applicable, actually incurred in connection with such capital contribution or issuance or sale and net of taxes paid or payable as a result thereof.

          "Noteholder" means a Person in whose name a Note is registered on the
           ----------
Security Register.

          "Notes" means the 13% (resetting to 14%) Senior Discount Notes due
           -----
2010 that are issued under this Agreement, as amended or supplemented from time to time pursuant to this Agreement.

          "Notice of Default" is defined in Section 11.01(3).
           -----------------

          "NPL" means the National Priorities List under CERCLA.
           ---

          "Obligations" means any principal, premium, interest, Special Interest
           -----------
and other liabilities payable by the Company or any of the Restricted Subsidiaries under or in respect of this Agreement or the Notes.

          "Officer" means, with respect to any Person, the President, Chief
           -------
Executive Officer or the Chief Financial Officer of such Person.

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate signed by two Officers of such Person (or, if such Person is a partnership, by two officers of the general partner of such partnership); provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Option Agreement" means the Amended and Restated Option Agreement
           ----------------
dated as of April 27, 2000 among Nassau Broadcasting Company and the other parties named therein, as amended from time to time.

          "outstanding" means, when used with respect to the Notes as of the
           -----------
date of determination, all Notes theretofore executed and delivered under this Agreement, except:
           ------

          (i) Notes theretofore canceled by the Company or the Trustee, as the case may be, or delivered to the Company or the Trustee, as the case may be, for cancellation;

          (ii) Notes, or portions thereof, for whose payment or repayment at the option of the Noteholder money in the necessary amount has been theretofore set aside by the Company with a third party in trust for the holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given as provided in this Agreement; and

          (iii) Notes which have been paid pursuant to Section 10.08 or in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Agreement, other than any such Notes in respect of which there shall have been presented to the Company or the Trustee, as the case may be, proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount at Maturity of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Required Holders the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          "Ownership Report" means, with respect to any of the Company Stations,
           ----------------
the reports and certifications filed with the FCC pursuant to 47 C.F.R. (S) 73.3615.

          "Pari Passu Indebtedness" means any Indebtedness of the Company which
           -----------------------
ranks pari passu in right of payment with the Notes.

          "Partnership Agreement" means the Second Restated Agreement of Limited
           ---------------------
Partnership of Nassau Broadcasting Partners, L.P., dated as of December 21, 1995, as amended by the Third Restated Agreement of Limited Partnership of Nassau Broadcasting Partners, L.P., dated as of May 1, 2000.

          "Partnership Interests" means the partnership interests of the
           ---------------------
Company, including the capital accounts, rights to allocation of income, losses, deductions, credits and distributions of cash flow and capital items of the Company.

          "Paying Agent" means any Person (including the Company acting as
           ------------
Paying Agent) authorized by the Company to pay the principal or (or premium, if any, on) or interest on any Notes on behalf of the Company.

          "Pension Plan" shall mean an employee pension benefit plan (other than
           ------------
a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which any Company could incur liability.

          "Permits" means all licenses, permits, certificates of need, approvals
           -------
and authorizations from all Governmental Authorities required to lawfully conduct a business as presently conducted.

          "Permitted Holders" means, as of the date of determination, (i) Nassau
           -----------------
Holdings, Inc. so long as controlled by Mercatanti or his Permitted Transferees,
(ii) Nassau Broadcasting Partners, Inc. so long as controlled by Mercatanti, Rahn, Spectrum, Grotech, TD and (following the Aurora Acquisition) the Aurora Investors and their respective Permitted Transferees, (iii) Nassau Broadcasting Co., Inc., so long as controlled by Mercatanti and his Permitted Transferees and
(iv) Rahn, Spectrum, Grotech and TD.

          "Permitted Indebtedness" means any of the following:
           ----------------------

          (a) Indebtedness of any Restricted Subsidiary under the Bank Credit Agreement in an aggregate principal amount not to exceed $144,000,000 at any one time outstanding (minus the amount of any permanent repayments of term loans thereunder, and minus the amount by which any commitments under any revolving credit facility are permanently reduced);

          (b) Indebtedness of the Company pursuant to the Notes or the Exchange Notes;

          (c) Indebtedness of the Company owing to any Restricted Subsidiary (but only so long as such Indebtedness is held by such Restricted Subsidiary); provided that any Indebtedness of the Company owing to any such Restricted Subsidiary is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further that any transaction pursuant to which any Restricted Subsidiary to which such Indebtedness is owed, ceases to be a Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness by such Restricted Subsidiary that is not permitted by this clause (c);

          (d) Indebtedness of the Company or any Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition of or disposition of assets, including, without limitation, shares of Equity Interests;

          (e) Indebtedness of the Company or any Restricted Subsidiary outstanding at the Issue Date;

          (f) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (g) Indebtedness of the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations or Purchase Money Indebtedness or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal movable or immovable property, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in aggregate or principal amount not to exceed $2.0 million at any one time outstanding; provided that the principal amount of any Indebtedness permitted under this clause (g) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company or such Restricted Subsidiary in good faith, of the property to which it relates;

          (h) Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (i) any renewals, extensions, substitutions, refinancings or replacements (each, for purpose of this clause, a "refinancing") of any
                                                        -----------
     Indebtedness of the Company (including all or any part of the Notes) or any Restricted Subsidiary by the Company, or any refinancing of any Indebtedness of any Restricted Subsidiary by such Restricted Subsidiary, other than Indebtedness incurred pursuant to clauses (a), (c), (d), (f) and
     (g) of this definition, including any successive refinancings, so long as
     (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium reasonably determined as necessary to accomplish such refinancing and the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate to the Notes at least to the same extent as the Indebtedness being refinanced,
     (iii) in the case of any refinancing of Indebtedness that is pari passu in right of payment with the Notes, such new Indebtedness is made pari passu in right of payment with, or subordinate in right of payment to, the Notes and (iv) (A) if such indebtedness being refinanced has an Average Life longer than the Average Life of the Notes, such new Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity later than the final Stated Maturity of the Notes and (B) if such Indebtedness being refinanced has an Average Life shorter than the Average Life of the Notes, such Indebtedness has an Average Life no shorter than, and a Final Stated Maturity Date no shorter than, such Indebtedness being so refinanced;

          (j) Indebtedness of a Person that becomes a Restricted Subsidiary after the Issue Date; provided, however, that (1) such Acquired Indebtedness existed at the time such Person became a Restricted Subsidiary and was not created in connection with or in anticipation thereof, (2) immediately after giving effect to the acquisition of such Person by Borrower no Default shall have occurred and be continuing, and
     (3) the aggregate amount of Indebtedness outstanding at any time pursuant to this clause (j) shall not exceed $2.0 million for all Restricted Subsidiaries;

          (k) so long as no Default exists at the time of incurrence thereof or would arise therefrom, guarantees in respect to third-party loans and advances to directors, officers or employees of the Company or any of its Restricted Subsidiaries and, in the case of loans or advances to finance the purchase of Equity Interests of the Company, to the immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, or legal representatives, (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business or (iii) for any other purpose and, in the case of this clause (iii), in an aggregate principal amount (as to the Company and all its Restricted Subsidiaries), together with the aggregate amount of all Permitted Investments permitted under clause (f) of the definition of "Permitted Investments", of up to $500,000 outstanding at any time, plus the net cash proceeds received by the Company since the Issue Date from the issuance or sale of Equity Interests of the Company to any such Person; and

          (l) Indebtedness of the Company or any Restricted Subsidiary in addition to that permitted to be incurred pursuant to clauses (a) through
     (i) above in an aggregate principal amount not in excess of $2.0 million (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof) at any one time outstanding.

          "Permitted Investments" means any of the following:
           ---------------------

          (a) Investments in cash and Cash Equivalents;

          (b) Investments in the Company or any Restricted Subsidiary;

          (c) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Wholly Owned Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

          (d) Investments received as a part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Agreement pursuant to the reorganization, bankruptcy or liquidation of any Person or a good faith settlement of debts with any Person in the ordinary course of business;

          (e) Investments in existence on the date of this Agreement; or

          (f) so long as no Default then exists or would arise therefrom, advances, loans or extensions of credit by the Company or any of its Restricted Subsidiaries to (1) officers, directors or employees of the Company or any of its Restricted Subsidiaries and, in the case of loans and advances to finance the acquisition of Equity Interests of the Company, to immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, or legal representatives, (i) in the ordinary course of business for travel and entertainment or relocation expenses, (ii) made after the Issue Date for other purposes, not to exceed (as to the Company and all its Restricted Subsidiaries), together with the amount of all guarantees permitted pursuant to clause (k) of the definition of "Permitted Indebtedness", $1.0 million in the aggregate outstanding at any time, plus the net cash proceeds received by the Company since the Issue Date from the issuance or sale of Equity Interests of the Company to any such Person and (iii) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 8.06, and (2) officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with stock option or other Equity Interest plans so long as (x) such loans do not involve cash payments by the Company or any of its Restricted Subsidiaries and (y) neither the Company nor any of its Restricted Subsidiaries incurs any obligations at any time to repurchase the stock or other Equity Interest so purchased.

          "Permitted Liens" means:
           ---------------

          (a) any Lien existing as of the date of this Agreement;

          (b) Liens on any property or assets of a Subsidiary granted in favor of the Company or any Restricted Subsidiary;

          (c) Liens securing the Notes;

          (d) any interest or title of a lessor under any Capitalized Lease Obligation or of a seller or lender under any Purchase Money Indebtedness permitted by this Agreement; provided that (i) the related Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and
     (ii) the Lien securing such Indebtedness shall be created within 60 days of such acquisition;

          (e) Liens securing Indebtedness incurred under clause (a) of the definition of "Permitted Indebtedness";
                    ----------------------

          (f) statutory Liens or landlord's and carrier's, warehouseman's, mechanic's, supplier's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (g) Liens for taxes, assessments, government charges or claims that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (h) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature (including, without limitation, indefeasible rights to use) incurred in the ordinary course of business (other than contracts for the payment of money);

          (i) easements, servitudes, rights-of-way, restrictions (including, without limitation, zoning restrictions) and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any Restricted Subsidiary incurred in the ordinary course of business;

          (j) Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (k) Liens securing Acquired Indebtedness permitted to be incurred under clause (j) of the definition of "Permitted Indebtedness" created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of the Company or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

          (l) Liens securing Interest Rate Agreements or Currency Agreements permitted to be incurred pursuant to clause (f) of the definition of

     "Permitted Indebtedness" or any collateral for the Indebtedness to which
     -----------------------
     such Interest Rate Agreements or Currency Agreements relate;

          (m) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such Restricted Subsidiary;

          (n) pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations;

          (o) leases, subleases, licenses or sublicenses granted to third Persons not interfering in any material respect with the business of the Company and its Restricted Subsidiaries; and

          (p) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (o), provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

          "Permitted Transferees" means, with respect to any Person:  (i) the
           ---------------------
referent Person's parents, spouse, siblings, children (natural or adopted), grandchildren or other issue; (ii) trusts the primary beneficiaries of which are any of the foregoing Persons or any charitable organization designated by any of them, which trusts are controlled, directly or indirectly, by the referent Person and any of the Persons under clauses (i) or (iv); (iii) corporations, partnerships, limited liability companies and other Persons if at least 80% of the economic interest in any such Person is owned by the referent Person and any of the Persons under clause (i), (ii) or (iii) or any charitable organization designated by any of them; and (iv) in the case of any Person in clause (i), the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for the purposes of the protection and management of such individual's assets.

          "Person" means any individual, corporation, limited liability company,
           ------
partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" is defined in Section 4.12(a).
           ----

          "Predecessor Note" of any particular Note means every previous Note
           ----------------
evidencing all or a portion of the same debt as that evidenced by such particular Note.

          "Preferred Equity Interests" means, with respect to any Person, any
           --------------------------
and all shares, interests, participation or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

          "Preferred Return Payment" means a payment in the amount of
           ------------------------
$2,957,581.36 to Nassau Broadcasting Company, as Limited Partner of the Company, in full satisfaction of the First Contingent Payment and the Second Preferred Amount.

          "Private Offering" is any offering by any of the Purchasers of some or
           ----------------
all of the Securities that are Registrable Securities without registration under the Securities Act.

          "Proceeding" shall mean any claim, counterclaim, action, judgment,
           ----------
suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

          "Property" means any interest in any kind of property or asset,
           --------
whether real, personal or mixed, or tangible or intangible.

          "Public Equity Offering" means an underwritten public offering of
           ----------------------
Common Stock of the Company made by the Company pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act resulting in gross proceeds to the Company (before deducting any underwriting discounts and commissions) of at least $25.0 million.

          "PUHCA" is defined in Section 4.15.
           -----

          "Purchase Money Indebtedness" means Indebtedness of the Company or any
           ---------------------------
Restricted Subsidiaries incurred at any time within 90 days of, and for the purpose of financing all or any part of the cost of, the construction, expansion, installation, acquisition or improvement by the Company or any Restricted Subsidiary of the Company of any new property used in the business of the Company or such Restricted Subsidiary; provided that the proceeds of such Indebtedness are expended for such purposes within such 90-day period; and provided further that the Net Cash Proceeds from the issuance of such Indebtedness does not exceed, as of the date of incurrence of such Indebtedness, 100% of the lesser of cost or fair market value of the property to which it relates.

          "Purchase Option" means the option to purchase LP Units granted to the
           ---------------
option holders named in the Option Agreement.

          "Purchase Price" is defined in Section 2.02.
           --------------

          "Purchaser" and "Purchasers" are defined in the preamble to this
           ---------       ----------
Agreement.

          "Purchaser Indemnified Person" is defined in Section 13.02(a).
           ----------------------------

          "Qualified Debt Issuance" means any issuance, whether in a public
           -----------------------
offering or a private placement, of debt securities of Opco or any other Restricted Subsidiary of the Company which gives rise to a mandatory prepayment under Section 2.11 of the Bank Credit Agreement.

          "Qualified Equity Interests" of any Person means any and all Equity
           --------------------------
Interests of such Person other than Redeemable Equity Interests and Preferred Equity Interests in the Company.

          "Qualified Equity Issuance" means the issuance and sale of Qualified
           -------------------------
Equity Interests by the Company after the Issue Date, whether in an IPO, a private placement or a combination of the foregoing, the aggregate Net Cash Proceeds of which are at least sufficient to redeem the Notes in full in accordance with the provisions of the first sentence of Section 12.03, provided that the amount of Net Cash Proceeds received other than from an IPO account for no more than 30% of the total Net Cash Proceeds received from such Qualified Equity Issuance.

          "Qualified Institutional Buyer" means any Person that is a "qualified
           -----------------------------
institutional buyer" within the meaning of Rule 144A.

          "Radio Stations" means the Company Stations and the LMA Stations.
           --------------

          "Rahn" means Noel P. Rahn, an individual.
           ----

          "Recapitalization" is defined in the third recital to this Agreement.
           ----------------

          "Redeemable Equity Interests" means any class or series of Equity
           ---------------------------
Interests that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Equity Interests that would not constitute Redeemable Equity Interests but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Equity Interests if the "asset sale" or "change of control" provisions applicable to such Equity Interests are no more favorable in any material respect to the holders of such Equity Interests than the provisions contained in

Sections 7.08 and 7.09 are to the Holders, and such Equity Interests specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the Sections 7.08 and 7.09.

          "Redemption Date" means, when used with respect to any Note to be
           ---------------
redeemed, the date fixed for such redemption by or pursuant to this Agreement.

          "Redemption Price", when used with respect to any Note to be redeemed,
           ----------------
means the price at which it is to be redeemed pursuant to this Agreement.

          "Registrable Securities" means the Securities and any other securities
           ----------------------
issued or issuable in exchange for the Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

          "Registration Default" is defined in the Exchange and Registration
           --------------------
Rights Agreement.

          "Regular Record Date" is defined in Section 10.04.
           -------------------

          "Regulation S" means Regulation S under the Securities Act (or any
           ------------
successor provision), as it may be amended from time to time.

          "Reorganization" means a change in the form of organization of the
           --------------
Company from a limited partnership to a corporation, including the transfer of all assets and liabilities of the Company to its corporate successor and all other transactions consummated in connection therewith, in connection with the IPO or at any time thereafter as required by the Mezzanine Investors Stock Registration Rights Agreement.

          "Required Holders" means holders of more than 50% of the aggregate
           ----------------
principal amount at Maturity of outstanding Notes and Exchange Notes, provided that for so long as Merrill Lynch owns more than 50% of the aggregate principal amount at Maturity of outstanding Notes and Exchange Notes, Required Holders shall mean holders of more than 66.66% of the aggregate principal amount at Maturity of outstanding Notes and Exchange Notes.

          "Resale Materials" is defined in Section 9.02(c).
           ----------------

          "Restricted Payments" is defined in Section 8.02(a).
           -------------------

          "Restricted Subsidiary" means any Subsidiary of the Company that has
           ---------------------
not been designated by the Board of Directors of the Company, by a board resolution delivered to the Noteholders, as an Unrestricted Subsidiary pursuant to and in compliance with Section 8.17. Any such designation may be revoked by a board resolution of the Board of Directors of the Company delivered to the Noteholders, subject to the provisions of Section 8.17.

          "Revocation" is defined in Section 8.17(b).
           ----------

          "Rule 144" means Rule 144 under the Securities Act (or any successor
           --------
provision), as it may be amended from time to time.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor
           ---------
provision), as it may be amended from time to time.

          "Second Amended and Restated Securityholders Agreement" means the
           -----------------------------------------------------
Second Amended and Restated Securityholders Agreement to be entered into as of the Issue Date by and among the Company, the Existing Investors and the Purchasers, substantially in the form of Exhibit D attached hereto.
                                         ---------

          "Second Preferred Amount" has the meaning set forth in the Partnership
           -----------------------
Agreement.

          "Securities" is defined in the first recital to this Agreement.
           ----------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated by the Commission thereunder.

          "Security" means any of the Notes or the Shares.
           --------

          "Security Register" has the meaning given to such term in Section
           -----------------
10.05(a).

          "Shareholder" means any Person in whose name a Share is registered.
           -----------

          "Shares" has the meaning specified in the first recital hereto.
           ------

          "Shelf Registration Statement" is defined in the Exchange and
           ----------------------------
Registration Rights Agreement.

          "Significant Subsidiary" means, at any date of determination, any
           ----------------------
Restricted Subsidiary that, together with its subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company and the Restricted Subsidiaries, or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and the Restricted Subsidiaries, in each case as set forth on the most recently available consolidated financial statements of the Company and the Restricted Subsidiaries for such fiscal year.

          "Solvent" means, with respect to any Person as of the date of any
           -------
determination, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed as the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Special Interest" is defined in the Exchange and Registration Rights
           ----------------
Agreement.

          "Spectrum" means Spectrum Equity Investors, L.P. and Spectrum Equity
           --------
Investors II, L.P., and their respective successors.

          "Spectrum Equity Commitment Letter" shall mean the commitment letter
           ---------------------------------
dated as of May 1, 2000 from Spectrum to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the lenders under the Bank Credit Agreement, and Merrill Lynch Capital Corporation, on behalf of the Purchasers under this Agreement, pursuant to which Spectrum commits to make an equity contribution to the Company of $85 million to finance the Aurora Acquisition and $27 million to finance the Allentown Acquisition.

          "Spectrum Equity Investment" shall mean, as the context requires, an
           --------------------------
additional equity investment(s) in the Company made by Spectrum after the Issue Date pursuant to the Spectrum Equity Commitment Letter (x) in the amount of $85 million in respect of the Aurora Acquisition, (y) in the amount of $27 million in respect of the Allentown Acquisition, or (z) cumulatively in the amount of $112 million in respect of the Acquisitions.

          "Spectrum Notes Take-Out Commitment Letter" means the commitment
           -----------------------------------------
letter dated as of May 1, 2000 from Spectrum to Merrill Lynch Capital Corporation, on behalf of the Purchasers under this Agreement, evidencing Spectrum's commitment in favor of the Purchasers to make an equity contribution to the Company in such amount as shall be necessary to enable the Company to consummate the Aurora Offer to Purchase.

          "Spectrum Notes Take-Out Investment" means an equity investment made
           ----------------------------------
by Spectrum after the Issue Date pursuant to the Spectrum Notes Take-Out Commitment Letter to enable the Company to consummate the Aurora Offer to Purchase.

          "Stated Maturity" means, with respect to any Note or any installment
           ---------------
of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company which is
           -------------------------
expressly subordinated in right of payment to the Notes.

          "Subsequent Purchaser" is defined in Section 4.13(a).
           --------------------

          "Subsidiary" means any Person a majority of the equity ownership or
           ----------
Voting Equity Interests of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

          "Successor Company" is defined in Section 8.11.
           -----------------

          "Tax Returns" means all returns, declarations, reports, estimates,
           -----------
information returns and statements required to be filed in respect of any Taxes.

          "Taxes" is defined to mean any tax, duty, levy, impost, assessment or
           -----
other governmental charge (including penalties, interest and any other liabilities related thereto).

          "TD" means Toronto Dominion Capital (U.S.A.), Inc. and its successors
           --
in interest.

          "Term Loan Facilities" means the term loan facilities under the Bank
           --------------------
Credit Agreement.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
           ---
77bbbb) as in effect on the date on which the Indenture is qualified under the TIA.

          "Time Brokerage Agreements" shall mean the (i) Time Brokerage
           -------------------------
Agreement, dated February 12, 1997 between Manahawkin Communications Corporation and Nassau Broadcasting Partners, L.P.; (ii) Time Brokerage Agreement, dated August 1, 1998 between Port Jervis Broadcasting Company, Inc. and Nassau Broadcasting Partners, L.P.; (iii) Time Brokerage Agreement dated July 1, 1996 between Nassau Broadcasting Partners, L.P. and North Shore Broadcasting Corporation and Seashore Broadcasting Corporation; (iv) Time Brokerage Agreement, dated January 21, 1999 between Multicultural Radio Broadcasting, Inc. and Nassau Broadcasting Partners, L.P.; and (v) Time Brokerage Agreement, dated November 12, 1998 between Multicultural Radio Broadcasting, Inc. and Nassau Broadcasting Partners, L.P.

          "Total NH Redemption Payment" means the payment by the Company to
           ---------------------------
Nassau Holdings, Inc., as limited partner, of $7.5 million in respect of the redemption on the Issue Date of 54,111.04 units of Partnership Interest held by Nassau Holdings, Inc.

          "Transaction Documents" means, collectively, this Agreement, the
           ---------------------
Exchange and Registration Rights Agreement, the Mezzanine Investors Stock Registration Rights Agreement, the Fourth Restated Partnership Agreement, the Second Amended and Restated Securityholders Agreement, the Amendment to Restated Investment Agreement, the Notes, the Exchange Notes, and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

          "Transactions" means, collectively, the transactions provided for in,
           ------------
or contemplated by, the Transaction Documents.

          "United States" shall have the meaning assigned to such term in
           -------------
Regulation S.

          "United States Dollar Equivalent" means, with respect to any monetary
           -------------------------------
amount in a currency other than the United States dollar, at any time for the determination thereof, the amount of United States dollars obtained by converting such foreign currency involved in such computation into United States dollars at the spot rate for the purchase of United States dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York City time) on the date not more than two business days prior to such determination. For purposes of determining whether any Indebtedness can be Incurred (including Permitted Indebtedness), any Investment can be made and any transaction described in Section 8.02 or 8.04 can be undertaken (a "Tested
                                                                    ------
Transaction"), the United States Dollar Equivalent of such Indebtedness,
-----------
Investment or transaction described in Section 8.02 or 8.04 shall be determined on the date Incurred, made or undertaken and no subsequent change in the United States Dollar Equivalent shall cause such Tested Transaction to have been incurred, made or undertaken in violation of this Agreement.

          "Units" is defined in the first recital to this Agreement.
           -----

          "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of
           -----------------------
determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary, but excluding Opco) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any other Subsidiary is directly or indirectly liable for or provides credit support for or guarantees any Indebtedness of such Subsidiary except to the extent otherwise permitted as an investment in an Unrestricted Subsidiary, pursuant to Section 8.02(b)(6), (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any other Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 8.17, (iv) neither the Company nor any other Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company and (v) neither the Company nor any other Subsidiary has any obligation (1) to subscribe for additional shares of Equity Interests or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Holders by delivering to the Holders an Officer's Certificate attaching a board resolution giving effect to such designation. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under this Agreement and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 8.04. In no event shall the Existing Subsidiaries be designated as Unrestricted Subsidiaries.

          "Voting Equity Interests" means, with respect to any Person, any class
           -----------------------
or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other voting members of the governing body of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly Owned" means, with respect to any Subsidiary, such Subsidiary
           ------------
if all the outstanding Equity Interests of such Subsidiary (other than any directors' qualifying shares) is owned directly by the Company or by the Company and one or more Wholly Owned Restricted Subsidiaries.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as
           --------------------
a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

          1.02.  Computation of Time Periods. For purposes of computation of
          ----------------------------------
periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          1.03.  Accounting Terms. Accounting terms used but not otherwise
                 ----------------
defined herein shall have the meanings provided, and be construed in accordance with, GAAP.

          1.04.  Calculations. Solely for purposes of satisfying the 7.5 to
                 ------------
1 Consolidated Leverage Ratio requirement set forth in Sections 8.04(a) and 8.11(iii), until the earlier of (x) 180 days after the Issue Date and (y) the termination of the Allentown Acquisition Agreement (in the case of clause (ii) below) or the closing thereof and the termination of the Aurora Acquisition Agreement (in the case of clause (i) below) or the closing thereof, Consolidated EBITDA, Consolidated Interest Expense and Consolidated Leverage Ratio shall be calculated on a pro forma basis after giving effect to (i) the Aurora Acquisition, the Aurora Debt Repayment and the borrowings under the Term Loan Facilities for financing thereof and (ii) the Allentown Acquisition.


                                   ARTICLE 2

                AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

          2.01.  Authorization of Issue.
          -----------------------------

          (a) (i) The Company has authorized the issue and sale of 117,359 Units each consisting of (i) $1,000 aggregate principal amount at maturity of 13% (resetting to 14%) Senior Discount Notes due 2010 in the form of Exhibit A
                                                                     ---------
hereto and (ii) 0.1644856 Initial LP Units (which may be adjusted by any Antidilutive Initial LP Units issued pursuant to Section 2.01(a)(ii)) plus a number of Incremental LP Units determined as provided in this clause (a). An aggregate amount of 19,303.86 LP Units (or 0.1644856 LP Units per Unit), representing 2.0% of the aggregate Equity Interests of the Company on a Fully Diluted Basis as of the Issue Date, will be issued at the Issue Date (the Initial LP Units"). Additional LP Units (the "Incremental LP Units")
-----------------                              --------------------
representing (x) an additional 3.5% of the aggregate Equity Interests of the Company on a Fully Diluted Basis as of the Incremental LP Units Issue Date will be issued on the Incremental LP Units Issue Date if the Notes are not redeemed in full at such date with the Net Cash Proceeds of a Qualified Equity Issuance in accordance with the provisions of the first sentence of Section 12.03(a) and the Aurora Acquisition has been consummated, or (y) an additional 1.75% of the aggregate Equity Interests of the Company on a Fully Diluted Basis as of the Incremental LP Units Issue Date will be issued upon consummation by the Company of the repurchase of Notes having an aggregate Accreted Value of 50% of the total Accreted Value of Notes then outstanding pursuant to the Aurora Offer to Purchase, with such number of Incremental LP Units, in the case of either (x) or (y), being calculated in accordance with Section 2.01(a)(ii). No Incremental LP Units or Antidilutive Initial LP Units will be issued if the Notes are redeemed in full in accordance with the provisions of Section 12.03(a) out of the Net Cash Proceeds of a Qualified Equity Issuance on or prior to the 180/th/ day after the Issue Date.

          (ii) The percentage of aggregate Equity Interests of the Company on a Fully Diluted Basis represented by the Initial LP Units shall be subject to dilution from 2.00%, immediately after the Issue Date to, in the case where the Aurora Acquisition and the Allentown Acquisition are consummated with the proceeds of the Spectrum Equity Investment pursuant to the Spectrum Equity Commitment Letter, no less than .09% immediately after giving effect to such Spectrum Equity Investment. In no event shall the Initial LP Units be subject to dilution by any Incremental LP Units that may be issued pursuant to clause (a)(i) above. In order to avoid any dilution of the Initial LP Units by any Incremental LP Units issued pursuant to this Section 2.01(a), upon any issuance of Incremental LP Units, such number of additional LP Units ("Antidilutive Initial LP Units")
                                                 -----------------------------
     shall be issued concurrently to the Purchasers in an amount determined in accordance with the formula set forth in Section 2.01(a)(iii).

          (ii) The number of Incremental LP Units and Antidilutive Initial LP Units to be issued pursuant to clause (a)(i) above shall be calculated on a Fully Diluted Basis as of the Incremental LP Units Issue Date after giving effect to the dilution resulting from any Equity Interests issued on or prior to the Incremental LP Units Issue Date (x) to the Aurora Investors in connection with the consummation of the Aurora Acquisition, (y) to Spectrum in connection with Spectrum Equity Investments in respect of the Aurora Acquisition, the Allentown Acquisition or both Acquisitions or (z) to Spectrum in connection with the Spectrum Notes Take-Out Investment, applying the following formulas and the relevant valuations per LP Unit reflected in Schedule 2.01 attached hereto:
                  -------------


                          ILP = ( X / ( 1 - ( W + Y + Z ) ) ) * W
                      AILP = ( ( X / ( 1 - ( W + Y + Z ) ) ) * Y ) - V
                     AAILP = ( ( X / ( 1 - ( W + Y + Z ) ) ) * Z ) - U

     Where:

     ILP =    the number of Incremental LP Units to be issued
     AILP =   the number of Antidilutive Initial LP Units to be issued
     AAILP =  the number of Antidilutive Aurora Investor LP Units to be issued
     U =      the number of Aurora Investor LP units outstanding immediately prior to the Incremental LP Units Issue Date
     V =      the number of Initial LP Units outstanding immediately prior to the Incremental LP Units Issue Date
     W =      a fraction of the total units of Partnership Interest outstanding on a Fully

              Diluted Basis at the Incremental LP Issue Date equal to (i) .035 in the event no Qualified Equity Issuance has occurred before such date and the Aurora Acquisition has been consummated or (ii) .0175 in the event no Qualified Equity Issuance has occurred before such date and the Aurora Offer to Purchase has been consummated
     X = the number of units of Partnership Interest outstanding on a Fully Diluted Basis immediately prior to the Incremental LP Units Issue Date, minus the Initial LP Units outstanding immediately prior to the Incremental LP Units Issue Date minus the Aurora Investor LP Units outstanding immediately prior to the Incremental LP Units Issue Date
     Y = a fraction, the numerator of which is the total number of Initial LP Units outstanding immediately prior to the Incremental LP Units Issue Date and the denominator of which is the total number of units of Partnership Interest outstanding on a Fully Diluted Basis immediately prior to the Incremental LP Units Issue Date
     Z = a fraction, the numerator of which shall equal the total number of Aurora Investor LP Units outstanding immediately prior to the Incremental LP Units Issue Date, and the denominator of which shall equal the total number of units of Partnership Interest outstanding on a Fully Diluted Basis immediately prior to the Incremental LP Units Issue Date

     By way of example and solely for illustrative purposes (as reflected in
     Schedule 2.01), assuming that the aggregate percentage interest of the
     -------------
     Initial LP Units on a Fully Diluted Basis immediately prior the Incremental LP Units Issue Date was 0.9428%, the Incremental LP Units would be calculated as follows:

     ILP =    ( X / ( 1 - ( W + Y + Z ))) * W
     ILP =    (( 2,047,413.610750 - 19,303.856333 - 257,671.617648 ) / ( 1 -
              (.03500000 + ( 19,303.856333 / 2,047,413.610750 ) + (
              257,671.617648 / 2,047,413.610750 )))) * .03500000
     ILP =    ( 1,770,438.136769 / ( 1 - (.03500000 + .00942841 + .12585225 )))
              * .03500000
     ILP =    ( 1,770,438.136769 / ( 1 - .17028066 )) * .03500000
     ILP =    ( 1,770,438.136769 / .82971934 ) * .03500000
     ILP =    2,133,779.533910 * .03500000
     ILP =    74,682.28 units

     the Antidilutive Initial LP Units would be calculated as follows:

     AILP =   (( X / ( 1 - ( W + Y + Z ))) * Y ) - V
     AILP =   ((( 2,047,413.610750 - 19,303.856333 - 257,671.617648 ) / ( 1 -
              (.03500000 + ( 19,303.856333 / 2,047,413.610750 ) + (
              257,671.617648 / 2,047,413.610750 )))) * ( 19,303.856333 /
              2,047,413.610750 )) - 19,303.856333
     AILP =   (( 1,770,438.136769 / ( 1 - (.03500000 + .00942841 + .12585225 ))
              ) * .00942841 ) - 19,303.856333
     AILP =   (( 1,770,438.136769 / ( 1 - .17028066 )) * .00942841 ) - 19,303.8
              56333

     AILP =    (( 1,770,438.136769 / .82971934 ) * .00942841 ) - 19,303.856333
     AILP =    ( 2,133,779.533910 * .00942841 ) - 19,303.856333
     AILP =    20,118.1482953 - 19,303.856333
     AILP =    814.29 units

     and the Antidilutive Aurora Investor LP Units would be calculated as follows:

     AAILP =   (( X / ( 1 - ( W + Y + Z ))) * Z ) - U
     AAILP =   ((( 2,047,413.610750 - 19,303.856333 - 257,671.617648 ) / ( 1 -
               (.03500000 + ( 19,303.856333 / 2,047,413.610750 ) + (
               257,671.617648 / 2,047,413.610750 ) ) ) ) * ( 257,671.617648 /
               2,047,413.610750 ) ) - 257,671.617648
     AAILP =   (( 1,770,438.136769 / ( 1 - (.03500000 + .00942841 + .12585225 )
               )) * .12585225 ) - 257,671.617648
     AAILP =   (( 1,770,438.136769 / ( 1 - .17028066 )) * .12585225 ) - 257,671
               .617648
     AAILP =   (( 1,770,438.136769 / .82971934 ) * .12585225 ) - 257,671.617648
     AAILP =   ( 2,133,779.533910 * .12585225 ) - 257,671.617648
     AAILP =   268,540.955347 - 257,671.617648
     AAILP =   10,869.34 units

          (iv) If at any time after the Incremental LP Units Issue Date the Company shall issue or sell any additional Equity Interests for a consideration per share or unit of the Equity Interests less than the Current Market Value per share or unit of Equity Interests, such number of Incremental LP Units (or shares of Common Stock into which such Incremental LP Units are converted upon a Reorganization) to which the Purchasers shall be entitled hereunder shall be adjusted by multiplying (A) such number of Incremental LP Units by (B) a fraction, (1) the numerator of which shall be the number of outstanding LP Units (or shares of Common Stock into which such LP Units are converted upon a Reorganization) determined on a Fully Diluted Basis immediately prior to the issuance of such additional Equity Interests plus the number of additional Equity Interests so issued and (2) the denominator of which shall be the number of outstanding LP Units (or shares of Common Stock into which such LP Units are converted upon a Reorganization) immediately prior to the issuance of such additional Equity Interests plus the number of LP Units (or shares of Common Stock into which such LP Units are converted upon a Reorganization) which the aggregate consideration for the total number of such additional Equity Interests so issued would purchase at the Current Market Value per share or unit of Equity Interests. In addition, if any issuance of Equity Interests to the Aurora Investors related to the Aurora Acquisition or to Spectrum related to the Spectrum Equity Investment or the Spectrum Notes Take-Out Investment occurs after the Incremental LP Units Issue Date, the Company agrees to make an equitable adjustment to the number of Incremental LP Units and Antidilutive Initial LP Units previously issued to the Purchasers so that the Purchasers shall derive the same economic benefit as they would have had if each such issuance had occurred prior to the Incremental LP Units Issue Date, assuming an implied equity value of the Company and value per LP Unit at the date of each such issuance as reflected on Schedule 2.01 in
                                                               -------------
     the rows "Implied Equity Value" and "Implied Equity
     Value/Unit."

          (b) The Notes and the LP Units will not be separately transferable until the Separability Date. "Separability Date" shall mean the earliest to
                              ----------------
occur of: (i) the 180th day from the Issue Date, (ii) the date on which a registration statement under the Securities Act with respect to a registered exchange offer for the Notes is declared effective under the Securities Act,
(iii) the occurrence of an Event of Default, (iv) an IPO or (v) such earlier date as determined by the Required Holders in their sole discretion and specified to the Company in writing. Notwithstanding the foregoing, in the event a Change of Control is proposed and the Company commences a Change of Control Offer prior to the Separability Date, as determined by the preceding sentence, the Separability Date shall be such earlier date of commencement.

          2.02.  Sale. On the basis of the representations and warranties herein
          -----------
contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser, acting severally and not jointly, agrees to purchase from the Company, the number of Units set forth in Schedule A opposite the name of such Purchaser at a purchase price (the
----------
"Purchase Price") of $511.26 for each Unit.
 --------------

          2.03.  Closing. The purchase and sale of Securities pursuant to this
          --------------
Agreement shall occur at the offices of Skadden Arps Slate Meagher & Flom LLP, New York City time, on May 4, 2000, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time"). At the Closing Time, the Company will
                         ------------
deliver to each Purchaser certificates for the Securities to be purchased by such Purchaser at the Closing Time, in such denominations (in the case of the Notes any integral multiple of $1,000 principal amount at maturity) as such Purchaser may request, dated the Closing Time and registered in such Purchaser's name, against payment by such Purchaser to the Company by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Closing Time.

          2.04.  Allocation of Purchase Price. For all income tax purposes, the
          -----------------------------------
Company and the Purchasers agree that the Purchase Price paid by each Purchaser shall be allocable as follows: $488.91 to each $1,000 principal amount at maturity of Notes and $22.34 to each LP Unit.

                                   ARTICLE 3

                             CONDITIONS TO CLOSING

          Each Purchaser's several obligation to purchase and pay for the Securities to be purchased by it at the Closing Time is subject to the satisfaction or waiver by each Purchaser prior to or at the Closing Time of each of the conditions specified below in this Section 3:

          3.01.  Representations and Warranties. Each of the representations and
          -------------------------------------
warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct when made and at and as of the Closing Time as if made on and as of the Closing Time (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and, in any such case, there shall not have occurred since such date and prior to the Closing Time any developments with respect to the subject matter of any such representation and warranty which would have a Material Adverse Effect as determined by the Purchasers in their reasonable judgment).

          3.02. Performance; No Default Under Other Agreements. The Company
          ----------------------------------------------------
shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and each of the other Transaction Documents required to be performed or complied with by any of them prior to or at the Closing Time, and after giving effect to the issue and sale of the Securities and the other Transactions (and the application of the proceeds thereof as contemplated by Section 4.17 hereof and the other Transaction Documents), no Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any of the other Transaction Documents.

          3.03.  Compliance Certificates.
          ------------------------------

          (a)  Officers' Certificate. The Company shall have delivered to the
          --------------------------
Purchasers an Officers' Certificate, dated the Closing Time, in the form of Exhibit G hereto, certifying that the conditions specified in Sections 3.01,
---------
3.02, 3.05, 3.06, 3.07, 3.09, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15 and 3.16 have been fulfilled.

          (b)  Secretary's Certificate. The Issuers shall have delivered to the
          ----------------------------
Purchasers a certificate substantially in the form of Exhibit H hereto
                                                      ---------
certifying as to the Company's certificate of limited partnership and partnership agreement and resolutions of the General Partner attached thereto, the incumbency and signatures of certain officers of the Company and the General Partner and other proceedings of the Company relating to the authorization, execution and delivery of the Securities, this Agreement, the Exchange and Registration Rights Agreement, the Mezzanine Investors Stock Registration Rights Agreement, the Second Amended and Restated Securityholders Agreement, the Fourth Restated Partnership Agreement, the Amendment to Restated Investment Agreement and the other Transaction Documents to the extent the Company is a party thereto.

          3.04.  Opinions of Counsel. Such Purchaser shall have received the
          --------------------------
favorable opinions in form and substance satisfactory to it, dated the Closing Time, from (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, substantially in the form set forth in Exhibit I and as to such other
                                                ---------
matters as such Purchaser may reasonably request, (ii) Tim Smith, Esq., General Counsel of the Company, substantially in the form of Exhibit J and as to such
                                                     ---------
other matters as such Purchaser may reasonably request, (iii) counsel to each Existing Investor that is party to the Second Amended and Restated Securityholders Agreement, the Amendment to Restated Investment Agreement and the Fourth Restated Partnership Agreement, substantially in the form set forth in Exhibit K and as to such other matters as such Purchaser may reasonably
   ---------
request, and (iv) Shearman & Sterling, the Purchasers' special counsel in connection with such transactions, as to such matters as are customarily opined on in transactions of the nature contemplated by the Transaction Documents.

          3.05.  Recapitalization. After giving effect to the Recapitalization,
          -----------------------
(a) the Company and its Subsidiaries shall have no outstanding Indebtedness other than as set forth on Schedule 4.18 and (i) Opco's borrowings under the Bank Credit Agreement and (ii) the

Indebtedness evidenced by the Notes; (b) the Company's only outstanding Equity Interests, on a Fully Diluted Basis as of the Issue Date, stated as a percentage of total Equity Interests on a Fully Diluted Basis at such date and as a number of units of Partnership Interest, will be as set forth in Schedule 3.05 under the columns entitled "Adjustment for 2% LP Units on Mezzanine Notes" and "Corresponding Units," respectively; and (c) the 97,000 LP Units held by Nassau Broadcasting Company shall no longer be entitled to the First Contingent Payment, the Second Preferred Amount or any other form of preferred return in respect of the Company's operating results, proceeds from dispositions, upon liquidation or otherwise.

          3.06.  No Adverse Events; No Operations of the Company. (i) Neither of
          ------------------------------------------------------
the Issuers nor any of their respective Subsidiaries shall have sustained since the Audit Date any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) except as contemplated by Section 3.05 hereof, since the Audit Date there shall not have been any change in the Equity Interests or long-term debt of the Company or any of its Subsidiaries or any material change, or any development involving a prospective material change, in or affecting the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and its Subsidiaries and (iii) except as contemplated by Section 3.05 hereof, neither the Company nor any of its Subsidiaries shall have changed their respective jurisdiction of incorporation or been a party to any merger or consolidation or conversion or succeeded to all or any substantial part of the liabilities of any other Person at any time following the Audit Date and there shall have occurred no event which constitutes a Change of Control of the Company and the Company shall not have entered into any agreement or understanding which, if consummated, would constitute a Change of Control of the Company.

          3.07.  Financial Information. Such Purchaser shall have received a pro
          ----------------------------
forma consolidated balance sheet for the Company and its Subsidiaries as of the Closing Time, in each case after giving effect to the Transactions to be completed on or prior to such date, which have been certified by the chief financial officer of the Company and which are in form and substance satisfactory to such Purchaser.

          3.08.  Proceedings and Documents. All corporate and other proceedings
          --------------------------------
in connection with the Transactions and the other transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident to such transactions and the terms thereof, shall be reasonably satisfactory to such Purchaser and such Purchasers' special counsel, and such Purchaser and the Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request. All fees owing to, and all expenses reimbursable by, the Company and its Affiliates as of the Closing Time pursuant to this Agreement and the engagement letter with Merrill Lynch signed by the Company shall have been paid in full.

          3.09.  Purchase Permitted by Applicable Law, Etc. At the Closing Time,
          ------------------------------------------------
such Purchaser's purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violate any Applicable Law (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and

(c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof.

          3.10.  Transaction Documents in Force and Effect; Information.
          -------------------------------------------------------------

          (a)  Transaction Documents. The Purchasers shall have received true
          --------------------------
and correct copies of all Transaction Documents and (i) such documents (A) shall have been duly executed and delivered by each party whose execution and delivery thereof is necessary for the effectiveness thereof and be in full force and effect, (B) shall be in form and substance reasonably satisfactory to the Purchasers and their special counsel and (C) shall be valid and legally binding obligations of the parties thereto enforceable against each of them in accordance with its respective terms, subject to the Enforceability Exceptions, and (ii) there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement and there shall be no default or event of default in existence under any of such agreements.

          (b)  Accuracy of Information. All written information furnished the
          ----------------------------
Company and their respective representatives to the Purchasers on or prior to the Closing Time with respect to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and their Subsidiaries, as the case may be, shall be accurate and complete in all material respects, taken as a whole.

          3.11.  No Violation; No Legal Constraints; Consents, Authorizations
          -------------------------------------------------------------------
and Filings, Etc.
----------------

          (a) The consummation by the Company and its Subsidiaries of the Transactions shall not contravene, violate or conflict with any Applicable Law.

          (b) All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Company and its Subsidiaries of the Transaction Documents to which it is a party shall have been obtained or made and shall be in full force and effect, except, in the case of the Exchange and Registration Rights Agreement and the Mezzanine Investors Common Stock Registration Rights Agreement, for such consents, authorizations and filings which are required under federal or state securities laws.

          (c) There shall be no inquiry, injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the opinion of the Purchasers, (i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or seek damages against the Company or any of the Company's Subsidiaries or any of the Purchasers as a result of the Transactions, including the issuance of the Notes, (ii) relates to any of the Transactions and has or will have a material adverse effect on any Purchaser, (iii) alleges liability on the part of any Purchaser in connection with this Agreement, any other Transaction Documents or the Transactions or any of the other transactions contemplated hereby or thereby or (iv) would bar the issuance of the Securities or the use of the proceeds thereof in accordance with the terms of this Agreement and the other Transaction Documents.

          3.12.  Bank Credit Agreement. The Company, Opco and each other
          ----------------------------
Subsidiary that is party thereto shall have entered into the Bank Credit Agreement and related security agreement and other ancillary documentation, and there shall have been no material amendments, alterations or waivers of any provisions thereof, and there shall exist no condition as of the Closing Time (after giving effect to the Transactions contemplated by this Agreement and the application of the proceeds from the sale of the Notes) that would constitute a Default or Event of Default (each as defined under the Bank Credit Agreement) under the Bank Credit Agreement; and the Purchasers shall have received true and correct copies of the Bank Credit Agreement.

          3.13.  Acquisition Agreements. The Purchasers shall have true and
          -----------------------------
correct copies of each of the Allentown Acquisition Agreement and the Aurora Acquisition Agreement and any amendments thereto, and there shall have been no material amendments, alterations, modifications or waivers of any provisions of each of the Acquisition Agreements since the date of this Agreement.

          3.14.  Repayment of Existing Credit Facilities. The Company shall have
          ----------------------------------------------
effected, or caused Opco to effect, the Existing Credit Facilities Repayment and the Existing Notes Repayment on terms and conditions and pursuant to documentation reasonably satisfactory to the Purchasers. All Liens in respect of the Existing Credit Facilities shall have been released and Merrill Lynch shall have received evidence thereof reasonably satisfactory to Merrill Lynch and a "pay-off" letter or letters reasonably satisfactory to Merrill Lynch with respect to the Existing Credit Facilities Repayment; in addition, Merrill Lynch shall have received from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Merrill Lynch shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to Merrill Lynch shall have been made).

          3.15.  Spectrum Equity Commitments. The Purchasers shall have received
          ----------------------------------
(a) the Spectrum Notes Take-Out Commitment Letter and (b) the Spectrum Equity Commitment Letter.

          3.16.  Payment of Fees and Expenses. All accrued and unpaid fees and
          -----------------------------------
expenses (including the fees and expenses of Shearman & Sterling and of Richards, Layton & Finger, P.A.) of the Purchasers in connection with the Transaction Documents shall have been paid.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Issuers represent and warrant to each of the Purchasers as of the date hereof and as of the Closing Time that:

          4.01.  Due Incorporation; Power and Authority. Each of the Company and
          ---------------------------------------------
each of its Subsidiaries (a) is (in the case of a Subsidiary) a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation or (in the case of the Company) a limited partnership duly formed, validly existing and in good standing under the law of the State of Delaware, (b) is duly qualified as a foreign corporation or limited liability company (in the case of a Subsidiary) or limited partnership (in the case of the Company) to transact business and is in good standing in each jurisdiction in which such qualification is required, other than any failures to so qualify or to be in good standing which, individually or in the aggregate, have not had and would not have a Material Adverse Effect, (c) has all requisite corporate or limited liability company (in the case of a Subsidiary) or partnership (in the case of the Company) power and authority to own, lease and operate its properties and to conduct its businesses as they are currently conducted, and (d) has all requisite corporate or limited liability company power (in the case of a Subsidiary) or partnership (in the case of the Company) and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

          4.02.  Capitalization. As of the date of this Agreement, after giving
          ---------------------
effect to the execution of the Fourth Restated Partnership Agreement and the Recapitalization, the Company will be authorized to issue 2,500,000 units of Partnership Interest, of which 10,000 units of Partnership Interest will have been issued to Nassau Broadcasting Partners, Inc. as General Partner, 97,000 LP Units will have been issued to Nassau Broadcasting Company, 145,888.96 LP Units will have been issued to Nassau Holdings, Inc., and 19,303.86 LP Units will have been issued to the Purchasers as Initial LP Units hereunder. Of the remaining 2,227,807.18 units of Partnership Interest, (v) 693,000 will have been reserved for issuance as LP Units to Spectrum, Grotech, TD and Rahn upon exercise of the Purchase Option in accordance with the Option Agreement, (w) 814.29 and 74,682.28 will have been reserved for issuance to the Purchasers as Antidilutive Initial LP Units and Incremental LP Units, respectively, in accordance with
Section 2.01(a) of this Agreement, (x) 257,671.62 and 10,869.35 will have been reserved for issuance to the Aurora Investors as Aurora Investor LP Units and Antidilutive Aurora Investor LP Units, respectively, in accordance with the Purchase and Exchange Agreement, (y) 824,549.18 will have been reserved for issuance to Spectrum in the event that Spectrum funds the full amount of the Spectrum Equity Commitment with 625,773.93 LP Units issuable in respect of the Aurora Acquisition and 198,775.25 LP Units issuable in respect of the Allentown Acquisition and (z) 237,569.55 LP Units will have been reserved for issuance to Spectrum in the event of a Spectrum Notes Take-Out Investment. Since the Audit Date, the Company (i) has not issued any additional units of partnership interest and (ii) has not split, combined or reclassified any of its units of partnership interest. All the issued and outstanding units of partnership interest of the Company have been duly authorized and are free of preemptive rights other than as provided in the Second Amended and Restated Securityholders Agreement. Except as set forth on Schedule 4.02, there are no securities of the
                                  -------------
Company or any of its Subsidiaries that are convertible into or exchangeable for units of any Equity Interests of the Company or any of its Subsidiaries, and no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any units of Equity Interests of, or other interests in, the Company or any of its Subsidiaries. No antidilution or other adjustments to the number or type of units of Equity Interests issuable upon exercise, conversion or exchange of any such securities or under any such agreements or arrangements will be required by reason of the Transactions or any such adjustments have been waived in writing. Except as set forth on Schedule
                                                                      --------
4.02, there are no outstanding obligations of the Company or any of its
----
Subsidiaries to repurchase, redeem or otherwise acquire any shares of

Equity Interests of, or other interests in, the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any awards or options outstanding under any stock option plans or agreements or any other outstanding stock-related awards. After the Closing Time, neither the Company nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of Equity Interests of, or other interests in, the Company or its Subsidiaries except pursuant to the Transaction Documents. Except as set forth on Schedule 4.02, there are no voting trusts or other agreements or
   -------------
understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting or disposing of Equity Interests of, or other interests in, the Company or any of its Subsidiaries. As of the date hereof, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations or other securities (other than the units of partnership interest (in the case of the Company) and Common Stock (in the case of any Subsidiary) that entitle the holders thereof to vote with the stockholders of the Company or any of its Subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.

          4.03.  Subsidiaries. Schedule 4.03 correctly states as of the Closing
          ------------------- -------------
Time (a) the name of each of the Company's Subsidiaries and any other Person whose shares of Equity Interests are owned, directly or indirectly, by the Company (each, an "Equity Investee"), (b) the name of each holder of each
                   ---------------
class of outstanding Equity Interests or other securities of the Company or any of its Subsidiaries or any Equity Investee and the nature and number of such securities held by such holder, and (c) the number of authorized, issued and treasury shares of each Subsidiary of the Company and each Equity Investee. All Equity Interests of Opco will be owned by the Company at the Closing Time. The Company does not own or control, directly, or indirectly, any Equity Interests or other interest or investment (whether equity or debt) in any Person other than the Equity Interests of its Subsidiaries and Equity Investees listed on Schedule 4.03. Each issued and outstanding unit of Equity Interests of each
   -------------
Subsidiary and Equity Investee of the Company (a) has been duly authorized and validly issued and is fully paid and nonassessable and free of preemptive rights and (b) except for any Equity Interests of any Equity Investee not owned directly of indirectly by the Company as shown on Schedule 4.03, is owned by the
                                                  -------------
Company, directly or through Subsidiaries, free and clear of all Liens except in connection with the Bank Credit Agreement and the transactions contemplated thereby.

          4.04.  Due Authorization, Execution and Delivery.
          ------------------------------------------------

          (a)  Agreement. This Agreement has been duly authorized, executed and
          --------------
delivered by the Issuers and constitutes a valid and legally binding obligation of each of the Issuers, enforceable against the Issuers in accordance with its terms, subject to the Enforceability Exceptions.

          (b)  Fourth Restated Partnership Agreement. Each of the Agreement and
          ------------------------------------------
the Second Amended and Restated Securityholders Agreement has been duly authorized by each party thereto other than the Purchasers and, at the Closing Time, will have been duly executed and delivered by each party thereto other than the Purchasers and, when duly executed and delivered by the Purchasers, will constitute a valid and legally binding obligation of each such party, enforceable against each party in accordance with its terms, subject to the Enforceability Exceptions.

          (c)  Notes and Exchange Notes. The Notes to be purchased by the
          -----------------------------
Purchasers from the Issuers are in the form contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Issuers at the Closing Time as provided herein, will have been duly executed, issued and delivered by the Issuers, and will constitute valid and legally binding obligations of the Issuers, enforceable against them in accordance with their terms, subject to the Enforceability Exceptions. If and when the Exchange Notes are issued pursuant to the Exchange and Registration Rights Agreement and this Agreement in accordance with the terms thereof and hereof, the Exchange Notes will have been duly authorized for issuance by the Issuers, will have been duly executed, issued and delivered by the Issuers, and will constitute valid and legally binding obligations of the Issuers, enforceable against them in accordance with their terms, subject to the Enforceability Exceptions.

          (d)  Initial LP Units. The Initial LP Units to be purchased by the
          ---------------------
Purchasers from the Company are in the form contemplated by this Agreement and the Fourth Restated Partnership Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and the Fourth Restated Partnership Agreement and, when issued and delivered by the Company against payment therefor at the Closing Time as provided herein and therein, will have been duly executed, issued and delivered by the Company, and will be validly issued LP Units, and the holders thereof will be entitled to the benefits of this Agreement, the Fourth Restated Partnership Agreement, the Second Amended and Restated Securityholders Agreement and the Mezzanine Investors Common Stock Registration Rights Agreement.

          (e)  Antidilutive Initial LP Units and Incremental LP Units; Common
          -------------------------------------------------------------------
Stock.  (i) The Antidilutive Initial LP Units and the Incremental LP Units have
-----
been duly authorized and reserved by the Company, before giving effect to any adjustment as a result of Section 2.01(a)(iv), and, when issued and delivered in accordance with the terms of this Agreement and the Fourth Restated Partnership Agreement, will be validly issued LP Units, and the holders therefor will be entitled to the benefits of this Agreement, the Fourth Restated Partnership Agreement, the Second Amended and Restated Securityholders Agreement and the Mezzanine Investors Common Stock Registration Rights Agreement.

          (ii) Upon the Reorganization, the Company shall take such steps as shall be necessary to ensure that (x) each Holder receives such number of Exchange Shares in respect of its LP Units as results in such Holder receiving an equivalent percentage of Equity Interests in the Company after the Reorganization as such Holder owned immediately prior to giving effect to the Reorganization, and (y) the Exchange Shares in respect of the Incremental LP Units are duly authorized and reserved by the Company and that, when executed by the Company and countersigned by the Company's transfer agent and issued and delivered in accordance with the terms of the Purchase Agreement and the Fourth Restated Partnership Agreement, such Exchange Shares will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

          (f)  Exchange and Registration Rights Agreement. The Exchange and
          -----------------------------------------------
Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          (g)  Mezzanine Investors Common Stock Registration Rights Agreement.
          -------------------------------------------------------------------
The Mezzanine Investors Common Stock Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and, when executed by the Purchasers, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          (h)  Other Transaction Documents. Each Transaction Document (other
          --------------------------------
than those referred to in paragraphs (a) through (e) of this Section 4.04) (i) has been duly authorized, executed and delivered by the Company, to the extent a party thereto, and (ii) constitutes a valid and legally binding obligation of the Company, to the extent a party thereto, enforceable against the Company, in accordance with its terms, subject to the Enforceability Exceptions.

          4.05.  Non-Contravention; Authorizations and Approvals. Neither the
          ------------------------------------------------------
Company nor any of the Company's Subsidiaries is (i) in violation of its certificate of limited partnership, certificate of formation, partnership agreement, operating agreement or bylaws (or comparable constituent or governing documents) or (ii) is in default (or, with the giving of notice, lapse of time or both, would be in default) under any note, bond, mortgage, indenture, deed of trust, loan or credit agreement, license, franchise, Permit, lease, contract or other agreement, instrument, commitment or obligation to which the Company or any of the Company's Subsidiaries is a party or by which the Company or any of the Company's Subsidiaries or any of its properties or assets is bound (including, without limitation, the Bank Credit Agreement), or under which the Company or any of the Company's Subsidiaries or any of its properties or assets is entitled to a benefit (each, a "Contract"), except for any such defaults
                                   --------
that, individually or in the aggregate, have not had and would not have a Material Adverse Effect. None of (a) the execution and delivery by the Company or any of the Company's Subsidiaries of any of the Transaction Documents to which it is a party, (b) the performance by any of them of their respective obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Securities hereunder will: (i) violate, conflict with or result in a breach of any provisions of the certificate of limited partnership, certificate of formation, partnership agreement, operating agreement or bylaws (or comparable constituent or governing documents) of the Company or any of the Company's Subsidiaries; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under, result in the termination or in a right of termination of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations (including any repurchase or repayment obligations) pursuant to, result in the creation of any Lien upon any of the properties of the Company or any of the Company's Subsidiaries under, or result in their being declared void, voidable, subject to withdrawal, or without further binding effect, any of the terms, conditions or provisions of any Contract, except for any such violations, conflicts, breaches, defaults, accelerations, terminations or other matters which, individually or in the aggregate, have not had and would not have a Material Adverse Effect; (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority, except for those consents, approvals, authorizations, declarations, filings or registrations which have been obtained or made or the failure of which to obtain or make, individually or in the aggregate, have not had and would not have a Material Adverse Effect; or
(iv) violate any Applicable Laws
applicable to the Company, any of the Company's Subsidiaries or any of their respective properties or assets.

          4.06.  Company Financial Statements. The Company has delivered to the
          -----------------------------------
Purchasers (collectively, the "Company Financial Statements") (i) complete and correct copies of the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998 and 1999 and the related audited consolidated statements of operations and cash flows for each of the three years ended December 31, 1999, including the footnotes thereto, certified by Grant Thornton LLP, the Company's independent certified public accountants, (ii) complete and correct copies of the unaudited consolidated pro forma balance sheet of the Company and its Subsidiaries as of the latest available balance sheet date, and the unaudited pro forma consolidated statements of operations for the twelve months then ended and (iii) complete and correct copies of unaudited consolidated balance sheet of the Company and its Subsidiaries and the related unaudited statement of operations and cash flows for each full interim month (other than April 2000) between December 31, 1999 and the date of this Agreement. Each of the consolidated balance sheets contained in the Company Financial Statements fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations and cash flows included in the Company Financial Statements fairly presents the consolidated results of operations and income, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments that will not be material in amount or effect), in each case in accordance with GAAP.The pro forma financial statements of the Company and its Subsidiaries contained in the Company Financial Statements fairly present the consolidated financial position and results of operations of the Company and its Subsidiaries as of the date and for the periods to which they relate, in each case after giving effect to the Transactions and the application of the proceeds of all Indebtedness to be incurred in connection therewith, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the Transactions. All projections provided by or on behalf of the Company to the Purchasers in connection with the Transactions have been prepared in good faith based on assumptions believed by management of the Company to be reasonable.

          4.07.  Absence of Undisclosed Liabilities or Events.
          ---------------------------------------------------

          (a)  Except as set forth in Schedule 4.07(a), neither the Company nor
                                      ----------------
any of its Subsidiaries has any liabilities or obligations, whether accrued, contingent or otherwise, except for (i) liabilities and obligations in the respective amounts reflected or reserved against in the consolidated balance sheet as of the Audit Date included in the Company Financial Statements or (ii) liabilities and obligations incurred in the ordinary course of business since the Audit Date which, individually or in the aggregate, have not had and would not have a Material Adverse Effect. As of the Closing Time, neither the Company nor any of its Subsidiaries will have any liability unrelated to the business or operations conducted by the Company and its Subsidiaries. As of the date hereof, Nassau Finance has not conducted any operations or activities and as of the Closing Time, it will not have conducted any operations or activities other than entering into this Agreement.

          (b)  Except as set forth in Schedule 4.07(b), (i) since the Audit Date
                                      ----------------
there has been no change in the business, management, operations, condition (financial or otherwise), assets or prospects of the Company or its Subsidiaries except for changes that, individually or in the aggregate, have not had or would not have a Material Adverse Effect and (ii) there are no facts known to the Company that have had or would have a Material Adverse Effect.

          (c) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to each of the Purchasers in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company to each of the Purchasers in connection with this Agreement and the other Transaction Documents and the Transactions will be, taken as a whole, true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified (it being recognized that projections as to future events are not to be viewed as fact, and that the actual results may differ from projected results).

          4.08.  No Actions or Proceedings. Except as set forth in Schedule
          --------------------------------                         --------
4.08, there are no legal or governmental actions, suits or proceedings pending
----
or, to the best of the Company's knowledge, threatened against or affecting the Company, any of the Company's Subsidiaries, any of their respective directors or officers (in their capacities as such) or any of their respective properties or assets or to prohibit, delay or materially restrict the consummation of any of the Transactions or the other transactions contemplated by this Agreement and the other Transaction Documents. To the best of the Company's knowledge, no Governmental Authority has notified the Company or any of its Subsidiaries of an intention to conduct any audit, investigation or other review with respect to the Company or any of its Subsidiaries.

          4.09.  Title to Properties. Except as set forth in Schedule 4.09, each
          --------------------------                         -------------
of the Company and its Subsidiaries has (a) good and marketable title to and fee simple ownership of, or a valid and subsisting leasehold interest in, all of its real property, and (b) good title to, or a valid and subsisting leasehold interest in, all of its equipment and other personal property, in each case free and clear of all Liens, except Permitted Liens. Each of the Company and its Subsidiaries have paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) against any property or assets of the Company or any of its Subsidiaries.

          4.10.  Intellectual Property Rights. Except as set forth in Schedule
          -----------------------------------                         --------
4.10, each of the Company and its Subsidiaries owns or possesses all
----
Intellectual Property reasonably necessary to conduct its businesses as now conducted, except where the expiration or loss of any of such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company, (a) there is no infringement of, or conflict with, such Intellectual Property by any third party and (b) the conduct of their businesses as currently conducted do not infringe or conflict with any Intellectual Property of any third party, in each case other than any such infringements or conflicts which, individually or in the aggregate, have not had or would not have a Material Adverse Effect.

          4.11.  Taxes. Except as set forth in Schedule 4.11:
          ------------                         -------------

          (a) all Tax Returns that are required to be filed at or before the Closing Time by or with respect to the Company or any of its Subsidiaries, have been or will be timely filed at or before the Closing Time, and all such Tax Returns are or will be true and complete in all material respects;

          (b) all Taxes of the Company and each Subsidiary have been or will be timely paid in full;

          (c) adequate provision has been made for the payment of all Taxes for which the Company or any of its Subsidiaries may be liable that are not yet due and payable;

          (d) the Tax Returns referred to in clause (a) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired;

          (e) there have been no deficiencies asserted or assessments made against the Company or any Subsidiary in respect of Taxes that have not yet been paid in full or finally settled;

          (f) no examination or audit of the Company or any Subsidiary by any taxing authority is presently being conducted, pending or proposed in writing;

          (g) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries;

          (h) none of the Company or any of its Subsidiaries will be required to make, or has agreed to make an adjustment under Section 481 of the Code (or any similar provision of state, local or foreign law);

          (i) there are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;

          (j) neither the Company nor any of its Subsidiaries has ever been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return, other than a group of which it is currently a member;

          (k) no closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries;

          (l) to the best knowledge of the Company, except for Nassau Finance, neither the Company nor any of the Subsidiaries is treated as a corporation for U.S. federal income tax purposes;

          (m) there are no tax sharing agreements or arrangements to which the Company or any Subsidiary is a party;

          (n) neither the Company nor any of its Subsidiaries has ever been a "United States real property holding corporation", within the meaning of
     Section 897 of the Code; and

          (o) to the best knowledge of the Company, any interest and original issue discount with respect to the Notes will be deductible in full as any such interest and original issue discount accrues or accretes, as the case may be, other than being subject to the possible application of Sections 163(e)(5) and 163(i) of the Code.

          4.12.  ERISA and Foreign Employee Benefit Matters. No ERISA Event has
          -------------------------------------------------
occurred or is reasonably expected to occur. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1.0 million the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities or any of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

          No Company or any ERISA Entity maintains or has contributed to a Foreign Plan.

          4.13.  Private Offering; No Integration or General Solicitation.
          ---------------------------------------------------------------

          (a) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 5 hereof and with the procedures set forth in Sections 9 and 10 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers and to any Person to whom any Purchaser sells any of such Securities (each, a "Subsequent Purchaser") in
                                                     --------------------
the manner contemplated by this Agreement to register the Securities under the Securities Act, or, in the case of the Notes, until such time as the Exchange Notes are issued or the Notes or Exchange Notes are otherwise registered pursuant to an effective registration statement under the Securities Act, to qualify an indenture relating to the Notes or Exchange Notes under the TIA.

          (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Securities and require the Securities to be registered under the Securities Act. None the Company, or its Affiliates or any Person acting on its or any of their behalf (other than the Purchasers, as to whom the Company make no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities. With respect to the Securities, if any, sold in reliance upon the exemption afforded by Regulation S: (i) none of the Company, its Affiliates or any Person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any Person acting on its or their behalf (other than the Purchasers, as to whom the Company make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

          4.14.  Eligibility for Resale Under Rule 144A. The Securities are
          ---------------------------------------------
eligible for resale pursuant to Rule 144A and will not, at the Closing Time, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

          4.15.  Status Under Certain Statutes. Neither the Company nor any of
          ------------------------------------
its Subsidiaries is or, after receipt of payment for the Securities and the consummation of the other transactions contemplated by the Transaction Documents, will be (a) subject to regulation under the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), the Federal Power Act or the
                                  -----
Interstate Commerce Act, each as amended, (b) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or (c) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" or a "holding company", within the meaning of PUHCA.

          4.16.  Insurance. Each of the Company and its Subsidiaries are insured
          ----------------
by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction and acts of vandalism, except where failure to maintain such insurance would not have a Material Adverse Effect.

          4.17.  Use of Proceeds; Margin Regulations. The Company will utilize
          ------------------------------------------
the proceeds from the sale of the Securities, together with proceeds from borrowings under the Bank Credit Agreement, to effect the Recapitalization, such that, immediately after giving effect thereto, the consolidated indebtedness of the Company and its Restricted Subsidiaries and the outstanding equity interests of the Company shall be as contemplated by Section 3.05 hereof. No part of the proceeds from the sale of the Securities hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U, or for the purpose of buying or carrying or trading in any securities. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company has no present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U.

          4.18.  Existing Indebtedness; Future Liens. Schedule 4.18 sets forth a
          ------------------------------------------- -------------
complete and correct list of all Indebtedness of the Company and its Subsidiaries that will be outstanding immediately after the consummation of the Transactions to be completed on or prior to the Closing Time. At the Closing Time, after consummation of the Transactions, the consolidated

Indebtedness of the Company and its Subsidiaries will not exceed $111.0 million and the sole Indebtedness of the Company will be represented by the Notes, amounts outstanding under the Bank Credit Agreement and certain capital leases of the Company and its Subsidiaries as set forth on Schedule 4.18, and the
                                                    -------------
97,000 LP Units held by Nassau Broadcasting Company shall no longer be entitled to the First Contingent Payment, the Second Preferred Amount or any form of preferred return in respect of the Company's operating results, proceeds from dispositions, upon liquidation or otherwise. Neither the Company nor any Subsidiary of the Company is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary of the Company that would permit (or that with notice, lapse of time or both, would permit) any Person to cause such Indebtedness to become due and payable before its Stated Maturity or before its regularly scheduled dates of payment. Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien that would be prohibited by this Agreement if incurred after the first issuance of the Notes.

          4.19A.  Compliance with Laws; Permits. Except as disclosed in Schedule
          -------------------------------------                         --------
4.19A and except as would not, individually or in the aggregate, result in a
-----
Material Adverse Effect:

          (a) each of the Company and each of its Subsidiaries has complied, and is in compliance, in all material respects with all Applicable Laws and has all Permits material to, and necessary in, the conduct of its business as currently conducted (all of which such Permits are listed on Schedule 4.19 together with their expiration dates) and all such Permits are in full force and effect; and

          (b) no violations have been recorded in respect of any such Permits, and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any Permit, except for violations and proceedings which, individually or in the aggregate, have not and would not have a Material Adverse Effect.

          4.19B.  Environmental Matters; Environmental Investigations. Except as
          ------------------------------------------------------------
disclosed in Schedule 4.19B and except as would not, individually or in the aggregate, result in a Material Adverse Effect:

          (a) (i) each of the Company and its Subsidiaries are in compliance with, and are not subject to liability under, any applicable Environmental Laws and to the best knowledge of the Company, there are no Environmental Laws, including such Laws which have been formally proposed for public comment, which could reasonably be expected to result in material expenditures by the Company or its Subsidiaries or to interfere in any material way with current or projected operations of the Company; (ii) neither the Company, or to the knowledge of the Company, any of its predecessors in interest, has disposed of, arranged for the disposal or treatment of or otherwise released Hazardous Materials at any time with respect to which the Company or any of it subsidiaries has received an Environmental Claim; (iii) to the best knowledge of the Company, no Real Property now or formerly owned leased or operated by the Company or any of its subsidiaries or any of their respective predecessors in interest, is listed or proposed for listing on the National Priorities List under CERCLA or included on any similar lists maintained by any Governmental Authority;
     (iv) to the best knowledge of the Company or any of its Subsidiaries, there are no past or present events, conditions, activities, practices or actions, or any agreements, judgements, decrees or orders by which the Company or any of its Subsidiaries is bound, which could reasonably be expected to prevent the Company's or any of its Subsidiaries' compliance with any Environmental Law, or which could reasonably be expected to give rise to any liability of the Company or any of its Subsidiaries under any Environmental Law; and (v) neither the Company nor any of its Subsidiaries is subject to any Proceeding alleging the violation of, or liability under, any Environmental Law or has received any Environmental Claim and, to the knowledge of the Company, no such Proceeding or Environmental Claim is threatened; and

          (b) As of the Issue Date, all material environmental investigations, studies, audits or assessments in the possession, custody or control of the Company or any of its Subsidiaries relating (i) to the current or prior business or operations of the Company, its subsidiaries or any of their respective predecessors in interest or (ii) to any Property now or previously owned, operated, leased or used by the Company it Subsidiaries or any of their respective predecessors in interest have been made available to the Purchasers.

          4.20.  Solvency. The Company and its Subsidiaries are, and after
          ----------------
giving effect to the Transactions will be, Solvent.

          4.21.  Affiliate Transactions. Except as disclosed in Schedule 4.21
          ------------------------------                        -------------
or, with respect to transactions occurring at or after the Closing Time, as permitted by Section 8.06 hereof: (a) there is no Indebtedness between the Company or any of its Subsidiaries, on the one hand, and any officer, stockholder, partner, director or Affiliate (other than the Company or any of its Subsidiaries) of the Company, on the other, (b) no such officer, stockholder, partner, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company or any of its Subsidiaries which, individually or in the aggregate, are material to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and its Subsidiaries, taken as whole, (c) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services, or facilities to any such officer, stockholder, partner, director or Affiliate which, individually or in the aggregate, are material to the business, management, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company and its Subsidiaries, and (d) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any investment in or issued by any such officer, stockholder, partner, director or Affiliate.

          4.22.  Material Contracts. Schedule 4.22 contains a true, correct and
          -------------------------- -------------
complete list of all Material Contracts in effect at the Closing Time. Except as described on Schedule 4.22, as of the Closing Time each Material Contract is in full force and effect and no material defaults enforceable against the Company or any of its Subsidiaries currently exist thereunder. To the best knowledge of the Company and its Subsidiaries, no party to any Material Contract intends to terminate such Material Contract.

          4.23.  No Changes to Applicable Law. To the best knowledge of the
          ------------------------------------
Company, no changes to Applicable Law affecting itself or any of its Subsidiaries have occurred since the Audit Date or are currently pending or threatened, in each case other than those which have not had and would not reasonably be expected to have a Material Adverse Effect.

          4.24.  Fees. All fees and other expenses payable in connection with
          ------------
the consummation of the Transactions to be consummated on or prior to the Closing Time by the Company or any of its Subsidiaries are disclosed in a letter of even date herewith from the Company to Merrill Lynch on behalf of the Purchasers.

          4.25.  Brokerage Fees. Except as disclosed on Schedule 4.25, neither
          ----------------------                        -------------
the Company nor any of the Company's Subsidiaries has paid, or is obligated to pay, to any Person any brokerage or finder's fees in connection with the transactions contemplated hereby or by any other Transaction Documents.

          4.26.  Absence of Labor Dispute. Except as disclosed on Schedule 4.26,
          -------------------------------                         -------------
no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees, principal suppliers, manufacturers, customers or contractors of the Company or any of its Subsidiaries, which, in any case, would have a Material Adverse Effect.

          4.27.  FCC Matters.
          -------------------

          (a)  Company Stations.
               ----------------

          (i) Schedule 4.27(a) hereto contains a complete list of the FCC
              ----------------
Authorizations of the Company and its Subsidiaries. Such list correctly sets forth the termination date of each such FCC Authorization. Each such FCC Authorization that is material to the operation of the business of any Company Station is validly issued and in full force and effect, and constitutes in all material respects, all of the authorizations from the FCC necessary under the Communications Act for the operation of Company's business (including, without limitation, the Company Stations) in the same manner as it is presently conducted and as proposed to be conducted. The Company has taken all actions and performed all of its obligations that are necessary to maintain such FCC Authorizations for the Company Stations without adverse modification or impairment, and complete and correct copies of the FCC Authorizations of each Company Station have been delivered to the Purchasers. Except as expressly set forth on Schedule 4.27(a), no event has occurred which (i) results in, or after
         ----------------
notice or lapse of time or both would result in, revocation, suspension, adverse modification, nonrenewal, impairment or termination of or any order of forfeiture with respect to, any FCC Authorization for a Company Station, or (ii) materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect any of the rights of the Company thereunder. No condition has been imposed by the FCC as part of any of the FCC Authorizations, which is not set forth on the face thereof as issued by the FCC or contained in the rules and regulations of the FCC applicable generally to the stations of the type of the Company Stations.

          (ii)   Except as expressly set forth in Schedule 4.27(a), the Company
                                                  ----------------
is not a party to and has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relation to the radio industry generally) which would reasonably be expected to in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Authorizations for any Company Station. The Company has no reason to believe (other than there being no legal assurance thereof) that the FCC Authorizations for the Company Stations listed and described in Schedule 4.27(a) will not be renewed in the ordinary course.
                 ----------------
The Company has filed in a timely manner all material reports (including, but not limited to, ownership reports), applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Authorizations for a Company Station.

          (iii)  Except as expressly set forth in Schedule 4.27(a), to the
                                                  ----------------
Company's knowledge, none of the facilities used in connection with the Company's radio broadcasting operations (including, without limitation, the transmitter and tower sites owned or used by the Company in connection with the operation of the Company Stations) violates in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders, or regulations and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the facilities or the uses thereof.

          (iv) The Company has duly and timely filed all material filings which are required to be filed by it under the Communications Act.

          (v) The execution, delivery and performance of the Transaction Documents by the Company and each other party whose execution and delivery is necessary for the effectiveness thereof do not require the approval of the FCC. The execution, delivery and performance of the Transaction Documents will not result in any violation of the Communications Act, and will not cause any forfeiture or impairment of any of the FCC Authorizations issued for the operation of any of the Company Stations.

          (b)    LMA Stations.
                 ------------

          (i) The Time Brokerage Agreements are in full force and effect and are in compliance in all material respects with the Communications Act.

          (ii)   To the best of the Company's knowledge after due inquiry:
Schedule 4.27(b) hereto contains a complete listing of all FCC Authorizations
----------------
held by each LMA Licensee for its LMA Stations; these FCC Authorizations constitute all licenses, construction permits, and authorizations required under the Communications Act to permit each LMA Licensee to own, control, manage and operate its LMA Stations as they are currently being owned, controlled, managed and operated; Schedule 4.27(b) correctly sets forth the termination date of each
              ----------------
such FCC Authorization; each such FCC Authorization that is materially necessary to the operation of the business of each LMA Licensee is validly issued and in full force and effect, and constitutes in all material respects, all of the authorizations from the FCC necessary for the operation of the LMA Licensee's business with respect to its LMA Stations in the same manner as they presently are being conducted and as they are proposed to the conducted; each LMA Licensee has taken all actions and performed all of its obligations that are necessary to maintain such FCC Authorizations without adverse modification or impairment, and complete and correct copies of the FCC Authorizations of each LMA Licensee have been delivered to the Purchasers; except as expressly set forth on Schedule 4.27(b), no event has occurred which
                                 ----------------
(i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, nonrenewal, impairment or termination of or any order of forfeiture with respect to, any FCC Authorization for any LMA Station or (ii) materially and adversely affects or in the future may (so far as now can reasonably be foreseen) materially adversely affect any of the rights of any LMA Licensee thereunder, and no condition has been imposed by the FCC as part of any of the FCC Authorizations for any LMA Station, or on the grant of the renewal for such FCC Authorizations, which is not set forth on the face thereof as issued by the FCC or contained in the rules and regulations of the FCC applicable generally to stations of the type, nature, class or location of the LMA Stations.

          (iii) To the best of the Company's knowledge after due inquiry: except as expressly set forth in Schedule 4.27(b), no LMA Licensee is a party to
                                 ----------------
any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio industry generally) which could in any manner threaten or adversely affect the validity or continued effectiveness or its FCC Authorizations; the FCC has granted renewals of the FCC Authorizations for each LMA Station in the ordinary course; and each LMA Licensee has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Authorizations.

          (iv) To the best of the Company's knowledge after due inquiry: except as expressly set forth in Schedule 4.27(b), none of the facilities used
                                 ----------------
in connection with any LMA Licensee's radio broadcasting operations that such LMA Licensee owns or uses in connection with the operation of its LMA Station, violates in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders, or regulations and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the facilities or the uses thereof.

          (v) To the best of the Company's knowledge after due inquiry: each Ownership Report filed by each LMA Licensee with the FCC is true, correct and complete in all material respects and there have been no changes in such LMA Licensee's ownership since the filing of the most recent Ownership Reports for the LMA Stations of such LMA Licensee.

          (vi) To the best of the Company's knowledge after due inquiry: the execution, delivery and performance of the Transaction Documents in accordance with their terms will not result in any violation of the Communications Act, and will not cause any forfeiture or impairment of any of the FCC Authorizations issued for the operation of any LMA Station.

                                   ARTICLE 5
                                   ---------

                       REPRESENTATIONS OF THE PURCHASERS
                       ---------------------------------

          Each Purchaser severally and not jointly represents and warrants to the Company as of the date hereof and as of the Closing Time as follows:

          5.01.  Purchase for Investment.
          -------------------------------

          (a) Such Purchaser is acquiring the Securities for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

          (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and
(ii) the Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.

          (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

          (d) Such Purchaser did not, and is not obligated to, pay any broker or finder in connection with the transactions contemplated in this Agreement.

          (e) Such Purchaser is a Qualified Institutional Buyer or an Accredited Investor.

                                   ARTICLE 6
                                   ---------

                       COVENANTS TO PROVIDE INFORMATION
                       --------------------------------

          The Company covenants and agrees with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest, Special Interest and other obligations hereunder in respect thereof, shall have been paid in full, and while any Warrant LP Units or Warrant Shares shall remain outstanding:

          6.01.  Reports to Holders. Commencing upon the earlier of (i) the
          -------------------------
consummation of a Public Equity Offering, to the extent the Excess IPO Proceeds are insufficient to redeem all of the Notes, or (ii) six (6) months after the Issue Date, the Company shall:

          (a)  SEC Reports.  Whether or not the Company is then required to file
          ----------------
     reports with the Commission, file with the Commission all such annual reports, quarterly reports, current reports and other documents that the Company would be required to file if it were subject to Section 13(a) or 15(d) under the Exchange Act.

          The Company will also be required (i) to supply to each Holder without cost to such Holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (ii) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

          (b)  Chief Financial Officer Certificates.  Concurrently with the
          -----------------------------------------
delivery of the reports referred to in subsection (a) of this Section 6.01, deliver an Officers' Certificate (of which one of the signatories shall be the chief financial officer or the Director of Accounting of the Company) (i) stating that, to the best of such Officers' knowledge after due inquiry, each of the Company and its respective Subsidiaries has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and in that such Officer has obtained no knowledge of any Default or Event of Default, except as specified in such Officers' Certificate, and (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Sections 8.02,
8.04 and 8.05 of this Agreement or, if applicable, the corresponding sections of the Indenture.

          (c)  Other Information.  Promptly upon their becoming available,
          ----------------------
deliver copies of all financial statements, reports, notices and proxy statements sent to its securityholders or made available generally by the Company or any of its Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions and, prior to a Public Equity Offering and promptly upon request, such additional financial and other information as any Holder may from time to time reasonably request.

          (d)  Notice of Default or Event of Default.  Promptly, but in any
          ------------------------------------------
event within three (3) Business Days, after any officer of the Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any other action with respect to a claimed Default or Event of Default, deliver a written notice thereof to the Noteholders specifying the nature and existence thereof and what action the Company is taking or proposes to take with respect thereto.

          (e)  Additional Information to Holders of Other Indebtedness.
          ------------------------------------------------------------
Simultaneously with the furnishing of such information to any other holder of Indebtedness of the Company or any of its Subsidiaries, deliver (i) copies of all other financial statements, reports or projections with respect to the Company or its Subsidiaries which are broader in scope or on a more frequent basis than the Company is otherwise required to provide under this Agreement and
(ii) copies of all studies, reviews, reports or assessments relating to environmental matters that reveal circumstances, events or other matters that would reasonably be expected to have a Material Adverse Effect.

          (f)  Original Issue Discount Information. Make information returns
               -----------------------------------
disclosing all original issue discount accruing with respect to the Notes as may be required by applicable law.

                                   ARTICLE 7
                                   ---------

                          OTHER AFFIRMATIVE COVENANTS
                          ---------------------------

          The Issuers further covenant and agree with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest, Special Interest and other obligations hereunder in respect thereof, shall have been paid in full:

          7.01.  Payment of Principal, Premium and Interest. The Issuers shall
                 ------------------------------------------
duly and punctually pay the principal of (and premium, if any, on) and all interest (including Special Interest) on the Notes in accordance with the terms of the Notes and this Agreement.

          The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and interest on overdue interest (including Special Interest), to the extent lawful, at the rate specified in the Notes.

          7.02.  Preservation of Partnership Existence and Franchises. Subject
                 ----------------------------------------------------
to Section 8 hereof, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate or limited liability company (as applicable) or partnership existence, rights (charter and statutory) and franchises of themselves and each Restricted Subsidiary; provided, however, that, subject to the other provisions of this Agreement, the Issuers shall not be required to preserve any such right or franchise, or the existence of any Restricted Subsidiary, if the General Partner (so long as the Company is a partnership) or Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          7.03.  Maintenance of Properties. The Issuers will cause all material
                 -------------------------
properties owned by them or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (except ordinary wear and tear) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuers or any of their Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of their business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

          7.04.  Taxes.
                 -----

          (a)    Payment of Taxes. The Issuers will pay or discharge or cause to
                 ----------------
be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Issuers or any Subsidiary or upon the income, profits or property of the Issuers or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a lien (other than a Permitted Lien) upon the property of the Issuers or any Subsidiary; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          (b)    Tax Returns.  The Issuers and their Subsidiaries shall timely
                 -----------
file or cause to be filed when due all material Tax Returns that are required to be filed by or with respect to the Issuers or their Subsidiaries and shall pay any Taxes due in respect of such Tax Returns.

          7.05.  Books, Records and Access. The Issuers and their Subsidiaries
                 -------------------------
shall keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves). Prior to the effectiveness of an Exchange Offer Registration Statement or a Shelf Registration Statement and thereafter to the extent the Company is not in compliance with its obligations under the Indenture to file with the Commission all annual, quarterly and current reports required by the Exchange Act (whether or not the Company is obligated to report under the Exchange Act), if reasonably required in connection with any resale of Notes or Exchange Notes and upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, subject to compliance with Applicable Laws and confidentiality obligations to third parties, give each Purchaser (to the extent that it holds Notes or Exchange Notes) and any Holder that (i) holds not less than 10% in aggregate principal amount of the then outstanding Notes and (ii) is not a competitor of the Company or any of its Subsidiaries in any material respect (and, in each case, any sales or placement agent or underwriter participating in such resale) and their authorized representatives reasonable access, in the presence of the management of the Company, during normal business hours to all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and their legal advisors, accountants and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the accountants' work papers, permit each Purchaser and such Holder (and any such sales or placement agent or underwriter) to make such copies and inspections thereof as such Purchaser or such Holder may reasonably request and furnish each Purchaser and such Holder (and any such sales or placement agent or underwriter) with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Purchaser or such Holder (and any such sales or placement agent or underwriter) may from time to time reasonably request. Any such visits will be at the expense of such Purchaser or such Holder.

          7.06.  Compliance with Law. The Issuers shall, and shall cause each of
                 -------------------
their Subsidiaries to, comply with all Applicable Laws and shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such non-compliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate, would not have a Material Adverse Effect.

          7.07.  Insurance. The Company shall, and shall cause its Subsidiaries
                 ---------
to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, except where failure to maintain such insurance would not have a material adverse effect.

          7.08.  Offer to Repurchase upon Change of Control.
                 ------------------------------------------

          (a) If a Change in Control shall occur at any time, then each Holder of Notes shall have the right to require that the Issuers purchase, and the Issuers shall make an offer to purchase, from such Holder all of the Notes, in whole or in part and in integral multiples of $1,000 principal amount at Maturity, at a purchase price (the "Change in Control Purchase Price") in cash
                                    --------------------------------
in an amount equal to (i) 101% of the Accreted Value thereof as of the date of repurchase (the "Change in Control Purchase Date") if such date is on or before
                 -------------------------------
May 1, 2005 and (ii) 101% of the principal amount at Maturity of the Notes, thereof plus accrued and unpaid cash interest, if any, to the Change in Control Purchase Date, if such date is after May 1, 2005, pursuant to the offer described in this Section 7.08 (the "Change in Control Offer") and the other
                                     -----------------------
procedures set forth in this Agreement.

          (b) Within 15 days following any Change in Control, the Issuers shall give written notice of such Change in Control Offer to each Holder by first-class mail, postage prepaid, at the address of such Holder appearing in the Security Register, stating, among other things, (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrete original issue discount and/or accrue interest, as the case may be; (iii) that, unless the Issuers default in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrete original issue discount and/or accrue interest, as the case may be, after the Change in Control Purchase Date; (iv) that Holders electing to have any Notes purchased pursuant to a Change in Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase"
                                             ----------------------------------
on the reverse of the Notes completed, to the Issuers or their designated agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Purchase Date; (v) that Holders shall be entitled to withdraw their election if the Issuers or their designated agent receives, not later than the close of business on the second Business Day preceding the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof; (vii) the instructions that the Holders must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Change in Control.

          (c) The Issuers shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change in Control Offer.

          (d) The Issuers will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Agreement) that would materially impair the ability of the Issuers to make a Change in Control Offer to purchase the Notes or, if such Change in Control Offer is made, to pay for the Notes tendered for purchase.

          7.09.  Offer to Purchase by Application of Excess Proceeds.
                 ---------------------------------------------------

          (a)    In the event that, pursuant to Section 8.05 hereof, the Issuers
                                                ------------
shall be required to commence an Excess Proceeds Offer, they shall follow the procedures specified in this Section 7.09.

          (b) Within 15 days after the obligation of the Company to make an Excess Proceeds Offer arises, the Issuers shall give written notice of such Excess Proceeds Offer to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating,
(i) the Excess Proceeds Offer Price and the date of the purchase of Notes pursuant to the Excess Proceeds Offer (the "Excess Proceeds Offer Date"), which
                                            --------------------------
shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest;
(iii) that, unless the Company defaults in the payment of the Excess Proceeds Offer Price, any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Offer Date; (iv) that Holders electing to have any Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender the Notes, with the form entitled "Option
                                                                        ------
of Holder to Elect Purchase" on the reverse of the Notes completed, to the
---------------------------
Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Proceeds Offer Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Offer Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at Maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at Maturity or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Excess Proceeds Offer.

          (c) The Issuers shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Proceeds Offer.

          7.10.  Offer to Purchase In Event of Non-Consummation of Aurora
                 --------------------------------------------------------
                 Acquisition.
                 -----------

          (a) In the event that the Aurora Acquisition has not been consummated within 180 days after the Issue Date, the Issuers shall be obligated to make an offer to purchase (the "Aurora Offer to Purchase"), at a price of
                                   ------------------------
101% of the Accreted Value thereof (the "Aurora Offer Purchase Price"), plus
                                         ---------------------------
accrued and unpaid interest, if any, Notes having an aggregate Accreted Value of 50% of the total Accreted Value of the Notes then outstanding, in accordance with the procedures specified in this Section 7.10.

          (b) Within 15 days after the obligation of the Issuers to make an Aurora Offer to Purchase arises, the Issuers shall give written notice of such Aurora Offer to Purchase to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating,
(i) the Aurora Offer Purchase Price and the date of the purchase of Notes pursuant to the Aurora Offer to Purchase (the "Aurora Offer Purchase Date"),
                                               --------------------------
which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Aurora Offer Purchase Price, any Notes accepted for payment pursuant to the Aurora Offer to Purchase shall cease to accrue interest after the Aurora Offer Purchase Date; (iv) that Holders electing to have any Notes purchased pursuant to an Aurora Offer to Purchase shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes
          ----------------------------------
completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Aurora Offer Purchase Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Aurora Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at Maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at Maturity or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Aurora Offer to Purchase.

          (c) The Issuers shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Aurora Offer to Purchase.

          7.11.  Offer to Purchase In Event Banks Decline Mandatory Prepayment
                 -------------------------------------------------------------
of Proceeds of Certain Debt Issuances. (a) In the event of a Qualified Debt
-------------------------------------
Issuance as to which the Lenders have exercised their election under Section
2.11 of the Bank Credit Agreement not to require the application of the proceeds therefrom to the prepayment of loans or reduction of commitments under the Bank Credit Agreement, the Issuers shall be obligated to make an offer to purchase Notes from Holders (the "Excess Debt Issuance Proceeds Offer to Purchase") in an
                         -----------------------------------------------
amount equal to the portion of such proceeds not applied to such prepayment, at a purchase price per Note (the "Excess Debt Issuance Proceeds Offer Price"), of
                                -----------------------------------------
(i) 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, as of the date of repurchase if such date is on or before May 1, 2005 and
(ii) 100% of the principal amount thereof, plus accrued and unpaid cash interest, if any, to the date of repurchase if such date is after May 1, 2005, in accordance with the procedures specified in this Section 7.11.

          (b) Within 15 days after the obligation of the Issuers to make an Excess Debt Issuance Proceeds Offer to Purchase arises, the Issuers shall give written notice of such Excess Debt Issuance Proceeds Offer to Purchase to each Holder of Notes by first-class mail, postage prepaid, at the address of such Holder appearing in the Security Register, stating, (i) the Excess Debt Issuance Proceeds Offer to Purchase and the date of the purchase of Notes pursuant to the Excess Debt Issuance Proceeds Offer to Purchase (the "Excess Debt Issuance
                                                      --------------------
Proceeds Offer to Purchase Date"), which shall be a Business Day no earlier than
-------------------------------
30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Excess Debt Issuance Proceeds Offer Purchase Price, any Notes accepted for payment pursuant to the Excess Debt Issuance Proceeds Offer to Purchase shall cease to accrue interest after the Excess Debt Issuance Proceeds Offer Purchase Date; (iv) that Holders electing to have any Notes purchased pursuant to an Excess Debt Issuance Proceeds Offer to Purchase shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect
                                                -------------------------
Purchase" on the reverse of the Notes completed, to the Paying Agent at the
--------
address specified in the notice prior to the close of business on the third Business Day preceding the Excess Debt Issuance Proceeds Offer to Purchase Date;
(v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Excess Debt Issuance Proceeds Offer to Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at Maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at Maturity or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Excess Debt Issuance Proceeds Offer to Purchase. To the extent that the aggregate Excess Debt Issuance Proceeds Offer Price that would be payable in respect of Notes tendered pursuant to an Excess Proceeds Debt Issuance Offer is less than the Excess Debt Issuance Proceeds available for such offer, the Company may use such deficiency for general corporate purposes. If the aggregate Excess Proceeds Debt Issuance Offer Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Debt Issuance Proceeds, Notes to be purchased will be selected on a pro rata basis.

          (c) The Issuers shall comply to the extent applicable with the requirements of the tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Excess Debt Issuance Proceeds Offer to Purchase.

          7.12.  Further Assurances. Issuers shall, upon the request of the
                 ------------------
Noteholders, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement.

                                   ARTICLE 8
                                   ---------

                               NEGATIVE COVENANTS
                               ------------------

          The Company hereby covenants and agrees with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest, Special Interest and other obligations hereunder in respect thereof, shall have been paid in full:

          8.01.  Stay, Extension and Usury Laws. The Issuers covenant (to the
                 ------------------------------
extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of their obligations under the Notes or this Agreement, and the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Noteholders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

          8.02.  Restricted Payments.
                 -------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

          (i) declare or pay any dividend on, or make any other distribution or payment on or in respect of, any of its Equity Interests of the Company or any Restricted Subsidiary or any payment to direct or indirect Holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, Qualified Equity Interests (other than dividends or distributions payable solely in Qualified Equity Interests);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interests or any Equity Interests of any of its Affiliates (other than Equity Interests of any Wholly Owned Restricted Subsidiary);

          (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any Subordinated Indebtedness;

          (iv) make any Investment (other than any Permitted Investment) in any Person; or

          (v) declare or pay any dividend or distribution on any Equity Interests of any Restricted Subsidiary to any Person (other than to the Company or any of its Wholly Owned Restricted Subsidiaries) other than pro rata dividends or distributions on a class of Voting Equity Interests of any Restricted Subsidiary, the majority of which is owned by the Company and/or one or more Wholly Owned Restricted Subsidiaries; provided that no Restricted Subsidiary shall declare or pay such pro rata dividends or distributions on its Voting Equity Interests of the Company or any Restricted Subsidiary to any Person

(other than the Company or a Wholly Owned Restricted Subsidiary) at a time when it has outstanding Indebtedness owed to the Company or another Restricted Subsidiary; (such payments, Investments or other actions described in clauses
(i) through (v) are collectively referred to as "Restricted Payments"), unless
                                                 -------------------
at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 8.04, and (3) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date shall not exceed the sum of, without duplication:



          (A) 50% of the aggregate Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the first fiscal quarter commencing after the Issue Date and ending on the last day of the Company fiscal quarter immediately preceding the date of the Restricted Payment for which financial statements are available (or, if such aggregate Consolidated Adjusted Net Income shall be a deficit, minus 100% of such deficit); plus

          (B) the greater of (i) $0 and (ii) the aggregate Net Cash Proceeds received by the Company after the Issue Date as a capital contribution in respect of existing Qualified Equity Interests of the Company or from the issuance or sale of Qualified Equity Interests of the Company (including Equity Interests issued upon the exercise of options, warrants, options or rights to purchase Equity Interest of Qualified Equity Interests of the Company or the conversion or exchange of Indebtedness into Qualified Equity Interests to any person (other than to any Subsidiary of the Company) (except to the extent of any such Net Cash Proceeds applied in the manner provided in clause (b)(ii) or (iii) below) minus $112.0 million; plus

          (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Adjusted Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment; plus

          (D) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with
               Section 8.17 the proportionate interest of the Company and the Restricted Subsidiaries in the Fair Market Value of any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with
               Section 8.17 not to
                 exceed in any case the Designation Amount with respect to such Restricted Subsidiary upon its Designation; minus

          (E) the greater of (i) $0 and (ii) the Designation Amount (measured as of the Date of Designation) with respect to any Restricted Subsidiary that has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 8.17.

          (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii), (iii), (iv), (v), (vi) and (vii) below) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of any such action;

          (i) the payment of any dividend or distribution within 60 days after the date of declaration or approval thereof, if at such date of declaration or approval such dividend or distribution would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration or approval for purposes of the calculation required by paragraph (a) above;

          (ii) the purchase, redemption, retirement or other acquisition, of any shares of Equity Interests of the Company, in exchange for, or out of the Net Cash Proceeds of a substantially concurrent capital contribution in respect of, or issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

          (iii) the purchase, redemption, defeasance or other acquisition or retirement of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent capital contribution in respect of, or issuance and sale (other than to a Subsidiary) of Qualified Equity Interests of the Company;

          (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired; and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes;

          (v) so long as no Default shall have occurred or be continuing and provided the Company is then a partnership for federal income tax purposes, distributions in respect of, and repurchases of, Equity Interests of the Company owned by the partners of the Company, to the extent necessary to pay current tax liabilities payable in respect of income of the Company in an amount not to exceed in any calendar year the product of (a) the ordinary income from trade or business activities and giving effect to other items of income, loss and deduction reported by the Company for the most recently ended tax year for federal income tax purposes multiplied by
     (b) a percentage equal to the [highest combined applicable marginal federal and New Jersey income tax rates] for corporations or individuals for such tax year (expressed as a percentage); provided that nothing in this clause
     (v) shall be deemed to permit any such distribution or repurchase to pay any tax liabilities of the Company's partners resulting from the conversion of the Company from partnership to corporate form;

          (vi) Investments constituting Restricted Payments not to exceed $5,000,000;

          (vii) the application of the Net Cash Proceeds from the offering of the Notes and borrowings under the Bank Credit Agreement to pay (x) the Existing Notes Repayment, (y) the Initial NH Redemption Payment and (z) the Preferred Return Payments; and

          (viii) the Deferred NH Redemption Payment.

The actions described in clauses (i), (v) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a), and the actions described in clauses ((ii), (iii), (vii) and (viii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above.


8.03. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
      -------------------------------------------------------------------------
The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Equity Interests or any other interest or participation in, or measured by, its profits owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make Investments in the Company or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the Issue Date, (ii) applicable law, (iii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any

Person, other than the Person, or the property or assets of the Person, so acquired, (v) restrictions contained in any security agreement (including a capital lease obligation) securing Indebtedness of the Company or a Restricted Subsidiary otherwise permitted under this Agreement, (vi) customary nonassignment provisions entered into in the ordinary course of business in leases and other agreements, (vii) restrictions with respect to assets under an agreement pursuant to which the Company or a Restricted Subsidiary has agreed to the sale or disposition of such assets in accordance with Section 8.05, (viii) pursuant to this Agreement and the Notes, (ix) the Bank Credit Agreement as in effect on the date hereof, or (x) any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances and restrictions in the foregoing clause (i) or (iv) so long as such encumbrances or restrictions, taken as a whole, are no less favorable in any material respect to the Company or any Restricted Subsidiary than those contained in the agreement so executed, renewed, refinanced or replaced.

          8.04.  Incurrence of Indebtedness. (a) The Company will not, and will
                 --------------------------
not permit any Restricted Subsidiary to create, incur, assume, issue, guarantee or in any other manner become, directly or indirectly liable, contingently or otherwise, for or with respect to (in any such case, to "incur") any
                                                         -----
Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness; provided that the Company and Opco may Incur Indebtedness (including any Acquired Indebtedness) if after giving pro forma effect to such incurrence (including the application of net proceeds therefrom), (i) the Consolidated Leverage Ratio for the latest four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness does not exceed 7.5:1.0 and (ii) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions set forth in this covenant.

          (b) For the purposes of determining compliance with this Section 8.04, in the event that an item of Indebtedness or any portion thereof meets the criteria of more than one of the types of Permitted Indebtedness, the Company will have the right, in its sole discretion, to classify such item of Indebtedness or portion thereof at the time of its incurrence and will only be required to include the amount and type of such Indebtedness or portion thereof under the clause permitting the Indebtedness as so classified, provided that (1) Indebtedness outstanding at the Closing Time (other than under the Bank Credit Agreement or the Notes) will be deemed outstanding under clause (e) of the definition of "Permitted Indebtedness," (2) Indebtedness under the Bank Credit Agreement (including amounts outstanding at the Closing Time) of up to $144,000,000 (as reduced under clause (a) of the definition of "Permitted Indebtedness") will be deemed incurred under clause (a) of the definition of "Permitted Indebtedness" and (3) the Notes will be deemed incurred under clause
(b) of the definition of "Permitted Indebtedness". Accrual of interest, accretion of accreted value and the payment of interest through the issuance of securities paid-in-kind shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.04.

          (c) The Company shall not permit any direct or indirect Restricted Subsidiary existing on the Issue Date or thereafter created that is a parent company of Opco to incur, or suffer to exist, any Indebtedness.

          8.05.  Asset Sales. (a) The Company will not, and will not permit any
                 -----------
Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale unless (i) the consideration received by the Company or such Restricted Subsidiary, as the case may be, for such Asset Sale is not less than the Fair Market Value of the shares or assets sold or otherwise disposed of (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by the Company or relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% (which shall not include like kind exchanges) cash or Cash Equivalents; provided, however, that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to any arrangement releasing the Company or such Restricted Subsidiary from further liability shall be treated as cash or Cash Equivalents.

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary may use the Net Cash Proceeds thereof, within 365 days after such Asset Sale, to (i) permanently repay or prepay any then outstanding senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or a Restricted Subsidiary, as the case may be, existing on the Issue Date. If any such legally binding agreement to invest such Net Cash Proceeds is terminated, then the Company, may, within 60 days of such termination or within 270 days of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "Excess Proceeds," subject to disposition as provided
                           ---------------
herein.

          (c) When the aggregate amount of Excess Proceeds equals or exceeds $2,500,000.00 (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof) the Issuers shall, within 30 business days, make an offer to purchase (an "Excess Proceeds Offer") from all Holders,
                                     ---------------------
on a pro rata basis, in accordance with the procedures set forth in Section 7.09 above, the maximum aggregate principal amount at Maturity of Notes (expressed as a multiple of $1,000) that may be purchased with the entire amount of such Excess Proceeds. The offer price (the "Excess Proceeds Offer Price") as to each
                                        ---------------------------
Note shall be equal to (a) 100% of the Accreted Value of the Note, if such purchase date is on or before May 1, 2005, and (b) 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, if such purchase date is after May 1, 2005 payable in cash. To the extent that the aggregate Excess Proceeds Offer Price that would be payable in respect of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds available for such offer, the Company may use such deficiency for general corporate purposes. If the aggregate Excess Proceeds Offer Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

          (d) Whenever the Excess Proceeds received by the Company exceed $2,500,000, such Excess Proceeds shall be set aside by the Issuers in a separate account pending (i) deposit with a paying agent of the amount required to purchase the Notes tendered in an

Excess Proceeds Offer, (ii) delivery by the Issuers of the Exceeds Proceeds Offer Price to the Holders tendered in an Excess Proceeds Offer and (iii) application, as set forth above, of Excess Proceeds for any lawful purposes. Such Excess Proceeds may be invested in Cash Equivalents; provided that the maturity date of any investment shall not be later than the date of the Excess Proceeds Offer. The Issuers shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

       8.06.  Transactions with Affiliates.  The Company will not, and will not
              ----------------------------
permit, cause or suffer any Restricted Subsidiary to conduct any business or enter into or suffer to exist, directly or indirectly, any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any Restricted Subsidiary or any beneficial holder of ten percent (10%) or more of any class of Equity Interests of the Company or any officer or director of the Company or any Restricted Subsidiary (each, an "Affiliate Transaction") unless (i) such transaction or series of
           ---------------------
related transactions are on terms that are no less favorable to the Company or, Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's length transaction with unrelated third parties who are not Affiliates, (ii) with respect to any transaction or series of related transactions involving aggregate consideration greater than $1,000,000.00 (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof), the Company shall deliver an Officers' Certificate to each Holder certifying that such transaction or series of related transactions has been approved by the Board of Directors of the Company (including a majority of the Disinterested Directors on the Board of Directors,) and such Board of Directors has determined such Affiliate Transaction complies with clause (i) above, (iii) with respect to any transaction or series of related transactions involving aggregate consideration greater than $5,000,000 (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof), the Company shall obtain a written opinion from an Independent Financial Advisor certifying that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view; provided, however, that this provision will not restrict (1) any transaction or series of related transactions among the Company and Wholly Owned Restricted Subsidiaries or among Wholly Owned Restricted Subsidiaries, (2) Investments in Qualified Equity Interests of the Company by any Person, including an Affiliate of the Company, (3) the Company from paying reasonable and customary regular compensation and fees to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary, (4) the making of any Restricted Payment not prohibited by Section 8.02, (5) the transactions and agreements in existence on the Issue Date and listed in Schedule 8.06 and any amendment thereto that is not
                   -------------
disadvantageous to the Holders in any material respect or (6) any employment agreements entered into by the Company or any of its Restricted Subsidiaries or any stock option agreement entered into by the Company in the ordinary course of business.

          8.07.  Holding Company Status.  The Company shall at all times conduct
                 ----------------------
no business, operations or assets and have no liabilities other than those liabilities (i) permitted under Section 8.04, (ii) incident to acting as a
                                ------------
holding company for, and owning Equity Interests of, Opco, LicensCo and Nassau Finance, (iii) related to the management and administration of the businesses of Opco and its Subsidiaries and (iv) contingent liabilities remaining from the ownership of the assets transferred to, and the liabilities assumed by, Opco in connection with the Recapitalization.

          8.08.  Limitation on Liens.  The Company will not, and will not permit
          --------------------------
any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Pari Passu Indebtedness or Subordinated Indebtedness upon any of its property or assets, now owned or hereafter acquired, unless (i) in the case of any Lien securing Subordinated Indebtedness, the Notes shall be secured by a Lien on such property or assets that is senior in priority to such Lien and (ii) in the case of any other Lien, the Notes shall be directly secured equally and ratably, except for Permitted Liens.

          8.09.  Limitation on Issuances and Sales of Equity Interests of
          ---------------------------------------------------------------
Restricted Subsidiaries. The Company will not sell, and will not permit any
-----------------------
Restricted Subsidiary, directly or indirectly, to issue or sell, any Equity Interests of a Restricted Subsidiary except (a) to the Company or a Wholly Owned Restricted Subsidiary, (b) if, immediately after giving effect to such issuance or sale, neither the Company nor any of its Subsidiaries owns any Equity Interests of such Restricted Subsidiary or (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under Section 8.02 herein if made on the date of such issuance or sale.

          8.10.  Payments for Consents.  Neither the Company nor any of its
          ----------------------------
Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder in consideration for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is concurrently offered to be paid or is concurrently paid to all Noteholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          8.11.  Merger, Consolidation, Conversion or Sale of Assets.  The
          ----------------------------------------------------------
Company will not, in a single transaction or a series of related transactions, consolidate, amalgamate or combine with or merge with or into, or convert into, any other Person or directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons or permit any Restricted Subsidiary to enter into any such transaction or series of related transactions, if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or Persons, unless at the time and immediately after giving effect thereto:

          (i) either (a) the Company will be the continuing Person or the resulting, surviving or transferee Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or converted, or the Person which acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis substantially as an entirety, as the case may be (the "Successor Company"), (1) will be a partnership or corporation organized
      -----------------
     and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) will expressly assume, by a supplement or amendment to this Agreement in form satisfactory to the Required Holders, the Issuer's obligation pursuant to the Notes for the due and punctual payment of the principal (including accretion of original issue discount) of, premium, if any, on and interest on all the Notes and the performance and observance of every covenant of this Agreement on the part of the Issuers to be performed or observed;

          (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the latest fiscal quarter for which consolidated financial statements of the Company are available immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Successor Company if the Company is not the continuing obligor under this Agreement) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 8.04; and

          (iv) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of
     Section 8.08 are complied with.

          Notwithstanding the foregoing, none of the provisions of this Section
8.11 (other than clause (i)) shall apply to the Reorganization.

          8.12.  Successor Company Substituted.  Upon any consolidation, merger
          ------------------------------------
or conversion, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.11 in which the Issuers are not the
                           ------------
continuing obligor under this Agreement, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor had been named as the Issuers therein. When a successor assumes all the obligations of its predecessor under this Agreement, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal (including accretion of original issue discount) of, premium, if any, and interest on the Notes.

          8.13.  Public Disclosures.  The Company shall not, and shall not
          -------------------------
permit any of its Subsidiaries to, disclose the name or identity of any Holder as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction or in any Shelf Registration Statement, in which case prior to making such disclosure the Company shall give written notice to such Holder describing in reasonable detail the proposed content of such disclosure and shall permit such Holder to review and comment upon the form and substance of such disclosure.

          8.14.  [Reserved]
          -----------------

          8.15.  Conduct of Business.  (a)  The Company and the Restricted
          --------------------------
Subsidiaries shall not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and the Restricted Subsidiaries are engaged in at the Closing Time after giving effect to the Transactions.

          (b) Nassau Finance will not own any operating assets or other properties or conduct any business other than to serve as an Issuer and obligor on the Notes and other Indebtedness permitted to be incurred by Nassau Finance under this Agreement.

          8.16.  Limitation on Tax Consolidation.  After giving effect to the
          --------------------------------------
Reorganization the Company shall not and shall not permit any of its Subsidiaries to become a party to a consolidated Federal income tax return (or any combined, unitary or similar state, local or foreign income or franchise tax return) with any Person other than the Company and its Subsidiaries if as a result thereof, as of any date, the aggregate amount of Federal income taxes (or state, local or foreign or franchise taxes) which the Company and its Subsidiaries have then or theretofore paid or become obligated to pay (determined on a cumulative basis, taking into account net benefits received by the Company and its Subsidiaries and also giving effect to amounts payable under any applicable indemnity agreement from any other party to such consolidated returns) exceeds the amount which the Company and its Subsidiaries would have been required to pay pursuant to a consolidated, combined, unitary or similar tax return solely of the Company and its Subsidiaries.

          8.17.  Limitation on Designations of Unrestricted Subsidiaries.  (a)
          --------------------------------------------------------------
The Company may designate any Subsidiary of the Company as an
"Unrestricted Subsidiary" (a "Designation") only if:
                              -----------

          (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (ii) the Company would be permitted to make an Investment under all applicable provisions of Section 8.02 at the time of Designation in an amount (the "Designation Amount") equal to the Fair Market Value of the
                  ------------------
     Investment of the Company and the Restricted Subsidiaries in such Subsidiary on such date.

In the event of any such Designation, the Company will be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 8.02 for all purposes of this Agreement in the Designation Amount. The Company shall not and shall not permit any Restricted Subsidiary to, at any time, (i) guarantee any Indebtedness of any Unrestricted Subsidiary or (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, except in the case of clause (i) or (ii) to the extent permitted under Sections 8.02 and 8.03 herein.

          (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:
                            ----------

          (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes.

All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Holders certifying compliance with the foregoing provisions.

          8.18. Limitation on Public Equity Offerings.  Prior to the 180th day
          -------------------------------------------
after the Issue Date, the Company may not effect any Public Equity Offering unless such Public Equity Offering, together with any private placement of Qualified Equity Interests, qualifies as a Qualified Equity Issuance.

                                   ARTICLE 9
                                   ---------

                 PROVISIONS RELATING TO RESALES OF SECURITIES
                 --------------------------------------------

          9.01. Private Offerings.  The Company and the Purchasers agree that
          -----------------------
the following provisions will apply to any Private Offerings:

          (a)   Offers and Sales Only to Institutional Accredited Investors or
          --------------------------------------------------------------------
Qualified Institutional Buyers.  Offers and sales of the Securities will be made
------------------------------
only by the Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Prior to the effectiveness of a registration statement with respect to the Notes or the Exchange Notes and a registration statement with respect to the Exchange Shares, each such offer or sale shall only be made (i) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers, (ii) to other institutional accredited investors referred to in Rule 501(a)(1), (2), (3) or (7) of Regulation D that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional
                                                                 -------------
Accredited Investors") or (iii) non-U.S. persons that are financial
--------------------
institutions, investment advisors or affiliates of the foregoing or would otherwise be substantially equivalent to an Institutional Accredited Investor outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S under the Securities Act; provided that this will not prohibit offers and sales of Shares pursuant to Rule 144 (or any successor provision) to any Person or of any Securities or Exchange Notes pursuant to a registration statement filed with the Commission under the Securities Act.

          (b)   No General Solicitation.  The Securities will be offered by
          -----------------------------
approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States and no directed selling efforts (as defined in Regulation S) will be used made outside the United States in connection with the offering of the Securities.

          (c)   Purchases by Non-Bank Fiduciaries.  In the case of a non-bank
          ---------------------------------------
Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to
Section 9.01, each third party shall, in the judgment of the applicable Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

          (d)  Restrictions on Transfer; Legend.  Upon original issuance by the
          -------------------------------------
Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than, in the case of the Notes, the Exchange Notes) shall bear such legend as is required under Section 9.08 of this Agreement.

          (e)  No Future Liability.  Following the sale of the Securities by any
          ------------------------
Purchaser to Subsequent Purchasers in accordance with the terms of this
Section 9, such Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security previously sold by such Purchaser in compliance with this Section 9.01.
                                       ------------

          (f)  Securities Act Restrictions.
          --------------------------------

          (i) A Holder selling Securities in a Private Offering to a transferee that is an Accredited Investor or a Qualified Institutional Buyer must satisfy each of the following conditions:

               (1) such Holder or transferee must represent that the transferee is acquiring the Securities for its own account and that it is not acquiring such Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

               (2) such transferee must agree to be bound by the provisions of this Section 9.01 with respect to any resale of the Securities.

          (ii) A Holder may sell its Securities to a transferee in accordance with Regulation S under the Securities Act; provided, however, that each of the following conditions is satisfied:

               (1) the offer of Securities must not be made to a person in the United States;

               (2)  either:

                    (A) at the time the buy order is originated, the transferee is outside the United States or the Holder and any person acting on its behalf reasonably believes that the transferee is outside the United States, or

                    (B) the transaction must be executed in, on or through the facilities of a designated offshore securities market and neither the Holder nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

               (3) no directed selling efforts may be made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

               (4) the transaction must not be part of a plan or scheme to evade the registration requirements of the Securities Act.

          (iii) In the event of a proposed exercise or sale that does not qualify under either subclause (i) or (ii) above, a Holder may sell its Securities only if:

               (1) such Holder must give written notice to the Company of its intention to exercise or effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Holder, which counsel shall be reasonably satisfactory to the Company;

               (2) counsel for the Holder must render an opinion, to the effect that such proposed sale may be effected without registration under the Securities Act; and

               (3)  such Holder or transferee must comply with subclause
          (i)(1) and (2) above.

          9.02.   Resale Offering Assistance.
          ----------------------------------

          (a) At any time following 24 months after the Closing Time (provided that the Company is not then subject to, and in compliance with, the reporting requirements of Section 13 or 15(d) of the Exchange Act) (the "Assistance Period"), the Company will, if reasonably requested by the Required
 -----------------
Holders, assist the holders of Notes and Exchange Notes in completing any private or public resale of any portion thereof (including any such resales of the Notes pursuant to any Private Offering and any resales of the Exchange Notes following the completion of the Exchange Offer if the holder thereof was not eligible to participate in the Exchange Offer) in accordance with the holders' intended method of distribution. Such assistance may, in each case, include the following:

          (i) direct contact between the Company's senior management and advisors and prospective purchasers and hosting of one or more meetings of prospective purchasers;

          (ii) responding to reasonable inquiries of, and providing answers to, each prospective purchaser who so requests concerning the Company and its Subsidiaries (to the extent such information is available or can be acquired and made available to prospective purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by Applicable Law or applicable confidentiality restrictions) and the terms and conditions of the applicable distribution;

          (iii) if requested by the Required Holders, making available information and materials to be used in connection with the distribution (including assistance in completion of any sales or placement agent's, if any, or in the case of an underwritten offering, the lead managers' and co-managers' reasonable due diligence review of the Company and its Subsidiaries); and

          (iv) promptly preparing and providing to the holders of Securities and Exchange Notes (or any sales or placement agent therefor and any underwriter thereof) all information with respect to the Company, including projections (it being recognized that projections as to future events are not to be viewed as fact, and that the actual results may differ from projected results), as such holders (or any sales or placement agent therefor and any underwriter thereof) may reasonably request. Any such projections that will so be made available to such holders (or each placement or sales agent, if any, therefor and each underwriter, if any, thereof) by the Company or any of its representatives will be prepared in good faith based upon reasonable assumptions.

          (b) During the Assistance Period, the Company will allow the Required Holders (or any sales or placement agent therefor or, in the case of an underwritten offering, the lead manager and co-managers thereof, in each case, as may be selected by the Purchasers and is reasonably acceptable to the Company), in consultation with the Company, to manage all aspects of the distribution, including decisions as to the selection of institutions to be approached and when and how they will be approached.

          (c) During the Assistance Period, all materials supplied or available under this Section 9.02 or under Section 6 by the Company (including any materials referred to or incorporated by reference therein, "Resale Materials")
                                                             ----------------
will not, as of its date and as of the closing of such Private Offering, when taken as a whole, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) If, prior to the completion of any sale of the Securities and Exchange Notes, if applicable, by the selling holders (as evidenced by a notice in writing from the holders to the Company), any event shall occur or condition exist as a result of which the Resale Materials would contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances, not misleading, then the Company agrees to promptly prepare and furnish at its own expense to the selling holders, further information so that the statements in the Resale Materials, taken as a whole, will not contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances, not misleading. The Company hereby expressly acknowledges the indemnification and contribution provisions of Sections 13.02 and 13.03 hereof are specifically applicable and relate to Resale Materials.

          (e) In addition (and not in limitation of the foregoing), for the benefit of holders and beneficial owners from time to time of Securities or Exchange Notes, the Company shall, upon the request of any such holder, furnish, at its expense, to holders and beneficial owners of Securities or Exchange Notes and prospective purchasers thereof information ("Additional Company
                                                 ------------------
Information") satisfying the requirements of subsection (d)(4) of Rule 144A.
-----------

          9.03.  Blue Sky Compliance.  In connection with any Private Offering
          --------------------------
of the Notes, the Company shall cooperate with the selling Holders and counsel for the selling Holders to qualify or register the Notes, and the Shares, if applicable, for sale under (or to obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the selling Holders, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes and the Shares, if applicable. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where they are not then qualified or to taxation as a foreign corporation. The Company will advise the selling Holders promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes or the Shares, if applicable, for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall, with the cooperation of the selling Holders, use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

          9.04.  Ratings of the Notes.  In connection with any offering of Notes
          ---------------------------
or Exchange Notes pursuant to the Exchange and Registration Rights Agreement, the Company shall, at its expense, if so requested by the Holders, use its best efforts to enable either Standard & Poor's Ratings Services, Inc. or Moody's Investors Services, Inc. to provide their respective credit ratings of the Notes or the Exchange Notes.

          9.05.  Exchange and Registration Rights Agreement; Mezzanine
          ------------------------------------------------------------
Investors Stock Registration Rights Agreement.  The Company shall comply with
---------------------------------------------
all provisions and obligations of the Exchange and Registration Rights Agreement and the Mezzanine Investors Stock Registration Rights Agreement and shall comply with all applicable federal and state securities laws in connection therewith.

          9.06.  No Integration.  The Company agrees that it shall not and (to
          ---------------------
the extent within its control) it shall cause its Affiliates not to make any offer or sale of securities of any class of the Company if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (a) the sale of the Securities by the Company to the Purchasers, (b) the resale of Securities or Exchange Notes by the Purchasers to Subsequent Purchasers or (c) the resale of Securities or Exchange Notes by such Subsequent Purchasers to others) any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise.

          9.07.  DTC Agreement.  The Company will, to the extent required under
          --------------------
the Exchange and Registration Rights Agreement, use its best efforts to cause the Exchange Notes to be registered in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary"), pursuant to
                                                      ----------
an agreement among the Company and the Depositary in the form then required by the Depositary. The Company will cooperate with the Holders and use its best efforts to permit the Exchange Notes, when issued, and the Shares, to be eligible for clearance and settlement through the facilities of the Depositary. In connection therewith, the Company shall obtain a CUSIP number for the Exchange Notes.

          9.08.  Form of Legend for the Securities.  Unless otherwise permitted
          ----------------------------------------
by Section 9.01(f), every Unit and Note issued and delivered hereunder shall bear a legend in substantially the following form:

          THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR
                                                   --------------
QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF MAY 4, 2000 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "PURCHASE AGREEMENT"),
                                                           ------------------
AMONG NASSAU BROADCASTING PARTNERS, L.P., NASSAU FINANCE CORP. AND THE PURCHASERS NAMED THEREIN, [THE EXCHANGE AND NOTES REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 4, 2000, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN], /1/ [THE FOURTH RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE COMPANY, DATED AS OF MAY 4, 2000, AMONG THE PARTNERS NAMED THEREIN, THE SECOND AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF MAY 4, 2000, AMONG THE COMPANY, THE PURCHASERS AND THE OTHER PARTIES NAMED THEREIN, AND THE COMMON STOCK REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 4, 2000, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN], COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF NASSAU BROADCASTING PARTNERS, L.P.

          Unless otherwise permitted by Section 9.01(f), each LP Unit issued and delivered hereunder shall bear a legend in substantially the following form:

          THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR
                                                   --------------
QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF MAY 4, 2000, AMONG NASSAU BROADCASTING PARTNERS, L.P., NASSAU FINANCE CORP. AND THE OTHER PURCHASERS
__________________

/1/  To be included only on the certificates evidencing the Units and the Notes

NAMED THEREIN THE FOURTH RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE COMPANY, DATED AS OF MAY 4, 2000, AMONG THE PARTNERS NAMED THEREIN, THE SECOND AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, DATED AS OF MAY 4, 2000, AMONG THE COMPANY, THE PURCHASERS AND THE OTHER PARTIES NAMED THEREIN, AND THE COMMON STOCK REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 4, 2000, AMONG THE COMPANY AND THE OTHER PURCHASERS NAMED THEREIN. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF NASSAU BROADCASTING PARTNERS, L.P.

                                  ARTICLE 10
                                  ----------

                                   THE NOTES
                                   ---------

          10.01. Form and Execution.  The Notes shall be in the form of Exhibit
          -------------------------                                     -------
A hereto. The Notes shall be executed on behalf of (x) the Company by the
-
President or any of the Vice Presidents of the General Partner (so long as the Company is a partnership) and of the Company (following the Reorganization) attested by the Secretary or one of the Assistant Secretaries of the General Partner (so long as the Company is a partnership) and the Company (following the Reorganization) (y) Nassau Finance Corp. by its President or any of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the General Partner (prior to the Reorganization) or Company (after the Reorganization) shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          10.02. Terms of the Notes.  The terms of the Notes shall be as set
          -------------------------
forth in Exhibit A. Without limiting the foregoing:

          (a)    Stated Maturity.  The Stated Maturity of the principal of Notes
          ----------------------
shall be as provided in Exhibit A.
                        ---------

          (b)    Interest.  The Notes will accrete original issue discount at
          ---------------
the rate of 13% per annum (increasing to 14% per annum as and from November 1,
2000), compounded semiannually, to an aggregate principal amount of $1,000 by May 1, 2005, and shall bear cash interest at the rate of 14% per annum accruing from May 1, 2005, or from the most recent Interest Payment Date to which cash interest has been duly paid or provided for, payable on November 1, 2005 and, semiannually thereafter on May 1 and November 1 of each year and Special Interest, if any, on their principal amount and overdue interest and Special Interest as provided in Exhibit A.
                        ---------

          10.03.  Denominations. The Notes shall be issuable only in registered
          ---------------------
form without coupons and only in denominations of U.S. $1,000 and any integral multiple thereof.

          10.04.  Payments and Computations. All payments of interest on the
          ---------------------------------
Notes shall be paid to the Persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the "Regular Record Date") and all payments
                                        -------------------
of principal on the Notes shall be paid to the persons in whose names such Notes are registered on the applicable Redemption Date or at Maturity, as applicable. Principal on any Note shall be payable only against surrender therefor, while payments of interest on Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the Person entitled thereto at such Person's address appearing on the Security Register or, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Issuers no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Holder no longer is the registered owner of such Note or Notes.

          Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          10.05.  Registration; Registration of Transfer and Exchange. Security
          ---------------------------------------------------------------------
Register. The Issuers shall maintain a register (the "Security Register") for
--------                                              -----------------
the registration or transfer of the Notes. The name and address of the Holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register and the Issuers shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Noteholder. There shall be no more than one Holder for each Note, including all beneficial interests therein.

          (b)  Registration of Transfer.  Upon surrender for registration of
          -----------------------------
transfer of any Note at the office or agency of the Issuers, the Issuers shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

          (c)  Exchange.  At the option of the Noteholder, Notes may be
          -------------
exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute and deliver the Notes which the Holder making the exchange is entitled to receive.

          (d)  Effect of Registration of Transfer or Exchange.  All Notes issued
          ---------------------------------------------------
upon any registration of transfer of exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

          (e)  Requirements; Charges.  Every Note presented or surrendered for
          --------------------------
registration of transfer or for exchange shall (if so required by the Issuers) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 8.11 not involving any transfer.

          (f)    Certain Limitations.  If the Notes are to be redeemed in part,
          --------------------------
the Issuers shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 12.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          10.06. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated
          ---------------------------------------------------
Note is surrendered to the Issuers, the Issuers shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Issuers (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by then to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note pursuant to this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          10.07. Persons Deemed Owners.  Prior to due presentment of a Note
          ----------------------------
for registration of transfer, the Issuers and any agent of the Issuers may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and neither the Issuers nor any agent of the Issuers shall be affected by notice to the contrary.

          10.08.  Cancellation. All Notes surrendered for payment, redemption,
          --------------------
registration of transfer or exchange shall, if surrendered to any Person other than the Issuers, be delivered to the Issuers and shall be promptly canceled by it. The Issuers shall cancel any Notes previously issued and delivered hereunder which the Issuers may have reacquired.

          10.09.  Home Office Payment. So long as any Purchaser or its nominee
          ---------------------------
shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Issuers will pay all sums becoming due on such Note for principal, premium, if any, and interest by such method and at such address as such Purchaser shall have from time to time specified to the Issuers in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuers made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation reasonably promptly after any such request, to the Issuers at their principal executive offices. Prior to any sale or other disposition of any Note held by such Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which original issue discount has accreted or interest has been paid thereon or surrender such Note to the Issuers in exchange for a new Note or Notes pursuant to Section 10.05. The Issuers will afford the benefits of this
Section 10.09 to any direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser made in this Section 10.09.

                                  ARTICLE 11
                                  ----------

                               EVENTS OF DEFAULT
                               -----------------

          11.01.  Events of Default. An Event of Default shall exist upon the
          -------------------------
occurrence of any of the following specified events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) (each, an "Event of Default"):
                 ----------------

          (1) default in the payment of any interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, required purchase or otherwise); or

          (3) (A) default in the performance, or breach, of any covenant or agreement of the Issuers contained in this Agreement (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (1) and (2) or in clauses (B), (C) or (D) of this clause (3) of this Section 11.01), and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Issuers by holders of at least 25% aggregate principal amount at Maturity of the Notes then Outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of
                                                                    ---------
     Default" hereunder; (B) default in the performance or breach of the
     -------
     provisions of Sections 7.09 and 8.05; (C) default in the performance or breach of Section 8.11; or (D) the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 7.08; or

          (4) (A) one or more defaults in the payment of principal of (or premium, if any, or interest on) Indebtedness of the Issuers or any Restricted Subsidiary aggregating $2,500,000.00 or more (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof), when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Significant Subsidiary aggregating $2,500,000.00 or more (or, to the extent not denominated in United States dollars, the United States Dollar Equivalent thereof) shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Stated Maturity thereof; or

          (5) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against either Issuer or any Restricted Subsidiary or their respective properties for the payment in money, either individually or in an aggregate amount, in excess of $2,500,000.00 (or, to the extent not denominated in United States dollars, the United States Equivalent thereof) and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

          (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging either Issuer or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuers or any Significant Subsidiary under a Bankruptcy Law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuers or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (7) the institution by either Issuer or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under a Bankruptcy Law or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of either Issuer or any Significant Subsidiary or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

          (8) any representation, warranty, certification or statement made or deemed to have been made by or on behalf of the Company or by any officer of the Company in respect of any Transaction Document or in any statement or certificate at any time given by or on behalf of the Company or by any officer of the Company in writing pursuant hereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

          (9) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

          (10) one or more FCC Authorizations shall be terminated or revoked such that Opco is no longer able to operate the related Radio Station and retain the revenue received therefrom or one or more FCC Authorizations shall fail to be renewed at the stated expiration thereof such that Opco is no longer able to operate the related Radio Station and retain the revenue received therefrom, except with respect to any of the foregoing in the event that the termination, revocation or failure to renew would result in the loss of less than 5% of Opco's consolidated gross revenue; and such termination, revocation or failure to renew is not cured within the applicable cure period under the Bank Credit Agreement plus 15 days after the receipt of notice by Opco of such termination, revocation or failure to renew.

          11.02.  Remedies. If an Event of Default (other than an Event of
          -----------------
Default specified in Section 11.01(6) and (7) occurs and is continuing, then and in every such case the Noteholders of not less than 25% or more in principal amount at Maturity of the then outstanding Notes may declare the Accreted Value (and the then applicable premium, if any) and any accrued interest and Special Interest (collectively, the "Default Amount") of all the Notes to be due and
                             --------------
payable immediately, by a notice in writing to the Company, and upon any such declaration such Default Amount shall become immediately due and payable. If an Event of Default specified in Section 11.01(6) and (7) occurs and is continuing, the Default Amount on the outstanding Notes shall automatically, and without any declaration or other action on the part of any Noteholder, become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Noteholders of a majority in principal amount at Maturity of the outstanding Notes, by written notice to the Company, may rescind and annul such declaration and its consequences if:

          (a)     the Company has paid a sum sufficient to pay:

                  (i)    all overdue interest and Special Interest on all Notes;

                  (ii) the Accreted Value of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder) and any interest and Special Interest thereon at the rate borne by the Notes; and

                  (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue Special Interest at the rate provided therefor in the Notes; and

          (b) all Events of Default, other than the nonpayment of the principal amount of (and premium, if any, on) Notes at the Maturity thereof and interest and Special Interest thereon which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 11.03.

          11.03.  Waiver of Past Defaults. The Required Holders may on behalf of
          --------------------------------
the Noteholders of all the Notes waive any past default hereunder and its consequences, except a default:

          (a) in the payment of the principal (or premium, if any) or interest or Special Interest on any Note (including any Note which is required to have been purchased pursuant to an offer to purchase that the Company is required to make hereunder), or

          (b)     in respect of a covenant or provision hereof which under
     Section 16.04 cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; provided, however, no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                  ARTICLE 12
                                  ----------

                                  REDEMPTION
                                  ----------

          12.01.  Right of Redemption. The Notes may be redeemed at the election
          ----------------------------
of the Issuers upon such conditions, at such times, in such amounts and at the Redemption Prices (together with any applicable accrued interest and any Special Interest to the Redemption Date) as specified in this Section 12 and in the form of Note attached as Exhibit A hereto.
                    ---------

          12.02.  Partial Redemptions. In case the Issuers are entitled to, and
          ----------------------------
elect to, redeem less than all of the Notes, the Issuers shall redeem the Notes pro rata from each Noteholder (or as nearly pro rata as practicable). For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          12.03.  Mandatory Redemption. (a) If the Company consummates a
          -----------------------------
Qualified Equity Issuance on or before the 180th day after the Issue Date, the Issuers shall be required to redeem all of the Notes originally issued at a Redemption Price of 101% of the Accreted Value thereof, together with accrued and unpaid interest, if any, with the Net Cash Proceeds of such Qualified Equity Issuance.

          (b) In the event that the Issuers have not redeemed all of the Notes in accordance with Section 12.03(a) by the 180/th/ day after the Issue Date, the Issuers shall be required to redeem with the Net Cash Proceeds of any Public Equity Offering(s) all of the Notes not yet redeemed at the relevant Redemption Price set forth under Section 12.04 below, together with accrued and unpaid interest, if any, provided that the Company shall not be required to redeem any Notes pursuant to this Section 12.03 (b) at (x) any time after March 31, 2001 or (y) such time as the Consolidated Leverage Ratio is 7.5 to 1 or lower and no Default or Event of Default shall have occurred and be continuing. If the aggregate Redemption Price of the Notes exceeds the Net Cash Proceeds of any Public Equity Offering, Notes to be redeemed from such Net Cash Proceeds will be selected on a pro rata basis.

          12.04.  Optional Redemption. The Notes will be redeemable, at the
          ----------------------------
option of the Issuers, as a whole or from time to time in part, on not less than 30 or more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of Accreted Value (on or before May 1, 2005) or principal amount at Maturity (after May 1, 2005), as applicable) together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date), if redeemed during the periods indicated below:


          Issue date to 180/th/ day after Issue Date        101.00%
          181/st/ day after Issue Date to April 30, 2002    111.00
          May 1, 2002 to April 30, 2003                     110.00
          May 1, 2003 to April 30, 2004                     109.00
          May 1, 2004 to April 30, 2005                     108.00
          May 1, 2005 to April 30, 2006                     107.00
          May 1, 2006 to April 30, 2007                     105.25
          May 1, 2007 to April 30, 2008                     103.50
          May 1, 2008 to April 30, 2009                     101.75
          May 1, 2009 until Maturity                        100.00


Notwithstanding the foregoing, the Notes shall not be redeemable during the period commencing on the Issue Date and ending on the 180/th/ day after the Issue Date unless all of the Notes are redeemed out of the Net Cash Proceeds of a Qualified Equity Issuance.

          12.05.  [Reserved].
          -------------------

          12.06.  Notice of Redemption. Notice of redemption shall be given by
          -----------------------------
first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Noteholder to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (a)     the Redemption Date,

          (b) the Redemption Price and the amount of accrued interest to the Redemption Date, if any,

          (c) if less than all the outstanding Notes are to be redeemed, the portion of each Note to be redeemed,

          (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest and any Special Interest thereon will cease to accrue on and after said date, and

          (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Notes to be redeemed at the election of the Issuers shall be given by the Issuers and at the expense of the Issuers.

          12.07.  Deposit of Redemption Price. Prior to any Redemption Date, the
          ------------------------------------
Issuers shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest and Special Interest on, all the Notes which are to be redeemed on that date.

          12.08.  Notes Payable on Redemption Date. If notice of redemption
          -----------------------------------------
shall have been given as provided above, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and any applicable accrued interest and Special Interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest and Special Interest to the Redemption Date; provided, however, that accretion of original issue discount or installments of interest or Special Interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Noteholders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Agreement.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

          12.09.  Notes Redeemed in Part. Any Note which is to be redeemed only
          -------------------------------
in part shall be surrendered at the principal offices of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Noteholder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Noteholder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Noteholder, in aggregate principal amount at Maturity equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

                                  ARTICLE 13
                                  ----------

                         EXPENSES, INDEMNIFICATION AND
                         CONTRIBUTION AND TERMINATION
                         ----------------------------

          13.01.  Expenses. Whether or not the transactions contemplated hereby
          ----------------
are consummated, the Company will pay all costs and expenses (including reasonable and documented attorneys' and accountants' fees and disbursements) incurred by the Purchasers or any holder of a Security in connection with the Transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the other Transaction Documents or the Securities (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the Purchasers' reasonable and documented out-of-pocket expenses in connection with the Purchasers' examinations and appraisals of the properties, books and records of the Company and its Subsidiaries, (b) the reasonable costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement, the Transaction Documents or the Securities or Exchange Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Transaction Documents or the Securities, or by reason of being a holder of any Securities, (c) the costs and expenses, including reasonable and documented consultants' and advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, by the other Transaction Documents or by the Securities. The Company will pay, and will save the Purchasers and each other holder of a Security harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders in relation to the Transactions. It is recognized that the Company will not be liable for any costs and expenses that arise out of the gross negligence or willful misconduct of any Purchaser or Holder.

          13.02.  Indemnification. Indemnification by the Company. The Company
          -------------------------------------------------------
agrees to indemnify and hold harmless (i) each Purchaser and each Person who participates as a placement or sales agent or as an underwriter in any Private Offering, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person referred to in clause (i) (any of the Persons referred to in this clause (ii) being referred to herein as a "Controlling Person") and (iii) the respective
                               ------------------
officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries, and agents of any Person referred to in clause (i) or any such Controlling Person (any such Person referred to in clause
(i), (ii) or (iii), a "Purchaser Indemnified Person") against any losses,
                       ----------------------------
claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part any inaccuracy in any of the representations and warranties of the Company contained herein,
(ii) in whole or in part upon the failure of the Company to perform its obligations hereunder or under Applicable Law, (iii) in whole or in part any untrue statement or alleged untrue statement of a material fact contained in any Resale Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, not misleading, (iv) the failure of any of the consolidated balance sheets included in the Company Financial Statements (including the related notes and schedules) to fairly represent the consolidated financial position of the Company and its Subsidiaries as of its date, or failure of any of the consolidated statements of income, and cash flows of the Company and its Subsidiaries included in the Company Financial Statements (including any related notes and schedules) to fairly represent the results of operations and income, or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, in each case in accordance with GAAP, except as may be noted therein and subject in the case of any interim financial statements, to normal year-end adjustments that are not material in amount or effect, (v) any change in the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries during the period from the Audit Date to the Closing Time, inclusive, that, individually or in the aggregate, has had or would have a Material Adverse Effect that has not been disclosed in writing to the Purchasers (provided, that payment in full of the Notes held by a Purchaser and all interest and premium thereon shall extinguish all claims by such Purchaser and any Person claiming through such Purchaser under this clause (v)), or (vi) the Transactions; and will reimburse each such Purchaser Indemnified Person for any legal and other expenses incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred. The indemnity agreement set forth in this Section 13.02(a) shall be in addition to any liabilities that the Company may otherwise have; provided, however, that the Company will not be liable for any claims for indemnification that arise out of the gross negligence or willful misconduct of any Purchaser or Holder.

          (b)     Indemnification by the Purchasers. Each Purchaser agrees,
          -----------------------------------------
severally and not jointly, to indemnify and hold harmless (i) the Company and
(ii) each Controlling Person of the Company and (iii) the respective officers, directors, employees, representatives and agents of each Company or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "Company Indemnified Person") against any losses, claims, damages or
 --------------------------
liabilities, joint or several, to which such Company Indemnified Person may become subject, under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part any inaccuracy of any of such Purchaser's representations and warranties in Section 5 or (ii) in whole or in part the failure of such Purchaser to perform its obligations in Section 9.01; and will reimburse the Company Indemnified Persons for any legal and other expenses reasonably incurred by the Company Indemnified Persons in connection with investigating or defending any such actions or claims as such expenses are incurred. The indemnity agreement set forth in this Section 13.02(b) shall be in addition to any liabilities that each Purchaser may otherwise have; provided, however, that the Company will not be liable for any claims for indemnification that arise out of the gross negligence or willful misconduct of any Purchaser or Holder.

          (c)     Notifications and Other Indemnification Procedures. Promptly
          ----------------------------------------------------------
after receipt by a Purchaser Indemnified Person or a Company Indemnified Person (each, an "Indemnified Person") of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against an indemnifying party under Section 13.02(a) or 13.02(b), as applicable, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Person otherwise than under
Section 13.02(a) or 13.02(b), as applicable, or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any Indemnified

Person and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect within 30 days after receiving any such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the Indemnified Person shall have been advised by counsel that representation of the Indemnified Person by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Indemnified Person; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

          13.03.  Contribution. If the indemnification provided for in Section
          --------------------
13.02 is unavailable to or insufficient to hold harmless an Indemnified Person under paragraph (a), (b) or (c) of Section 13.02 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the (i) relative benefits received by the Company on the one hand and the Purchasers on the other hand from the issuance and sale of the Securities; or (ii) if the allocation provided in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the related benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the sale of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the commitment fee payable to the Purchasers at the Closing Time. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the Indemnified Person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 13.03 were determined by pro rata allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13.03. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
Section 13.03 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 13.03, no Purchaser shall be required to contribute any amount which, when taken together with any amounts paid by such Purchaser under Section 13.02(b) exceeds such Purchaser's pro rata share of the commitment fee payable to the Purchasers at the Closing Time. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          The obligations of the Company and the Purchasers under this Section
13.03 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have.

          13.04.  Survival. The obligations of the Company under this Section 13
          -----------------
will survive the payment or transfer of any Security or Exchange Note, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

          13.05.  Termination.
          --------------------

          (a) The Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (1) if any of the conditions in Section 3 are not satisfied or waived in writing by the Purchasers or are not capable of being so satisfied or waived at or prior to such date or
(2) if there has been, since the time of execution of this Agreement or since the Audit Date, any material adverse change in the business, management, operations, affairs, condition (financial or otherwise) assets or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

          (b)     Liabilities. If this Agreement is terminated pursuant to this
                  -----------
Section 13.05, such termination shall be without liability of any party to any other party except as provided in Section 13.01 hereof, and provided further that Sections 1.01, 1.02, 13.02, 13.03, 13.04, 14.08 and 14.12 shall survive such termination and remain in full force and effect.

                                  ARTICLE 14
                                  ----------

                                 MISCELLANEOUS
                                 -------------

          14.01.  Notices. Except as otherwise expressly provided herein, all
          ----------------
notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or
(d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

          (i) to a Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule A, with a copy to
                                                    ----------
Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, attention:
Christopher C. Paci, Esq., or at such other address as the Purchaser or its nominee shall have specified to the Company in writing;

          (ii) if to any other Holder to such Holder at the address of such Holder appearing in the Security Register or such other address as such other holder shall have specified to the Company in writing; or

          (iii)   if to the Company at

                  Nassau Broadcasting Partners, L.P.
                  619 Alexander Road
                  3rd Floor
                  Princeton, N.J.  08540
                  Attention:  Michael S. Libretti


                  with a copy to

                  Skadden, Arps, Slate, Meagher & Flom LLP,
                  Four Times Square,
                  New York, NY  10036-6522,
                  Attention:  Phyllis G. Korff, Esq.

or at such other address as the Company shall have specified to the holder of each Note in writing.

          14.02.  Benefit of Agreement; Assignments and Participations. Except
          ------------------------------------------------------------
as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent holder of a Security or Exchange Note) whether so expressed or not; provided, however, that the Company may not assign and transfer any of its rights or obligations without the prior written consent of the other parties hereto and each such holder.

          Nothing in this Agreement or in the Securities or Exchange Notes, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Securities or Exchange Notes any benefit or any legal or equitable right, remedy or claim under this Agreement.

          14.03.  No Waiver; Remedies Cumulative. No failure or delay on the
          ---------------------------------------
part of any party hereto or any Holder in exercising any right, power or privilege hereunder or under the Securities or Exchange Notes and no course of dealing between any Company and any other party or Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Securities or Exchange Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Securities and Exchange Notes are cumulative and not exclusive of any rights or remedies which the parties or Holders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Holders to any other or further action in any circumstances without notice or demand.

          14.04.  Amendments, Waivers and Consents. This Agreement may be
          -----------------------------------------
amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of the Company and the Required Holders (or, if prior to the Closing Time, Purchasers who have agreed to purchase a majority in aggregate principal amount at Maturity of the Notes); provided, however, that no such amendment or waiver may, without the prior written consent of the Holder of each Note and Exchange Note then outstanding and affected thereby (or each Purchaser if prior to the Closing
Time):

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the Accreted Value thereof or premium, if any, or the rate of interest thereon, or alter any redemption provision with respect to the timing or amount of payment thereof, or change the coin or currency in which the Accreted Value of any Note or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date), or

          (2)     amend, change or modify any of the provisions of Section 7.08,
     7.09 or 8.05 including, in each case, amending, changing or modifying any definitions relating thereto, or

          (3) reduce the percentage in principal amount at Maturity of the outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences provided for in this Agreement, or

          (4) modify any provisions of this Section or Section 11.03, except to increase the percentage in principal amount at Maturity of the outstanding Notes required to take any of the actions described therein or to provide that certain additional provisions of this

     Agreement cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

          (5) except as otherwise permitted under Section 8.11, consent to the assignment or transfer by the Company of their respective rights or obligations under this Agreement, or

          (6) reduce the amount of Notes whose holders must consent to an amendment.

No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this "Agreement" and references thereto shall mean this
                       ---------
Agreement as it may from time to time be amended or supplemented.

          14.05.  Counterparts. This Agreement may be executed in any number of
          ---------------------
counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          14.06.  Reproduction. This Agreement, the other Transaction Documents
          ---------------------
and all documents relating, hereto and thereto, including, without limitation,
(a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing Time (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. Each Company agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 14.06 shall not prohibit the Company, any other party hereto or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

          14.07.  Headings. The headings of the sections and subsections hereof
          -----------------
are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          14.08.  Governing Law; Submission to Jurisdiction; Venue.
          ---------------------------------------------------------

          (a) THIS AGREEMENT AND THE SECURITIES (OTHER THAN THE LP UNITS) SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE

LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          (b) If any action, proceeding or litigation shall be brought by any Purchaser or any Holder in order to enforce any right or remedy under this Agreement or any of the Securities, the Company hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non
                                                                ----- ---
conveniens which they may now or hereafter have to the bringing of any such
----------
action, proceeding or litigation in such jurisdiction. The Company further agrees that it shall not, and shall cause its Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement, the Securities or any other Transaction Document in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

          (c) The Company hereby irrevocably designates CT Corporation System at an address in New York City designated at the Closing Time as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such jurisdiction in any action, proceeding or litigation with respect to this Agreement, the Securities or any of the other Transaction Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to have received such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective thirty (30) days after such mailing.

          (d) Nothing herein shall affect the right of any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. If service of process is made on a designated agent it should be made by either
(i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

          (e) THE COMPANY AND HOLDERS HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SECURITIES.

          14.09.  Severability. If any provision of this Agreement is determined
          --------------------
to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

          14.10.  Entirety. This Agreement together with the other Transaction
          -----------------
Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Transaction Documents or the transactions contemplated herein or therein.

          14.11.  Survival of Representations and Warranties. All
          ---------------------------------------------------
representations and warranties and covenants and indemnities made by the Company herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Securities and Exchange Notes and the payment of principal of the Notes and the Exchange Notes and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers or any other holder that is Affiliated with the Purchasers. All statements contained in any certificate delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

          14.12.  Incorporation. All Exhibits and Schedules attached hereto are
          ----------------------
incorporated as part of this Agreement as if fully set forth herein.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                              NASSAU BROADCASTING PARTNERS, L.P.


                              By:  Nassau Broadcasting Partners, Inc., as its
                                     General Partner


                              By: /s/ Louis F. Mercatanti, Jr.
                                  ------------------------------------
                                 Name: Louis F. Mercatanti, Jr.
                                 Title: President

                              NASSAU FINANCE CORP.


                              By: /s/ Louis F. Mercatanti, Jr.
                                  ------------------------------------
                                 Name: Louis F. Mercatanti, Jr.
                                 Title:

                              MERRILL LYNCH CAPITAL CORPORATION


                              By: /s/ Stephen B. Paras
                                  ------------------------------------
                                 Name: Stephen B. Paras
                                 Title: Managing Director

                              OZ MASTER FUND, LTD.


                              By: /s/ Daniel S. Och
                                  ------------------------------------
                                 Name: Daniel S. Och
                                 Title: Managing Director

                              CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

                              By: /s/ Lucie Rousseau
                                  ------------------------------------
                                 Name: Lucie Rousseau
                                 Title:


                              By: /s/ Diane C. Farreau
                                  ------------------------------------
                                 Name: Diane C. Farreau
                                 Title:


                              THE BANK OF NOVA SCOTIA

                              By: /s/ Vincent J. Fitzgerald, Jr.
                                  ------------------------------------
                                 Name: Vincent J. Fitzgerald, Jr.
                                 Title: Authorized Signatory

                              BANK OF MONTREAL


                              By: /s/ Karen Klapper
                                  ------------------------------------
                                 Name: Karen Klapper
                                 Title: Director

                                                                       EXHIBIT A
                                                                       ---------

                                [FORM OF NOTE]

          THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR
                                                   --------------
QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF MAY 4, 2000 (THE "PURCHASE
                                                                   --------
AGREEMENT"), AMONG NASSAU BROADCASTING PARTNERS, L.P. (THE "COMPANY"), NASSAU
---------                                                   -------
FINANCE CORP. AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

                      NASSAU BROADCASTING PARTNERS, L.P.
                             NASSAU FINANCE CORP.

      13% (Resetting to 14%) [Series B]/1/ Senior Discount Note due 2010


No. _______

          Nassau Broadcasting Partners, L.P., a Delaware limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the "Company", which term includes any successor under the Agreement hereinafter
 -------
referred to), and Nassau Finance Corp., a Delaware corporation ("Nassau
                                                                 ------
Finance", which term includes any successor under the Agreement hereinafter
-------
referred to) (together with the Company, the "Issuers") for value received,
                                              -------
promise to pay to ___________, or its registered assigns, the principal sum of [pro rata portion of $117,359,000.00] Dollars ($________), on May 1, 2010 and to
pay interest thereon on November 1, 2005 and semiannually thereafter, on May 1 and November 1 in each year, from November 1, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

          The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:





_________________

          Issue Date:                                                       May 4, 2000
          Issue Price:                                                      $488.91
          Original issue discount under Section 1273 of the
              Internal Revenue Code (for each $1,000
              principal amount):                                            $1,211.09
          Principal Amount:                                                 $1,000.00
          Yield to Maturity:                                                14.48%
          Interest Rate:                                                    13% per annum,
                                                                            increasing to
                                                                            14% per annum
                                                                            as and from
                                                                            November 1,
                                                                            2000.

          Cash Interest Payment Dates:                                      May 1 and
                                                                            November 1 of
                                                                            each year
                                                                            commencing
                                                                            November 1,
                                                                            2005.

          Regular Record Dates:                                             April 15 and
                                                                            October 15 of
                                                                            each year.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, each of the Issuers has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date:  May 4, 2000            NASSAU BROADCASTING PARTNERS, L.P.

                              By: Nassau Broadcasting Partners, Inc.,
                                    as its General Partner


                              By: _________________________________________
                                  Name:
                                  Title:



                              NASSAU FINANCE CORP.


                              By: _________________________________________
                                  Name:
                                  Title:

                            [REVERSE SIDE OF NOTE]

                      Nassau Broadcasting Partners, L.P.

                             Nassau Finance Corp.

      13% (resetting to 14%) [Series B]/2/ Senior Discount Note due 2010




1.   Principal and Interest.
     ----------------------

          The Issuers shall pay the principal amount of this Note on May 1, 2010.

          The Issuers promise to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 13% per annum (increasing to 14% per annum as and from November 1, 2000) except that additional interest accrued on this Note pursuant to the fourth paragraph of this Section 1 and pursuant to the Exchange and Registration Rights Agreement (as defined herein) will accrue at the rate or rates borne by the Notes from time to time as set forth in the Exchange and Registration Rights Agreement.

          Cash interest shall be payable on November 1, 2005 and thereafter semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing on November 1, 2005.

          The Holder of this Note shall be entitled to the benefits of the Exchange and Registration Rights Agreement dated as of May 4, 2000 among the Issuers and the Purchasers named therein (the "Notes Registration Rights
                                               -------------------------
Agreement"). In the event that (a) the Exchange Offer Registration Statement
---------
(as such term is defined in the Notes Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the earlier of
(i) one month after consummation of a Public Equity Offering, to the extent the IPO Proceeds are insufficient to redeem all of the Notes or (ii) nine months after the Issue Date, (b) the Exchange Offer Registration Statement (as such term is defined in the Exchange and Registration Rights Agreement) has not been declared effective on or prior to the earlier of (i) three months after consummation of a Public Equity Offering or (ii) eleven months after the Issue Date, (c) the Exchange Offer (as such term is defined in the Exchange and Registration Rights Agreement) is not consummated or, if required, a Shelf Registration Statement (as such term is defined in the Exchange and Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the earlier of (i) four months after consummation of a Public Equity Offering or (ii) twelve months after the date of original issue of the Notes or
(d) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable except in accordance with the Exchange and Registration Rights Agreement (each of the foregoing events, a "Registration Default"), the
                            --------------------


________________________

/2/       Include only for Exchange Notes.

Issuers shall pay additional interest ("Special Interest") on the Notes (in
                                        ----------------
addition to the interest otherwise due on the Notes) in cash in arrears on each Interest Payment Date in an amount equal to 0.25% per annum of the principal amount of the Notes with respect to the first 90-day period following any of such events described in clauses (a) through (d) above, which rate shall be increased by an additional 0.25% per annum for each subsequent 90-day period until such Registration Default has been cured; provided that the aggregate increase in such annual interest rate shall in no event exceed one percent per annum for each subsequent 90-day period. Upon (w) the filing of the Exchange Offer Registration Statement after the period described in clause (a) above, (x) the effectiveness of the Exchange Offer Registration Statement after the period described in clause (b) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the period described in clause (c) above or (z) the cure of any event described in clause (d) above, such additional interest rate borne by this Note from the date of such filing, effectiveness, consummation or cure, as the case may be, shall cease to accrue; provided, however, that, if after any such additional interest ceases to accrue, a different event specified in clause (a), (b), (c) or (d) above occurs, such additional interest rate may again be increased pursuant to the foregoing provisions.

          This Note shall accrete original issue discount at the rate of 13% per annum (increasing to 14% per annum as and from November 1, 2000), compounded semiannually, to an aggregate principal amount of $1,000 by May 1, 2005, and shall bear cash interest at the rate of 14% per annum accruing from May 1, 2005, or from the most recent Interest Payment Date to which cash interest has been paid or duly provided for; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Issuers shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.   Method of Payment.
     -----------------

          The Issuers shall pay cash interest (except defaulted interest) on the principal amount of the Notes on each May 1 and November 1 (commencing November 1, 2005) to the Persons who are Holders (as reflected in the Note Register at the close of business on the April 15 and October 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuers will make payment to the Holder that surrenders this Note to it or any designated agent on or after the Final Maturity Date.

          The Issuers shall pay principal (and premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may pay principal (and premium, if any) and interest by check payable in immediately available funds. The Issuers may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Purchase Agreement; Limitations.
     -------------------------------

          The Issuers issued the Notes under a Units Purchase Agreement dated as of May 4, 2000 (the "Purchase Agreement"), among the Issuers and the Purchasers
                     ------------------
named therein (the "Purchasers"). Capitalized terms herein are used as defined
                    ----------
in the Purchase Agreement unless otherwise indicated. The terms of the Notes include those stated in the Purchase Agreement. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Purchase Agreement, the terms of the Indenture shall control.

          The Notes are unsecured senior obligations of the Issuers. The Purchase Agreement limits the aggregate principal amount at maturity of the Notes to $1,000.00.

4.   Redemption.
     ----------

          (a)  If the Company consummates a Qualified Equity Issuance on or
          -----------------------------------------------------------------
     before the 180th day after the Issue Date, the Issuers shall be required
     ------------------------------------------------------------------------
     to redeem all of the Notes originally issued at a Redemption Price of 101%
     --------------------------------------------------------------------------
     of the Accreted Value thereof, together with accrued and unpaid interest,
     -------------------------------------------------------------------------
     if any, with the Net Cash Proceeds of such Qualified Equity Issuance.
     ---------------------------------------------------------------------

          (b) In the event that the Issuers have not redeemed all of the Notes in accordance with clause (a) by the 180th day after the Issue Date, the Issuers shall be required to redeem with the Net Cash Proceeds of any Public Equity Offering(s) all of the Notes not yet redeemed at the relevant Redemption Price set forth under clause (c) below, together with accrued and unpaid interest, if any, provided that the Company shall not be required to redeem any Notes pursuant to this clause (b) at (x) any time after March 31, 2001 or (y) such time as the Consolidated Leverage Ratio is 7.5 to 1 or lower and no Default or Event of Default has occurred and is continuing. If the aggregate Redemption Price of the Notes exceeds the Net Cash Proceeds of any Public Equity Offering, the Notes to be redeemed from such Net Cash Proceeds will be selected on a pro rata basis.

          (c) The Notes will be redeemable, at the option of the Issuers, as a whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of Accreted Value (on or prior to May 1, 2005) or principal amount at Maturity (after May 1, 2005), as applicable) together with accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month periods indicated below:

          Issue Date to 180/th/ day after Issue Date        101.00%
          181/st/ day after Issue Date to April 30, 2002    111.00
          May 1, 2002 to April 30, 2003                     110.00
          May 1, 2003 to April 30, 2004                     109.00
          May 1, 2004 to April 30, 2005                     108.00
          May 1, 2005 to April 30, 2006                     107.00
          May 1, 2006 to April 30, 2007                     105.25
          May 1, 2007 to April 30, 2008                     103.50
          May 1, 2008 to April 30, 2009                     101.75
          May 1, 2009 until Maturity                        100.00

Notwithstanding the foregoing, the Notes shall not be redeemable during the period commencing on the Issue Date and ending on the 180/th/ day after the Issue Date unless all of the Notes are redeemed out of the Net Cash Proceeds of a Qualified Equity Issuance.

          If less than all the Notes are to be redeemed, the Notes shall be redeemed pro rata from each Holder. Notice of Redemption will be mailed, first-class postage prepaid, at least 30 but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at its registered address. On and after the Redemption Date, original issue discount, on or prior to May 1, 2005 and cash interest, after May 1, 2005 will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

5.   Repurchase upon a Change in Control, Asset Sales, Non-Consummation of
     ---------------------------------------------------------------------
     Aurora Acquisition or from Excess Debt Issuance Proceeds.
     --------------------------------------------------------

          Upon the occurrence of a Change of Control, the Issuers are obligated to make an offer to purchase all outstanding Notes at a purchase price in cash of (i) 101% of the Accreted Value thereof as the Change in Control Purchase Date if such a date is on or before May 1, 2005 and (ii) 101% of the principal amount at Maturity of the Notes, thereof, plus accrued and unpaid cash interest, if any, to the Change in Control Purchase Date if such date is after May 1, 2005. Upon the occurrence of certain Asset Sales, the Issuers may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a purchase price of (i) 100% of the Accreted Value of the Note thereof as the date of purchase if such date is on or before May 1, 2005 and (ii) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase if such date is after May 1, 2005. In the event that the Aurora Acquisition has not been consummated by the 180/th/ day after the Issue Date, the Issuers shall be obligated to make an offer to purchase, at a price of 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, Notes having an aggregate Accreted Value of 50% of the total Accreted Value of the Notes then outstanding. Upon the occurrence of Qualified Debt Issuances, the Issuers are obligated to make offers to purchase Notes with Excess Debt Issuance Proceeds at a purchase price of (i) 100% of the Accreted Value thereof as of the date of purchase if such date is on or before May 1, 2005 and (ii) 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase if such date is after May 1, 2005.

6.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Purchase Agreement. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Purchase Agreement.

7.   Persons Deemed Owners.
     ---------------------

          A Holder may be treated as the owner of a Note for all purposes.

8.   Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions and conditions set forth in Section
14.04 of the Purchase Agreement, the Purchase Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

9.   Restrictive Covenants.
     ---------------------

          The Purchase Agreement contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Equity Interests of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) disposition of proceeds of Asset Sales; (vii) dividend and other payment restrictions affecting Restricted Subsidiaries; (viii) consolidation, merger, conversion and certain transfers of assets; and (ix) investments in Unrestricted Subsidiaries.

10.  Successor Persons.
     -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Purchase Agreement, the predecessor person or other entity will be released from those obligations.

11.  Remedies for Events of Default.
     ------------------------------

          If an Event of Default, as defined in the Purchase Agreement, occurs and is continuing, the Holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to an Issuer or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Purchase Agreement or the Notes except as provided in the Purchase Agreement. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

12.  Governing Law.
     -------------

          THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

13.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Purchase Agreement. Requests may be made to:

          Nassau Broadcasting Partners, L.P.
          619 Alexander Road
          3rd Floor
          Princeton, New Jersey  08540
          Attention:  Michael S. Libretti,
                      Executive Vice President of Operations and Finance

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

_______________________________________________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________
attorney to transfer such Note on the books of the Issuers with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                      EXCEPT PERMANENT OFFSHORE PHYSICAL
                                 CERTIFICATES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or the Resale Restriction Termination Date, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Purchase Agreement.

          If none of the foregoing boxes is checked, the Issuers shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 9.01 of the Purchase Agreement shall have been satisfied.


Date:_________________              ____________________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:_____________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Issuers, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________          ___________________________________

                                    NOTICE: To be executed by an executive
                                            officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased in its entirety by the Issuers pursuant to Section 7.08, 7.09, 7.10 or 7.11 of the Purchase Agreement, check the box:

          If you want to elect to have only a part of the principal amount of this Note purchased by the Issuers pursuant to Section 7.08, 7.09, 7.10 or 7.11 of the Purchase Agreement, state the portion of such amount: $_______________.

Dated:                Your Signature: _______________________________________
                      (Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

                      (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion
                                          -----
                      Program ("SEMP"), the New York Stock Exchange, Inc.
                                ----
                      Medallion Signature Program ("MSP") or such other
                                                    ---
                      signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)